                                                                EXHIBIT 2.1

                                                                EXECUTION COPY
                                                                --------------


--------------------------------------------------------------------------------

                       AGREEMENT AND PLAN OF COMBINATION


                                 by and between


                           DIAGNOSTIC HOLDINGS, INC.


                                      and


                                   HOECHST AG


                           Dated as of June 24, 1997


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----

ARTICLE I     TRANSFER OF BUSINESS .................................  1
              --------------------
         1.1  Transfer of Stock to Dade ............................  1
              -------------------------
         1.2  Consideration ........................................  2
              -------------
         1.3  Closing Transactions .................................  2
              --------------------
         1.4  Certain Post-Execution Agreements ....................  2
              ---------------------------------
         1.5  Net Asset Adjustment .................................  3
              --------------------
         1.6  Post-Closing Determination ...........................  4
              --------------------------
         1.7  Certain Related Party Receivables ....................  5
              ---------------------------------

ARTICLE II    CONDITIONS TO CLOSING ................................  5
              ---------------------
         2.1  Conditions to Dade's Obligations .....................  5
              --------------------------------
         2.2  Conditions to Hoechst's Obligations ..................  9
              -----------------------------------

ARTICLE III   COVENANTS PRIOR TO CLOSING ........................... 12
              --------------------------
         3.1  General .............................................. 12
              -------
         3.2  Affirmative Covenants of Hoechst ..................... 12
              --------------------------------
         3.3  Affirmative Covenants of Dade ........................ 14
              -----------------------------
         3.4  Negative Covenants of Hoechst ........................ 15
              -----------------------------
         3.5  Negative Covenants of Dade ........................... 15
              --------------------------
         3.6  Exclusivity .......................................... 15
              -----------
         3.7  Antitrust Regulatory Approvals ....................... 16
              ------------------------------
         3.8  Public Announcements ................................. 16
              --------------------
         3.9  Approval Procedure ................................... 16
              ------------------

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF HOECHST ............ 17
              -----------------------------------------
         4.1  Organization and Corporate Power ..................... 17
              --------------------------------
         4.2  Subsidiaries and Affiliates .......................... 18
              ---------------------------
         4.3  Capital Stock of Hoechst Subsidiary .................. 18
              -----------------------------------
         4.4  Authority of Hoechst ................................. 18
              --------------------
         4.5  No Breach ............................................ 19
              ---------
         4.6  Financial Statements ................................. 19
              --------------------
         4.7  Product and Service Warranty; Product Recall ......... 20
              --------------------------------------------
         4.8  No Material Adverse Change ........................... 20
              --------------------------
         4.9  Absence of Certain Developments ...................... 20
              -------------------------------
        4.10  Real Property ........................................ 22
              -------------
        4.11  Business Assets ...................................... 23
              ---------------
        4.12  Tax Matters .......................................... 24
              -----------
        4.13  Absence of Undisclosed Liabilities ................... 25
              ----------------------------------

        4.14  Contracts and Commitments ............................ 25
              -------------------------
        4.15  Proprietary Rights ................................... 27
              ------------------
        4.16  Litigation ........................................... 29
              ----------
        4.17  Brokerage ............................................ 29
              ---------
        4.18  Employees ............................................ 29
              ---------
        4.19  Intercompany Services ................................ 30
              ---------------------
        4.20  Employee Benefit Plans ............................... 30
              ----------------------
        4.21  Insurance ............................................ 30
              ---------
        4.22  Compliance with Laws; Permits; Certain Operations .... 31
              -------------------------------------------------
        4.23  Environmental and Safety Matters ..................... 31
              --------------------------------
        4.24  Officers and Directors; Bank Accounts ................ 32
              -------------------------------------
        4.25  Investment Representations of Hoechst ................ 33
              -------------------------------------
        4.26  Restructuring Documents .............................. 33
              -----------------------
        4.27  Closing Date ......................................... 33
              ------------

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF DADE ............... 33
              --------------------------------------
         5.1  Organization and Corporate Power ..................... 33
              --------------------------------
         5.2  Subsidiaries and Affiliates .......................... 34
              ---------------------------
         5.3  Capital Stock of Dade Entities ....................... 34
              ------------------------------
         5.4  Authority of Dade .................................... 34
              -----------------
         5.5  No Breach ............................................ 34
              ---------
         5.6  Financial Statements ................................. 35
              --------------------
         5.7  Product and Service Warranty; Product Recall ......... 35
              --------------------------------------------
         5.8  No Material Adverse Change ........................... 35
              --------------------------
         5.9  Absence of Certain Developments ...................... 36
              -------------------------------
        5.10  Real Property ........................................ 37
              -------------
        5.11  Business Assets ...................................... 39
              ---------------
        5.12  Tax Matters .......................................... 39
              -----------
        5.13  Absence of Undisclosed Liabilities ................... 40
              ----------------------------------
        5.14  Contracts and Commitments ............................ 40
              -------------------------
        5.15  Proprietary Rights ................................... 42
              ------------------
        5.16  Litigation ........................................... 43
              ----------
        5.17  Brokerage ............................................ 44
              ---------
        5.18  Employees ............................................ 44
              ---------
        5.19  Employee Benefit Plans ............................... 44
              ----------------------
        5.20  Insurance ............................................ 44
              ---------
        5.21  Compliance with Laws; Permits; Certain Operations .... 45
              -------------------------------------------------
        5.22  Environmental and Safety Matters ..................... 45
              --------------------------------
        5.23  Closing Date ......................................... 46
              ------------

ARTICLE VI    TERMINATION .......................................... 46
              -----------
         6.1  Termination .......................................... 46
              -----------
         6.2  Effect of Termination ................................ 47
              ---------------------

ARTICLE VII   ADDITIONAL AGREEMENTS ................................ 48
              ---------------------
         7.1  Survival of Representations and Warranties ........... 48
              ------------------------------------------
         7.2  General Indemnification .............................. 49
              -----------------------
         7.3  Expenses ............................................. 54
              --------
         7.4  Tax Matters .......................................... 55
              -----------
         7.5  Confidentiality ...................................... 57
              ---------------
         7.6  Covenant Not to Compete .............................. 57
              -----------------------
         7.7  Further Transfers; Further Assistance ................ 59
              -------------------------------------
         7.8  Arbitration .......................................... 60
              -----------
         7.9  Use of Current Supplies and the Hoechst Name ......... 61
              --------------------------------------------
        7.10  Change of Structure .................................. 62
              -------------------
        7.11  Transition Countries ................................. 62
              --------------------
        7.12  U.S., Europe and Japan Restructuring Expenses ........ 64
              ---------------------------------------------
        7.13  Italy Manufacturing Facility Restructuring Expenses .. 64
              ---------------------------------------------------
        7.14  Break-Up Fee ......................................... 64
              ------------
        7.15  SEP Liability ........................................ 64
              -------------
        7.16  Proprietary Rights Filing Expenses ................... 64
              ----------------------------------
        7.17  Assignment of Intercompany Accounts .................. 65
              -----------------------------------
        7.18  Option Agreements .................................... 65
              -----------------
        7.19  Holding Periods ...................................... 66
              ---------------
        7.20  Thai Business ........................................ 67
              -------------

ARTICLE VIII  EMPLOYEES AND EMPLOYEE BENEFITS ...................... 67
              -------------------------------
         8.1  Employees ............................................ 67
              ---------
         8.2  Employee Compensation and Benefits ................... 67
              ----------------------------------
         8.3  Pension Plans ........................................ 70
              -------------
         8.4  Hoechst Savings Plan ................................. 71
              --------------------
         8.5  COBRA ................................................ 71
              -----
         8.6  U.S. and Canadian Retiree Medical Plan ............... 72
              --------------------------------------
         8.7  Payment by Hoechst ................................... 72
              ------------------
         8.8  InfraServ Employees .................................. 72
              -------------------

ARTICLE IX    MISCELLANEOUS ........................................ 72
              -------------
         9.1  Amendment and Waiver ................................. 72
              --------------------
         9.2  Financial Information ................................ 73
              ---------------------
         9.3  Notices .............................................. 73
              -------
         9.4  Assignment ........................................... 75
              ----------
         9.5  Severability ......................................... 76
              ------------

         9.6  Captions ............................................. 76
              --------
         9.7  Complete Agreement ................................... 76
              ------------------
         9.8  Counterparts ......................................... 76
              ------------
         9.9  GOVERNING LAW ........................................ 76
              -------------
        9.10  No Strict Construction; Word Meanings ................ 77
              -------------------------------------
        9.11  Specific Performance ................................. 77
              --------------------
        9.12  No Third-Party Beneficiaries ......................... 77
              ----------------------------
        9.13  Schedules ............................................ 77
              ---------
        9.14  Schedules and Exhibits ............................... 78
              ----------------------
        9.15  Currency ............................................. 78
              --------
        9.16  Inconsistencies ...................................... 78
              ---------------
        9.17  Delivery by Facsimile ................................ 78
              ---------------------
        9.18  Definition of Knowledge .............................. 78
              -----------------------
        9.19  Definition of Affiliate .............................. 78
              -----------------------
        9.20  Definition of Governmental Entity .................... 78
              ---------------------------------
        9.21  Definition of Person ................................. 79
              --------------------
        9.22  Definition of  Ordinary Course of Business ........... 79
              ------------------------------------------
        9.23  Definition of Applicable Law ......................... 79
              ----------------------------
        9.24  Definition of Business Day ........................... 79
              --------------------------
        9.25  Definition of Indemnified Liability .................. 79
              -----------------------------------

                                LIST OF EXHIBITS

Exhibit A            -   Form of Warrant

Exhibit B            -   Form of Deed

Exhibit C            -   Restructuring Documents

Exhibit D            -   1996 Balance Sheet

Exhibit E            -   INTENTIONALLY OMITTED

Exhibit F            -   Registration Agreement

Exhibit G            -   Stockholders Agreement

Exhibit H            -   Cooperation Agreement

Exhibit I            -   Hoechst Entities

Exhibit J            -   Form of Opinion of Hoechst's Counsel

Exhibits K1 and K2   -   Amended Certificates of Incorporation

Exhibit L            -   Form of Opinion of Dade's Counsel

                               LIST OF SCHEDULES

Acquired Entities Capitalization Schedule
Affiliated Employees Schedule
Compliance Schedule
Contracts Schedule
Dade Capitalization Schedule
Dade Compliance Schedule
Dade Conflicts Schedule
Dade Contracts Schedule
Dade Developments Schedule
Dade Employee Benefits Schedule
Dade Encumbrances Schedule
Dade Environmental and Safety Schedule
Dade Insurance Schedule
Dade Key Employee Schedule
Dade Leased Real Property Schedule
Dade Litigation Schedule
Dade Owned Real Property Schedule
Dade Product Recall Schedule
Dade Proprietary Rights Schedule
Dade Tax Schedule
Dade Undisclosed Liabilities Schedule
Dade Warranty Schedule
Encumbrances Schedule
Environmental and Safety Schedule
Excluded Assets Schedule
Expenditure Schedule
Hoechst Conflicts Schedule
Hoechst Developments Schedule
Hoechst Employee Benefit Schedule
Hoechst Insurance Schedule
Hoechst Key Employee Schedule
Indemnified Liabilities Schedule
Intercompany Services Schedule
Leased Real Property Schedule
Litigation Schedule
Officers, Directors and Bank Account Schedule
Owned Real Property Schedule
Pending Asset Sales Schedule
Permits Schedule
Product Recall Schedule

Proprietary Rights Schedule
SEP Schedule
Tax Schedule
U.S./Europe/Japan Restructuring Expenses Schedule
Undisclosed Liabilities Schedule
Warranty Schedule

                             INDEX OF DEFINED TERMS



Acquired Entities..........................  18
Acquired Companies.........................   1
affiliate..................................  78
Agreement..................................   1
Ancillary Agreements.......................  10
Applicable Law.............................  79
Bain.......................................  11
Basic Percentage...........................  51
Business...................................   1
Business Assets............................  23
Business Employees.........................  29
CERCLA.....................................  32
Class L Common.............................   2
Closing....................................   2
closing agreement..........................  25
Closing Date...............................   2
Code.......................................  24
Combination Documents......................  10
Combined Entities..........................   7
Commission.................................   8
Common Stock...............................   2
Confidentiality Agreement..................  57
Consents...................................  19
Continued Employees........................  67
Cooperation Agreement......................   8
Credit Agreement...........................   8
Dade.......................................   1
Dade  Entities.............................  33
Dade Behring Holdings, Inc.................   1
Dade Behring, Inc..........................   1
Dade Business..............................  14
Dade Employees.............................  44
Dade Financial Statements..................  35
Dade Improvements..........................  39
Dade Latest Balance Sheet..................  35
Dade Leased Real Property..................  38
Dade Leasehold Improvements................  38
Dade Owned Real Property...................  37
Dade Parties...............................  49
Dade Permitted Liens.......................  39

Dade Proprietary Rights....................  42
Dade Real Property.........................  38
Dade Real Property Leases..................  38
Dade's Arbitrator..........................  60
Defined Contribution Plans.................  71
Dispute....................................  60
Draft Balance Sheet........................   4
EC Merger Control..........................  16
EC Merger Control Approval.................   9
EC Merger Control Decision.................   8
Employee List..............................  30
Environmental and Safety Requirements......  32
Environmental Permits......................  31
ERISA......................................  30
Excluded Stock.............................   1
FAS 87.....................................  70
Final Arbitration Determination............  61
Financial Statements.......................  19
Firm.......................................   5
Firm Fees..................................   5
GAAP.......................................  19
GmbH Company...............................   1
Goldman....................................  11
Goodwill Termination Claims................  13
Governmental Entity........................  78
H-S-R......................................  16
HDHC.......................................   1
Hoechst....................................   1
Hoechst Entities.......................... 9,80
Hoechst Parties............................  49
Hoechst Pension Plans......................  70
Hoechst Percentage.........................  51
Hoechst Valuation..........................   2
Hoechst's Arbitrator.......................  60
Improvements...............................  23
income Tax.................................  56
Indemnified Liability......................  79
Indemnitee.................................  52
Indemnitor.................................  52
InfraServ..................................   6
InfraServ Agreement........................   6
Inventory..................................  12

Italian Facility Shutdown..............      64
Latest Balance Sheet...................      19
Leased Real Property...................      22
Leasehold Improvements.................      23
Liens..................................       1
Losses.................................      49
Material Adverse Effect................       6
Merger Regulation......................       8
Messer.................................       6
Messer Supply Agreement................       6
Net Assets.............................       3
Non-Competition Period.................      57
Notice of Arbitration..................      60
Objection Notice.......................       4
ordinary course of business............      79
Other Hoechst Entities.................      12
Owned Real Property....................      22
PBO....................................  70, 71
PBO Shortfall..........................      71
Permits................................      31
Permitted Liens........................      23
Person.................................      79
Plans..................................      30
Prime Rate.............................       3
Proprietary Rights.....................      27
Purchase Price.........................       2
Real Property..........................      23
Real Property Leases...................      22
Registration Agreement.................       8
Reimbursement Calculation..............       5
Restricted Persons.....................      58
Restrictive Covenants..................      58
Restructuring Documents................       2
SEP....................................      64
Stock..................................       1
Stockholders Agreement.................       8
Tax....................................      24
Tax Returns............................      24
Taxes..................................      24
Termination Date.......................      47
Third Party Claim......................      52
Third Party Distribution Agreements....       8

Transfer Taxes.............................  56
Transition Country.........................  62
Transition Employees.......................  63
Transition Period..........................  62
Transition Services Agreement..............   7
U.S. Company...............................   8
Valuation Drop Date........................   2
Warrant....................................   2

                       AGREEMENT AND PLAN OF COMBINATION
                       ---------------------------------

          THIS AGREEMENT AND PLAN OF COMBINATION (this "Agreement"), is made and
                                                        ---------
entered into as of June 24, 1997, by and between Diagnostic Holdings, Inc., a Delaware corporation ("Dade"), and Hoechst AG, a German corporation ("Hoechst").
                       ----                                           -------

          Each of Hoechst and Dade possess substantial expertise, know-how, skilled personnel, facilities and organization relating to the business of developing, manufacturing and marketing in vitro diagnostic equipment, reagents, consumable supplies and services worldwide.

          Hoechst and certain of its subsidiaries currently operate the worldwide business of the research, development, manufacture, marketing, sale, distribution and service of human in vitro diagnostic equipment, reagents, consumable supplies and services (the "Business").
                                       --------

          As of the Closing, substantially all of the assets, properties, rights and obligations of the Business will be owned, directly or indirectly, by Behring Diagnostics GmbH (the "GMBH Company"), Hoechst Diagnostics Holding
                               ------------
Corporation ("HDHC") and certain affiliates of Hoechst identified on the
              ----
Acquired Entities Capitalization Schedule to be acquired directly by Dade
-----------------------------------------
hereunder (collectively, the "Acquired Companies").  The issued and outstanding
                              ------------------
stock of the Acquired Companies (other than the stock identified on the Acquired
                                                                        --------
Entities Capitalization Schedule as "Excluded Stock") is hereinafter
--------------------------------     --------------
collectively referred to as the "Stock."
                                 -----

          Subject to the terms and conditions set forth herein, Dade and Hoechst desire to effect a combination of the Business with the business of Dade and its subsidiaries by Hoechst transferring the Stock to Dade in exchange for an equity interest in Dade. Following consummation of the combination, Dade shall change its name to "Dade Behring Holdings, Inc." and shall cause its wholly owned
             ---------------------------
subsidiary, Dade International Inc., to change its name to "Dade Behring, Inc."
                                                            ------------------

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                              TRANSFER OF BUSINESS
                              --------------------

      1.1  Transfer of Stock to Dade.  On the terms and subject to the
           -------------------------
conditions set forth in this Agreement, Dade shall acquire from Hoechst, and Hoechst shall sell, transfer and deliver (or cause to be sold, transferred and delivered) to Dade on the Closing Date, the Stock, free and clear of all liens, mortgages, charges, security interests, encumbrances, and other restrictions of whatever nature ("Liens").
                  -----

      1.2  Consideration for Transfer of Stock to Dade.  In consideration for
           -------------------------------------------
the Stock (the "Purchase Price"), Dade shall:  (a) sell, transfer and deliver,
                --------------
free and clear of all Liens, to Hoechst 5,198,323 shares of Common Stock of Dade, par value $.01 per share ("Common Stock"), and 519,451 shares of Class L
                                 ------------
Common Stock, Series B, of Dade, par value $.01 per share ("Class L Common,
                                                            ---------------
Series B"), (b) issue to Hoechst a warrant (the "Warrant") in form and in
--------                                         -------
substance as set forth in Exhibit A attached hereto, initially exercisable into
                          ---------
1,279,587 shares of Common Stock and 127,865 shares of Class L Common, Series B, and (c) transfer and deliver to Hoechst $100,000 in immediately available funds.

      1.3  Closing Transactions. The closing of the transactions contemplated by
           --------------------
this Agreement and the other Combination Documents (the "Closing") shall take
                                                         -------
place in New York, New York, at 6:00 p.m. New York time on July 31, 1997 or, if the conditions to the Closing as set forth in Article II have not been satisfied on or prior to such date, within 10 days following satisfaction of such conditions on a date mutually selected by Dade and Hoechst. The date and time of the Closing are referred to herein as the "Closing Date"; provided that, for
                                              ------------   --------
all purposes of this Agreement, the Closing shall be deemed to be effective as of the opening of business on the Closing Date; provided further that the
                                                -------- ------- ----
transfer of title of the issued and outstanding capital stock of the GMBH Company shall occur in Basel, Switzerland in the presence of an authorized Swiss notary immediately after the Closing pursuant to a deed in form and substance as set forth in Exhibit B.
             ---------

      1.4  Certain Post-Execution Agreements.
           ---------------------------------

          (a) Hoechst and Dade shall in good faith discuss and shall use reasonable best efforts to reach an agreement on (i) a valuation of the Purchase Price and (ii) an allocation of such value among the Acquired Entities. If on or before the date that is 20 Business Days following the date on which representatives of Dade first meet with the Chief Financial Officer of Hoechst to discuss a valuation, the parties cannot agree on a valuation of the Purchase Price or allocation of such valuation, Hoechst shall deliver its valuation and allocation to Dade (the "Hoechst Valuation"). Within Five Business Days after
                         -----------------
receipt of such valuation and allocation from Hoechst (the "Valuation Drop
                                                            --------------
Date"), Dade shall either accept such valuation and allocation or terminate this agreement pursuant to Section 6.1(d) hereof. If Dade does not terminate this Agreement pursuant to Section 6.1(d) hereof by the Valuation Drop Date, the Hoechst Valuation shall be deemed to be the valuation of the Purchase Price and the related allocation of the Purchase Price for purposes of this Agreement. Dade and Hoechst agree upon determination of the allocation of the Purchase Price to adhere (and to cause their respective affiliates to adhere) to such allocations for tax reporting and accounting purposes. All allocations made pursuant to this Section 1.4 shall be binding upon the parties, their affiliates and each of their respective successors and assigns, and the parties and their affiliates shall report the transactions contemplated by the restructuring documents listed on the attached Exhibit C (the "Restructuring Documents") and
                                 ---------       -----------------------
the Combination Documents in accordance with such allocations.

          (b) Hoechst and Dade shall in good faith negotiate a limit (the

"Consent Indemnity Limit") to the amount of the Loss in respect of the
------------------------
Indemnified Liability specified in Section 9.25(a)(vi) for which Hoechst shall indemnify Dade. If on or before the Termination Date Hoechst and Dade cannot agree upon the Consent Indemnity Limit, either Dade or Hoechst may terminate this Agreement pursuant to Section 6.1(h) hereof.

          (c) Hoechst and Dade shall in good faith negotiate additional agreements with respect to the level of capital expenditures for the Business since December 31, 1996 (the "Expenditure Agreement"). If by the Valuation Drop
                              ---------------------
Date Hoechst and Dade cannot agree upon the Expenditure Agreement, Dade may terminate this Agreement pursuant to Section 6.1(i) hereof on the Valuation Drop Date.

          (d) Hoechst and Dade shall in good faith negotiate an agreement as to which additional stockholders' rights under the Stockholders Agreement shall be "Designation Rights" for purposes of Section 7.6(a). If Hoechst and Dade cannot reach agreement, Dade may terminate this Agreement after the Valuation Drop Date pursuant to Section 6.1(j) hereof.

      1.5  Net Asset Adjustment.  Hoechst agrees that if Net Assets are less
           --------------------
than $229.7 million on the Closing Date, then Hoechst shall pay Dade, within five Business Days after the determination of Net Assets (as set forth in
Section 1.6 below), the difference between such amounts. Dade agrees that if Net Assets are greater than $229.7 million on the Closing Date, then Dade shall pay Hoechst, within five Business Days after the determination of Net Assets (as set forth in Section 1.6 below), the difference between such amounts. Any payment made under this Section 1.5 shall be made, together with interest thereon from the Closing Date to the date of payment at the prime rate announced by Bankers Trust Company from time to time (the "Prime Rate"), in immediately
                                                 ----------
available funds by wire transfer.  Exhibit D attached hereto contains certain
                                   ---------
balance sheet categories set forth on the Latest Balance Sheet (as defined in
Section 4.6(a) hereto).  As used herein, "Net Assets" means the excess of the
                                          ----------
assets of the Business appropriately included within the asset categories set forth under the "To JV" heading (and above the line entitled "Working Capital (for Net Asset Test)") on Exhibit D, less the liabilities of the Business
                          ---------
appropriately included within the liability categories set forth under such "To JV" heading (and above the line entitled "Working Capital (for Net Asset Test)") on Exhibit D (other than "Restructuring Costs" and "Income Taxes Payable"), less
   ---------
any long-term liabilities of the Business, determined in each case as of the opening of business on the Closing Date, in United States Dollars at the conversion rates used to prepare the Latest Balance Sheet, on a consolidated basis in accordance with U.S. GAAP and on a basis consistent with the Latest Balance Sheet. Without limiting the generality of the foregoing, Hoechst and Dade agree that the audit procedures, scope of audit and materiality thresholds (with respect to both individual items and cumulative reporting) utilized in the preparation of the Latest Balance Sheet (and as disclosed to Dade's accountants) will be utilized in the determination of Net Assets. In calculating Net Assets,
(A) the amount of any liability or other obligation (whether accrued, absolute or contingent, whether known or unknown or whether due or to become due) for which Hoechst is obligated to pay under this Agreement (or under any agreement contemplated by

Section 7.2(g)) shall be excluded from the calculation of Net Assets, (B)
it shall be assumed that the options set forth in Sections 7.18(a) and
7.18(b) have been exercised (i.e., the pro forma effect of transfers under such options shall have been taken into account by including the historical recorded accounts in determining Net Assets) and the purchase prices therefor have been paid (i.e., Net Assets shall be reduced by the amount of such purchase price), (C) the purchase price for the transaction set forth in Section 7.20 shall be deducted from Net Assets (unless the amount of such purchase price shall have been previously paid by Hoechst to Dade in cash) and the related Thai assets and liabilities shall be excluded from Net Assets (except that any such liabilities (of the kind used in calculating Net Assets) in excess of current assets (of the kind used in calculating Net Assets) shall reduce Net Assets), and (D) with respect to 1997 target bonuses (aggregating approximately $6.1 million for fiscal 1997), the liability reflected in the determination of Net Assets shall be (x) 75% of such amount if the Closing occurs prior to October 1, 1997, or (y) a pro rata portion of such amount (based on days elapsed during 1997 on or prior to the Closing) if the Closing occurs on or after October 1, 1997; provided that, if the Closing occurs after December 31, 1997, the
      --------
liabilities reflected in the determination of Net Assets shall equal the aggregate 1997 target bonuses, plus a pro rata portion of such amount for the portion of 1998 on or prior to the Closing, less any payment of 1997 target bonuses made in 1998 but prior to the Closing. Notwithstanding the foregoing, the "$229.7 million" amount set forth in this Section shall be increased by the amount (if any, but in no event by more than $11.48 million in the aggregate) of any liability or liabilities included in the determination of such $229.7 million target and which would be an Indemnified Liability (or for which Hoechst would otherwise be obligated to pay hereunder (or under any agreement contemplated by Section 7.2(g)), including pursuant to Sections 7.12 and 7.13 hereunder) if such liability or liabilities existed on the Closing Date;

provided that, in no event, shall the $229.7 million target exceed $241.18
--------
million.

      1.6  Post-Closing Determination.  Within 90 days after the Closing Date,
           --------------------------
Hoechst and its auditors will prepare and deliver to Dade an audited calculation of Net Assets determined in accordance with Section 1.5 and from the audited consolidated balance sheet of the Business as of the Closing Date (the "Draft
                                                                        -----
Balance Sheet").  Dade and its auditors shall, during the preparation of the
-------------
Draft Balance Sheet by Hoechst and during the period for which an objection may be filed pursuant to the next sentence, have reasonable access to Hoechst, and Hoechst and its auditors shall make available to Dade and its auditors all records and work papers used in preparing the Draft Balance Sheet. If Dade disagrees with the computation of Net Assets reflected on the Draft Balance Sheet, Dade may, within 60 days after receipt of the Draft Balance Sheet, deliver a written notice (an "Objection Notice") to Hoechst setting forth Dade's
                              ----------------
calculation of Net Assets; provided that the running of such period will be
                           --------
suspended during any period that Hoechst or any of its subsidiaries fail to comply with its obligations set forth in the immediately preceding sentence. If an Objection Notice is not delivered within such time period, then the amount of Net Assets set forth in the Draft Balance Sheet shall be conclusive and binding upon Dade and Hoechst and their respective affiliates. Dade and Hoechst will use reasonable efforts to resolve any disagreements as to the computation of Net Assets, but if they do not obtain a final resolution within 30 days after Hoechst has received the Objection Notice, Dade and Hoechst will jointly retain an independent accounting firm (the

"Firm") to resolve any remaining disagreements.  If Dade and Hoechst are
 ----
unable to agree on the choice of the Firm, the Firm shall be Deloitte & Touche LLP. Dade and Hoechst shall direct the Firm to render a determination within 30 days of its retention and Dade, Hoechst and their respective employees shall cooperate with the Firm during its engagement. The Firm shall consider only those items and amounts in the Draft Balance Sheet set forth in the Objection Notice that Dade and Hoechst are unable to resolve. The Firm's determination shall be based on the definition of Net Assets included herein. The determination of the Firm will be conclusive and binding upon Dade and Hoechst and their respective affiliates. The fees and expenses ("Firm Fees") of the
                                                         ---------
Firm shall be paid by Dade, subject to the reimbursement by Hoechst as set forth in the next sentence. If any of the items set forth in the Objection Notice and submitted to the Firm for determination are resolved in favor of Dade, Hoechst shall promptly reimburse Dade by wire transfer of immediately available funds in an amount equal to (the "Reimbursement Calculation") (if and only if a positive
                        --------------------------
number) the Firm Fees multiplied by a factor equal to A minus B plus twice
                                                        -----   ----
A multiplied by B; where "A" is the quotient obtained by dividing the amount
  ----------
of the items in the Objection Notice resolved by the Firm in favor of Dade by the total amount of such items, and "B" is the Hoechst Percentage. If the Reimbursement Calculation yields a negative number, Dade shall promptly pay Hoechst by wire transfer of immediately available funds in the absolute amount of such Reimbursement Calculation.

      1.7  Certain Related Party Receivables.  Immediately after the Closing
           ---------------------------------
(and after taking into account the actions contemplated by Section 3.2(h) hereof), Dade and Hoechst acknowledge and agree that the Acquired Companies will own an aggregate of $26.9 million face amount of "accounts receivable from owner" and "accounts receivable from related parties" (as such terms are used in the Latest Balance Sheet referred to in Section 4.6 hereof). Within 30 days after the Closing, Hoechst shall pay (or cause to be paid) to HDHC or the U.S. Company the face amount of such receivable in immediately available funds by wire transfer. In no event shall such accounts receivable be taken into account in the calculations of Net Assets hereunder.


                                  ARTICLE II

                             CONDITIONS TO CLOSING
                             ---------------------

      2.1  Conditions to Dade's Obligations.  The obligation of Dade to
           --------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

          (a) The representations and warranties set forth in Article IV hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Hoechst to Dade pursuant to Section 3.2(j) below), other than such representations and warranties as are made as of a specific date, which shall be true as of such date, except in each case as would not have a material adverse effect on the business, financial condition, operating results, assets or operations (a "Material Adverse Effect") of the Acquired Entities, taken as a whole;
 -----------------------

          (b) Hoechst shall have performed (or caused to be performed) all of the covenants and agreements required to be performed (or caused to be performed) by it under this Agreement on or prior to the Closing Date, except in each case as would not have a Material Adverse Effect on the Acquired Entities, taken as a whole; provided that if Hoechst shall have failed to perform (or
                  --------
cause to be performed) any such covenant or agreement intentionally or as a result of gross negligence (regardless of whether or not resulting in any Material Adverse Effect), such failure shall have been cured prior to Closing;

          (c) Dade, Hoechst and their respective affiliates shall have received or obtained all Consents of, to, with or from Governmental Entities that are necessary for the consummation of the transactions contemplated by the Restructuring Documents and the Combination Documents or the operation of the Business following the Closing, designated in each case with an asterisk on the attached Dade Conflicts Schedule or the attached Hoechst Conflicts Schedule;
         -----------------------                 --------------------------

          (d) (i) Hoechst shall have transferred, or caused to be transferred, a partnership interest in InfraServ GmbH & Co. Marburg KG ("InfraServ") to the
                                                          ---------
GMBH Company, (ii the GMBH Company shall have entered into an agreement with InfraServ (the "InfraServ Agreement"), whereby the Business will be provided
                -------------------
with, on terms reasonably satisfactory to Dade, site management, environmental management and infrastructural services under contract to the Marburg site, which agreement shall include (x) except for increases to be agreed upon based on increases in costs and expenses (including cost increases as a result of inflation and third-party pass-throughs), requisite services at fairly allocated costs not to exceed 1996 historical costs (provided that historical costs shall
                                           --------
be appropriately reduced by all costs and expenses attributable to or associated with any employees who have been transferred to the Acquired Entities from other Hoechst affiliates), (y) flexible and reasonable termination provisions for each service and (z) indemnification by Hoechst for liabilities arising out of Dade's limited partnership interest in InfraServ, (ii the InfraServ Agreement shall be in full force and effect as of the Closing Date and (iv Hoechst shall have, in good faith, considered any alternative structures to the InfraServ arrangement as proposed by Dade, provided that the negotiations shall include the consideration of services that may be required to be provided and taken as long as the GMBH Company remains on the Marburg site (e.g., fire protection and security) and provisions to prevent the cost of services from becoming unreasonable to either party;

          (e) The GMBH Company and the Messer Group ("Messer") shall have
                                                      ------
entered into a long-term supply agreement ("Messer Supply Agreement"), on terms
                                            -----------------------
reasonably satisfactory to Dade, with respect to the instrument requirements of the Business, that will include (i) reasonable pricing not to exceed 1996 historical costs (except for increases to be agreed upon based on increases in costs and expenses (including cost increases as a result of inflation and third-party pass-
throughs), and provided that historical costs shall be appropriately reduced
               --------
by all costs and expenses attributable to or associated with employees who have been transferred to the Acquired Entities from other Hoechst affiliates), (ii a right of first offer to purchase the diagnostics instrument manufacturing operations of Messer at Schwalbach on terms to be negotiated, and (ii flexible and reasonable termination provisions; Hoechst shall have made a good faith effort to assist Dade in negotiating an option (in the Messer Supply Agreement) to purchase the instrument manufacturing operations upon termination of the Messer Supply Agreement; and the Messer Supply Agreement shall be in full force and effect as of the Closing Date, provided the negotiations shall include the consideration of provisions to prevent the pricing from becoming unreasonable to either party;

          (f) No suit, action or other proceeding, or injunction, order or judgment relating thereto, shall be, in the case of any suit, action or other proceeding, or injunction, order or judgment relating thereto, brought by a governmental authority, threatened or, in any case, pending before any court or other Governmental Entity in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by the Restructuring Documents or the Combination Documents, and that would be reasonably likely to have a Material Adverse Effect on the Dade Entities and the Acquired Entities, taken as a whole after giving effect to the transactions contemplated hereby (the "Combined Entities"); provided that Dade shall use its
                          -----------------    --------
reasonable best efforts to have such suit, action or proceeding dismissed, and to resist the entry of any injunction, order or judgment, or, if entered, to have such injunction, order or judgment vacated;

          (g) Dade and its affiliates shall have entered into one or more transition services agreements (the "Transition Services Agreement"), on terms
                                     -----------------------------
reasonably satisfactory to Dade, that shall provide for services that, if utilized by Dade, would enable the Business to operate on a stand-alone basis and shall contain, among other things, (x) pricing not to exceed 1996 historical costs (except for increases to be agreed upon based on increases in costs and expenses (including cost increases as a result of inflation and third-party pass-throughs), and provided that historical costs shall be appropriately
                    --------
reduced by all costs and expenses attributable to or associated with any employees who have been transferred to the Acquired Entities from other Hoechst affiliates) and (y) flexible and reasonable termination provisions, with the expectation that Dade shall not require transition services such as MIS support, payroll and human resources support and other similar corporate services for longer than 24 months after the Closing; and the Transition Services Agreement shall be in full force and effect as of the Closing Date;

          (h) The GMBH Company and Behringwerke AG shall have entered into a trademark license agreement (the "Trademark License Agreement") on terms
                                  ---------------------------
reasonably satisfactory to Dade, that shall provide for a royalty-free license to the GMBH Company for the use of the "Behring" name in the field of human in vitro diagnostics, and the Trademark License Agreement shall be in full force and effect as of the Closing Date;

          (i) Hoechst shall have entered into an amended and restated registration rights agreement in form and in substance as set forth on Exhibit F
                                                                       ---------
attached hereto (the "Registration Agreement") and the Registration Agreement
                      ----------------------
shall be in full force and effect as of the Closing Date;

          (j) Hoechst shall have entered into an amended and restated stockholders agreement in form and in substance as set forth on Exhibit G
                                                                ---------
attached hereto (the "Stockholders Agreement") and the Stockholders Agreement
                      ----------------------
shall be in full force and effect as of the Closing Date;

          (k) Hoechst shall have entered into a cooperation and collaboration agreement in form and in substance as set forth on Exhibit H attached hereto
                                                   ---------
(the "Cooperation Agreement") and the Cooperation Agreement shall be in full
      ---------------------
force and effect as of the Closing Date;

          (l) That certain Credit Agreement, dated as of May 7, 1996 (the

"Credit Agreement"), among Dade, Dade International, Inc., various lending
-----------------
institutions and Bankers Trust Company, as Agent, as amended prior to the date hereof, and related documents thereto shall have been amended in a manner reasonably satisfactory to Dade;

          (m) Subsequent to the date hereof, Hoechst shall not have received notice that 40 or more employees covered by the SEP (as defined in Section 7.15 hereof) whose positions are Band 32 or higher under the SEP (as identified in a list previously provided to Dade) have (i) voluntarily terminated their employment and (ii made a claim for benefits under the SEP; provided that
                                                            --------
Hoechst shall not have proven in an arbitration proceeding pursuant to Section
7.8 that the departure of such employees would not be reasonably likely to have a Material Adverse Effect on the United States operations of the Business;

          (n) The Behring Diagnostics, Inc., a wholly owned subsidiary of HDHC (the "U.S. Company"), and/or the GMBH Company shall have entered into
      ------------
distribution agreements ("Third Party Distribution Agreements"), on terms and
                          -----------------------------------
conditions reasonably satisfactory to Dade, for the distribution of the Business products in South Korea and South Africa, and the Third Party Distribution Agreements shall be in full force and effect as of the Closing Date;

          (o) The U.S. Company and Hoechst Corporation shall have entered into an amended Sublease Agreement (the "San Jose Sublease") whereby the U.S. Company
                                    -----------------
shall have all rights and obligations of Hoechst Corporation under a certain Lease Agreement, dated July 1, 1996 (the San Jose Lease"), by and between State
                                         --------------
of California Public Employees' Retirement System and Hoechst Corporation;

          (p) Without limiting the generality of Section 2.1(c) above, (i) the Commission of the European Communities (the "Commission") shall have issued a
                                             ----------
decision (the "EC Merger Control Decision") pursuant to (A) Article 6(1)(b) or
               --------------------------
Article 8(2) of Council Regulation (EEC) No. 4064/89 of December 23, 1989 on the control of concentrations between undertakings (the "Merger Regulation")
                                                         -----------------
declaring the transaction contemplated hereunder compatible with the common market
without attaching any conditions or obligations to this decision or (B)
Article 6(1)(a) of the Merger Regulation declaring that the transactions contemplated hereunder do not fall within the scope of the Merger Regulation or (ii no EC Merger Control Decision shall have been issued by the Commission pursuant to Article 6(1)(c) or Article 8(3) of the Merger Regulation and no EC Merger Control Decision shall be required to consummate the transactions contemplated hereunder pursuant to Article 10(b) of the Merger Regulation (subsections (i) and (ii) collectively referred to herein as the "EC Merger
                                                                  ---------
Control Approval"); and
----------------

           (q) At the Closing, Hoechst shall have delivered to Dade all of the following:

               (i) a certificate signed by Hoechst, dated the date of the Closing, stating that the conditions specified in subsections 2.1(a), (b),
     (c), (d), (f) and (n) have been satisfied as of the Closing;

              (ii) certificates or other evidence of transfer reasonably satisfactory to Dade representing all of the Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed thereto;

             (iii) to the extent required to consummate the transaction contemplated by the Restructuring Documents and/or the Combination Documents, certified copies of resolutions by the boards of directors of each of Hoechst, the Acquired Entities and the other affiliates of Hoechst listed on Exhibit I attached hereto (collectively, the "Hoechst Entities")
               ---------                                     ----------------
     and by the stockholders of each Hoechst Entity authorizing and approving the Restructuring Documents and/or the Combination Documents to which such Hoechst Entity is a party and the transactions contemplated hereby or thereby;

               (iv) one or more opinions of counsel, containing the opinions set forth on Exhibit J attached hereto; and
              ---------

               (v) such other documents or instruments as are required to be delivered at the Closing pursuant to the terms hereof or that Dade reasonably requests prior to the Closing Date to effect the transactions contemplated hereby.

      2.2 Conditions to Hoechst's Obligations.  The obligation of Hoechst to
          -----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

          (a) The representations and warranties set forth in Article V hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Dade to Hoechst pursuant to Section 3.3(g) below), other than such representations and warranties as are made as of a specific date, which shall be true and correct as of such date, except in each case as would not have a Material Adverse Effect on the Dade Entities, taken as a whole;

          (b) Dade shall have performed all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date, except in each case as would not have a Material Adverse Effect on the Dade Entities, taken as a whole; provided that, if Dade shall have failed to
                                 --------
perform (or cause to be performed) any such covenant or agreement intentionally or as a result of gross negligence (regardless of whether or not resulting in any Material Adverse Effect), such failure shall have been cured prior to Closing;

          (c) Dade, Hoechst and their respective affiliates shall have received or obtained all Consents of, to, with or from Governmental Entities that are necessary for the consummation of the transactions contemplated by the Restructuring Documents and the Combination Documents or the operation of the Business following the Closing, designated in each case with an asterisk on the attached Dade Conflicts Schedule or the attached Hoechst Conflicts Schedule;
         -----------------------                 --------------------------

          (d) No suit, action or other proceeding, or injunction, order or judgment relating thereto, shall be, in the case of any suit, action or other proceeding, or injunction, order or judgment relating thereto, brought by a governmental authority, threatened or, in any case, pending before any court or other Governmental Entity in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by the Combination Documents, and that would reasonably be likely to have a Material Adverse Effect on the Combined Entities; provided that Hoechst shall
                                                  --------
use its reasonable best efforts to have such suit, action or proceeding dismissed, and to resist the entry of any injunction, order or judgment, or, if entered, to have such injunction, order or judgment vacated;

          (e) Dade and the other parties hereto (other than Hoechst) shall have entered into the Stockholders Agreement, the Cooperation Agreement, the Transition Services Agreement, the Registration Rights Agreement, the Trademark License Agreement, the InfraServ Agreement and the Messer Supply Agreement (collectively, the "Ancillary Agreements" and, together with this Agreement and
                    --------------------
the other agreements contemplated hereby and thereby, other than the Restructuring Documents, the "Combination Documents"), and the Transition
                               ---------------------
Services Agreement, the InfraServ Agreement, the Messer Supply Agreement and the Trademark License Agreement shall have terms and conditions that are reasonably satisfactory to Hoechst, and the Ancillary Agreements shall be in full force and effect as of the Closing Date;

          (f) (i) Dade shall have amended its Certificate of Incorporation and shall have caused Dade International, Inc. to amend its Certificate of Incorporation in form and in substance as set forth in Exhibit K1 and Exhibit
                                                       ----------     -------
K2, respectively, attached hereto in order to (A) authorize the issuance of additional capital stock by Dade in an amount sufficient to consummate the transactions contemplated hereby, assuming the Warrant was exercised immediately after the Closing Date,

(B) change the name of the Company to "Dade Behring Holdings, Inc." and (C) change the name of Dade International, Inc. to "Dade Behring, Inc." and (ii such Certificates of Incorporation, as amended thereby, shall be in full force and effect as of the Closing and shall not have been further modified in any respect;

          (g) The representations and warranties made by various entities controlled by Bain Capital, Inc. ("Bain") and Goldman, Sachs Co. ("Goldman") in
                                   ----                            -------
the letter agreements delivered concurrently herewith shall be true and correct, and Bain and Goldman shall not have breached any obligation contained in such letter agreements;

          (h) The U.S. Company and Hoechst Corporation shall have entered into the San Jose Sublease whereby the U.S. Company shall have all rights and obligations of Hoechst Corporation under the San Jose Lease.

          (i) Without limiting the generality of Section 2.2 (c) above, the Commission shall have issued the EC Merger Control Approval; and

          (j) At the Closing, Dade shall have delivered to Hoechst all of the following:

               (i) a certificate signed by Dade, dated the date of the Closing, stating that the conditions specified in subsections 2.2(a), (b), (c) and
     (d) have been satisfied as of the Closing;

              (ii) certified copies of resolutions by the board of directors and stockholders of Dade authorizing and approving this Agreement and the transactions contemplated hereby on behalf of Dade;

             (iii) certificates representing all of the Common Stock and the Class L Common, Class B;

              (iv) the Warrant duly executed by Dade;

               (v) one or more opinions of Dade's counsel, containing the opinions set forth on Exhibit L attached hereto; and
                           ---------

              (vi) such other documents or instruments as are required to be delivered at the Closing pursuant to the terms hereof or that Hoechst reasonably requests prior to the Closing Date to effect the transactions contemplated hereby.

                                  ARTICLE III

                           COVENANTS PRIOR TO CLOSING
                           --------------------------

      3.1 General.  Subject to the terms of this Agreement, each party shall use
          -------
its reasonable best efforts to cause the Closing to occur, including reasonable best efforts to cause each of the conditions of the other party hereto set forth in Article II to be satisfied.

      3.2 Affirmative Covenants of Hoechst.  Except as otherwise expressly
          --------------------------------
provided herein or as expressly consented to in writing by Dade, prior to the Closing, Hoechst shall and shall cause each of the other Hoechst Entities (the

"Other Hoechst Entities") to:
-----------------------

          (a) except for transactions contemplated by this Agreement, conduct the Business only in the ordinary course of business, including, without limitation, (i) maintenance and repair of the Business Assets, (ii) maintenance of the levels of supplies, spare parts and inventories, raw materials, packaging materials, work-in-process, goods consigned to third parties, finished goods (collectively, the "Inventory") at customary operating levels consistent with
                    ---------
past practices, (ii) maintenance of consistent credit and collection policies and procedures with respect to billing and collection of trade receivables, (iv) compliance with all material legal requirements and contractual obligations applicable to it with respect to the Business and (v) maintenance and protection of all Proprietary Rights so as not to affect adversely the validity or enforceability thereof;

          (b) use reasonable efforts to preserve intact its business organization and goodwill and keep available the services of its officers and employees and maintain satisfactory relationships with suppliers, customers and others having business relationships with it with respect to the Business;

          (c) make all reasonable efforts to afford, and cause its officers, directors, employees, attorneys, accountants and other agents to afford, to Dade and its accounting, legal and other representatives, as well as their respective officers, employees, affiliates, advisors, and other agents, reasonable access upon reasonable notice and at all reasonable times to its personnel and to business, financial, legal, tax, environmental, compensation and other data and information concerning the Business (other than such information as may be reasonably determined by Hoechst to be competitively sensitive information after consultation with Dade regarding the general nature thereof);

          (d) maintain its books, accounts and records with respect to the Business consistent with the custom and practice used in the preparation of the financial statements described in Section 4.6 below;

          (e) use reasonable best efforts to maintain in full force and effect the existence of all Proprietary Rights and Permits of the Business and obtain all necessary renewals thereof;

          (f) make such transfers, and take such other actions, as are necessary so that the transactions contemplated by the Restructuring Documents are consummated pursuant to the terms thereof;

          (g) give all notices and use reasonable best efforts to obtain all Consents necessary for Hoechst and its affiliates to consummate the transactions contemplated by the Restructuring Documents and the Combination Documents or to permit the Business and the Business Assets to be operated by Dade and its affiliates after the Closing as the Business is currently being operated;

provided that, notwithstanding the foregoing, Hoechst shall provide copies to
--------
Dade for its review of all documentation necessary to obtain all such Consents (other than Consents under H-S-R) prior to submitting such documentation to the appropriate Persons;

          (h) (i) assign all intercompany accounts between the Acquired Entities on the one hand, and Hoechst and its Subsidiaries (other than the Acquired Entities) on the other hand, to the GMBH Company and HDHC as contemplated by Section 7.17 hereunder and as provided in the Restructuring Documents, (ii terminate and eliminate all intercompany agreements and arrangements except for (A) those agreements and arrangements expressly contemplated in this Agreement, (B) those agreements and arrangements between and among the Acquired Entities and (C) $26.9 million of intercompany receivables as contemplated by Section 1.7 hereunder; and (ii forgive and forever waive any claim ("Goodwill Termination Claims") to any compensation or
                          ---------------------------
other amounts payable in respect of goodwill or otherwise to Hoechst (or its affiliates) in connection with the termination or elimination of such agreements and arrangements pursuant to Section 89(b) of the German Commercial Code (or application by analogy of the principles of such statute);

          (i) promptly inform Dade in writing if Hoechst obtains Knowledge of any variances from the representations and warranties contained in Article IV hereof or any breach of any covenant or agreement hereunder that, in each case, would cause a condition to Closing not to be satisfied;

          (j) prepare by July 31, 1997 a schedule of (i) the specific financial information with respect to the Business that Hoechst shall prepare and deliver (or cause to be prepared and delivered) to Dade pursuant to the Transition Services Agreement or other agreements and (ii the timing for delivery thereof;

          (k) use reasonable best efforts to follow the guidelines set forth on the attached SEP Schedule; and
             ------------

          (l) except as otherwise agreed by the parties, discharge all liabilities and obligations of all Acquired Entities relating to indebtedness for borrowed money and all guarantees of any of the foregoing (whether for principal, interest, penalties, fees, expenses or otherwise).

      3.3 Affirmative Covenants of Dade.  Except as otherwise expressly provided
          -----------------------------
herein or as expressly consented to in writing by Hoechst, prior to the Closing, Dade shall and cause its affiliates to:

          (a) except for the transactions contemplated by this Agreement, conduct the business of Dade and the Dade Entities (the "Dade Business") only in
                                                         -------------
the ordinary course of business, including, without limitation, (i) maintenance and repair of the Dade Assets (as defined in Section 5.11 hereof); (ii maintenance of the levels of its Inventory, supplies and spare parts at customary operating levels consistent with past practice, (ii maintenance of consistent credit and collection policies and procedures with respect to billing and collection of trade receivables, (iv compliance with all material legal requirements and contractual obligations applicable to it and (v) maintenance and protection of all Dade Proprietary Rights so as not to affect adversely the validity or enforceability thereof;

          (b) use reasonable efforts to preserve intact its business organization and goodwill and keep available the services of its officers and employees and maintain satisfactory relationships with suppliers, customers and others having business relationships with it;

          (c) make all reasonable efforts to afford, and cause its officers, directors, employees, attorneys, accountants and other agents to afford, to Hoechst and its accounting, legal and other representatives, as well as their respective officers, employees, affiliates, advisors, and other agents, reasonable access upon reasonable notice and at all reasonable times to Hoechst's personnel and to business, financial, legal, tax, environmental, compensation and other data and information concerning the Dade Business (other than such information as may be reasonably determined by Dade to be competitively sensitive information after consultation with Hoechst regarding the general nature thereof);

          (d) maintain its books, accounts and records consistent with past custom and practice;

          (e) use reasonable best efforts to maintain in full force and effect the existence of all Dade Proprietary Rights and Permits and obtain all necessary renewals thereof;

          (f) give all notices and use reasonable best efforts to obtain all Consents necessary for Dade and its affiliates to consummate the transactions contemplated by the Combination Documents or to permit the Dade Business and the Dade Assets to be operated by Dade and its affiliates after the Closing as the Dade Business is currently being conducted;

          (g) promptly inform Hoechst in writing if Dade obtains Knowledge of any variances from the representations and warranties contained in Article V hereof or any breach of any covenant or agreement hereunder that, in each case, would cause a condition to Closing not to be satisfied; and

          (h) prepare by July 15, 1997 a schedule of (i) the specific financial information with respect to the Business that Hoechst shall prepare and deliver (or cause to be prepared and delivered) to Dade pursuant to the Transition Services Agreement or other agreements and (ii) the timing for delivery thereof.

      3.4 Negative Covenants of Hoechst.  Except as otherwise expressly provided
          -----------------------------
herein or as expressly consented to in writing by Dade, prior to the Closing Date, Hoechst shall not and shall cause each Other Hoechst Entity not to:

          (a) except as expressly contemplated by this Agreement, take or omit to take any action that, individually or in the aggregate, could be reasonably anticipated to have a Material Adverse Effect upon the Business; or

          (b) take any action referred to in Section 4.9 (other than Sections 4.9(d) and 4.9(e)) or take any action or omit to take any action that would otherwise require disclosure pursuant to Section 3.2(i) hereof as if each representation and warranty were remade as of the time of such action or omission, except (i) as expressly authorized herein, or (ii upon prior or concurrent written approval of Dade.

      3.5 Negative Covenants of Dade.  Except as otherwise expressly provided
          --------------------------
herein or as expressly consented to in writing by Hoechst, prior to the Closing Date, Dade shall not and shall cause each other Dade Entity not to:

          (a) except as expressly contemplated by this Agreement, take or omit to take any action that, individually or in the aggregate, could be reasonably anticipated to have a Material Adverse Effect upon the Dade Business;

          (b) take any action referred to in Section 5.9 (other than Section 5.9(d) and 5.9(e)) or take any action or omit to take any action that would otherwise require disclosure pursuant to Section 3.3(g) hereof as if each representation and warranty were remade as of the time of such action or omission, except (i) as expressly authorized herein, or (ii upon prior or concurrent written approval of Hoechst; or

          (c) (i) pay any dividends or distribute or make any other payment of cash or other property with respect to its capital stock other than dividends on Dade's Preferred Stock, par value $.01 per share, in the ordinary course of business or (ii except for payments contemplated by Section 7.3(b) hereof, pay any amount to Bain or Goldman or their respective affiliates in excess of the amounts permitted in Section 8.08 of the Credit Agreement as in effect on May 7, 1996.

      3.6 Exclusivity.  Until the consummation of the transactions contemplated
          -----------
by the Combination Documents or termination of this Agreement in accordance with the terms hereof, each of Dade and Hoechst agrees that neither it nor any of its respective subsidiaries nor any of its or their respective representatives, directors, officers or affiliates will (a) discuss or pursue a possible joint venture, sale or other disposition of any of the Business Assets or the Dade Assets (other than sales of assets in the ordinary course of business and the assets listed on the Pending Asset Sales Schedule) or
                                                ----------------------------
the Business or any interest therein with any other party or provide any information to any other party in connection therewith or (b) except (i) to the extent permitted or required by Section 3.8, (ii to any advisors to Dade or Hoechst or (ii to any of lenders of Dade or their respective advisors, disclose to any other party the contents of any of the Combination Documents.

      3.7 Antitrust Regulatory Approvals.  Dade and Hoechst shall each file or
          ------------------------------
cause to be filed with each Governmental Entity any notifications required to be filed under any Applicable Laws that are applicable to the transactions contemplated hereby. Hoechst shall promptly pay the filing fees of Dade and the Acquired Companies and their stockholders' respective filings. Dade and Hoechst shall use their best efforts to make such filings promptly (and in any event within 10 Business Days in the case of the initial filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("H-S-R"), and similar
                                                        -----
applicable European Community merger control laws ("EC Merger Control"))
                                                    -----------------
following the date hereof, to respond to any requests for additional information made by any applicable Governmental Entities and to cause the waiting periods under any such Applicable Laws to terminate or expire at the earliest possible date and to resist, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby or thereby constitute a violation of applicable antitrust or competition laws, all to the end of expediting consummation of the transactions contemplated hereby and thereby.

      3.8 Public Announcements.  Except as the parties shall mutually agree,
          --------------------
Dade and Hoechst shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby (other then the transactions under the Restructuring Documents), except as in the reasonable judgment of the party issuing or making such statements may be required by Applicable Law or in connection with the obligations of a publicly held, exchange-listed company (including any requirements of any stock exchange), in which case the party making such report, statement or press release shall (a) allow the other party at least five days to review and comment on such report, statement or press release prior to its issuance (except when such review is not practicable, and in such case, such review shall be as long as reasonably practicable) and (b) make reasonable efforts to accommodate the comments of the other party.

      3.9 Approval Procedure.  In the event that either party to this Agreement
          ------------------
desires to take any action that is otherwise prohibited by Section 3.2, 3.3, 3.4 or 3.5 hereunder, such party shall provide timely notice, which shall be no less than five Business Days prior to commencing such action, to the other party. Such notice shall be made by telecopier in accordance with the time requirements set forth in Section 9.3 (with receipt confirmed by telephone) to the persons set forth below. Consent to such action shall be deemed to have occurred if the requesting party shall not have received a response within five Business Days after receipt of the notice described in this Section 3.9.


                    If to Hoechst:
                    --------------

                    Ken Forde
                    Phone:               (408) 239-4170
                    Telecopier:          (408) 239-2112

                         -or-

                    Richard Burnham
                    Phone:               (408) 239-2340
                    Telecopier:          (408) 239-2568

                    If to Dade:
                    -----------

                    Jim Reid-Anderson
                    Phone:               (847) 267-5320
                    Telecopier:          (847) 267-1066

                         -or-

                    John Connaughton
                    Phone:               (617) 572-2948
                    Telecopier:          (617) 572-3274


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF HOECHST
                   -----------------------------------------

     As an inducement to Dade to enter into this Agreement, Hoechst hereby represents and warrants to Dade that:

      4.1 Organization and Corporate Power.   Hoechst is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of Germany and has the corporate power to carry on its business as now being conducted. Each of the Other Hoechst Entities is a corporation or other entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The capitalization of each of the Acquired Entities (including place of organization and record and beneficial ownership), as of and immediately after the Closing, is listed on the attached

Acquired Entities Capitalization Schedule. The Acquired Companies and their ----------------------------------------- subsidiaries (collectively, the
"Acquired Entities") shall have, as of the Closing Date, all requisite power and
 -----------------
authority necessary to own and operate the Business and to conduct the Business as now conducted and are qualified to do business in every jurisdiction in which the failure so to qualify has had or would reasonably be expected to have a Material Adverse Effect upon the Acquired Entities, taken as a whole. The copies of each Acquired Entity's constituent documents have been made available to Dade prior to the date of this Agreement and reflect all modifications made thereto and are accurate and complete.

      4.2 Subsidiaries and Affiliates.  Except as set forth in the attached
          ---------------------------
Acquired Entities Capitalization Schedule,  the Acquired Entities do not own,
-----------------------------------------
directly or indirectly, any stock, partnership interest, joint venture interest or other security or other ownership interest or investment in any other Person.

      4.3 Capital Stock of Hoechst Subsidiary.  The authorized and outstanding
          -----------------------------------
capital stock of each of the Acquired Entities (and the shareholders of such stock) is set forth on the attached Acquired Entities Capitalization Schedule
                                    -----------------------------------------
(subject to capital increases contemplated by the Combination Documents and the Restructuring Documents), all of which is, or as of the Closing shall be, duly authorized, validly issued and outstanding, fully paid and nonassessable.
Except for such capital stock, there are no shares of capital stock or other equity interests in the Acquired Entities issued or outstanding. None of such capital stock has been issued in violation of, and none of such capital stock is subject to, any preemptive or subscription rights. None of such capital stock is subject to any voting trust agreement or other agreement, contract, instrument, lease, commitment, license, guaranty, settlement or other business arrangement or understanding (a "Contract") including any of the foregoing
                                 --------
relating to the voting, dividend rights or disposition of any such capital stock. There are no issued or outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which any Person is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Acquired Entities, and there are no equity securities of the Acquired Entities reserved for issuance for any purpose. Upon delivery to Dade at the Closing of certificates (or other evidence reasonably satisfactory to Dade) representing the Stock, duly endorsed by the appropriate Hoechst Entity for transfer to Dade, and upon Hoechst's receipt of the Purchase Price, good and valid title to the Stock shall pass to and vest in Dade, free and clear of any Liens.

      4.4 Authority of Hoechst.  Hoechst has full right, power and authority to
          --------------------
enter into this Agreement, and Hoechst and each Other Hoechst Entity has or will have full right, power and authority to enter into each of the other Combination Documents and the Restructuring Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Hoechst of this Agreement and by Hoechst and the Other Hoechst Entities of each other Combination Document and the Restructuring Documents to which it is a party has been or will be duly authorized by all necessary corporate action and no other corporate action on the part of such Hoechst Entity is required in connection therewith. Each of the Restructuring Documents and each of the Combination Documents to be executed and delivered by each Hoechst Entity a party thereto constitutes, or will when executed and delivered constitute, a valid and binding obligation of such Hoechst Entity, enforceable in accordance with its respective terms.

      4.5 No Breach.  Except as set forth on the attached Hoechst Conflicts
          ---------                                       -----------------
Schedule, the execution, delivery and performance by each Hoechst Entity of the
--------
Restructuring Documents and the Combination Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (including the operation by the Acquired Entities' of the Business following the Closing as such operations are conducted on the date of this Agreement) do not and shall not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Business or any of the Business Assets or
(f) require any authorization, consent, approval, license, permit, exemption or other action by or notice to or filing with (collectively, "Consents") any court
                                                            --------
or other Governmental Entity under the provisions of, Hoechst's or any of the Other Hoechst Entities' constituent documents or any Contract listed on the attached Hoechst Contracts Schedule, or any Applicable Law. Without limiting
         --------------------------
the generality of the foregoing, neither Hoechst nor any Other Hoechst Entity has entered into any agreement, or is bound by any obligation of any kind whatsoever, directly or indirectly to transfer or dispose of (whether by sale of stock or assets, assignment, merger, consolidation or otherwise) any portion of the Business Assets to any Person, other than in the ordinary course of business, or pursuant to this Agreement, the other Combination Documents, the Restructuring Documents or in contemplation of the transactions contemplated hereby or thereby. Except as set forth on the Hoechst Conflicts Schedule, none
                                               --------------------------
of the Acquired Entities is subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any indebtedness owed to any affiliate thereof.

      4.6 Financial Statements. Each of the following financial statements
          --------------------
(including in all cases the notes thereto, if any) (collectively, the "Financial
                                                                       ---------
Statements") is (or when delivered shall be) consistent with the books and
----------
records of the Hoechst Entities and presents fairly in all material respects the combined financial condition, results of operations, and cash flows of the Business in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis as of the dates and for the
             ----
periods set forth therein:

          (a) the audited combined balance sheets of the Business as of December 31, 1995 and 1996, and the related statements of operations and cash flows for the twelve-month periods ended December 31, 1995 and 1996, respectively, with the "Latest Balance Sheet" being defined herein as the
                        --------------------
audited combined balance sheet of the Business as of December 31, 1996; and

          (b) the unaudited combined balance sheets of the Business as of March 31, 1997 and as of any subsequent date for the balance sheets delivered pursuant to Section 9.2(a) hereunder and the related statements of operations and cash flows for the relevant fiscal periods then ended, provided that such unaudited financial statements
                           --------
shall only include footnotes customarily included in interim financial statements and shall be subject to normal and customary year-end adjustments.

      4.7 Product and Service Warranty; Product Recall. The attached Warranty
          --------------------------------------------               --------
Schedule contains copies of the standard terms and conditions of sale for
--------
products delivered and services rendered to the extent relating to the Business. Except as set forth on the attached Product Recalls Schedule, during the past
                                    ------------------------
three years there have been no general product recalls, withdrawals, discontinuances or seizures with respect to any products manufactured or sold by any Hoechst Entity with respect to the Business.

      4.8 No Material Adverse Change.  Since the date of the Latest Balance
          --------------------------
Sheet, there has been no material adverse change in the business, financial condition, operating results, assets or operations of the Business (including as a consequence of the loss or pending or threatened loss, alone or in the aggregate, of any significant customer, supplier, source of referral, right pursuant to any Contract, or any Consent).

      4.9 Absence of Certain Developments.  Except for transactions contemplated
          -------------------------------
by this Agreement or as set forth on the attached Hoechst Developments Schedule,
                                                  -----------------------------
since the date of the Latest Balance Sheet, none of the Hoechst Entities has (with respect to the Business):

          (a) mortgaged or pledged any of its properties or assets or subjected them to any Lien except Permitted Liens;

          (b) sold, assigned, licensed (as licensor), disposed or permitted any other Person to use any of its tangible assets (other than in the ordinary course of business) having a fair market value in excess of $500,000 in the aggregate, or canceled without fair consideration any debts or claims owing to or held by it;

          (c) sold, assigned, licensed (as licensor), disposed of or transferred any Permits, Proprietary Rights or other intangible assets having a fair market value in excess of $500,000 in the aggregate, or disclosed any proprietary confidential information to any Person except to Dade and its representatives herewith or in the ordinary course of business;

          (d) suffered any damage, destruction or casualty loss to its tangible assets of the Business in excess of $500,000, whether or not covered by insurance;

          (e) suffered any extraordinary losses or canceled or waived any rights having a value in excess of $500,000 in the aggregate;

          (f) made any loans or advances to, guarantees for the benefit of, or any investments in, any Persons in excess of $500,000 in the aggregate;

          (g) instituted or settled any claim or lawsuit involving equitable or injunctive relief or more than $500,000 in the aggregate;

          (h) except (i) in the ordinary course of business or (ii as would otherwise be permitted in Section 4.9(k) below, entered into, amended, modified or supplemented any Contract with any of its officers, directors, equity holders, agents or its or their affiliates, or with any family member of any such individual, or with any entity in which any such person or individual owns a beneficial interest;

          (i) entered into any other Contracts involving liabilities or obligations in excess of $500,000;

          (j) accelerated, terminated, modified or canceled any Contracts involving more than $500,000;

          (k) entered into any employment contract (including with an independent contractor) involving more than $200,000 or collective bargaining agreement, written or oral (other than any oral contract for employment at the will of Hoechst), or modified in any material respect the terms of any existing such contract or agreement;

          (l) adopted, amended, modified or terminated any bonus, profit-sharing, incentive, benefit, welfare, severance or other plan, Contract or commitment for the benefit of any of its directors, officers and employees;

          (m) except (i) for ordinary course salary increases and bonuses paid consistent with past practice and as contemplated by the current business plan or (ii as required by pre-existing Contracts, made or granted any bonus or any wage or salary increase to any employee or group of employees, or made or granted any increase in any vacation or sick pay policy;

          (n) engaged in any promotional sales or discount or other similar activity with customers other than in the ordinary course of business;

          (o) instituted or permitted any change involving more than $500,000 in the conduct of the Business, or any significant change in its method of manufacturing, purchase, distribution, sale, lease, management, marketing, promotion or operation;

          (p) made any change in any method of accounting or accounting policies, other than those required by GAAP and which have been disclosed in writing to Dade;

          (q) entered into any transaction other than in the ordinary course of business involving more than $500,000; or

          (r) agreed or committed to do any of the foregoing.

      4.10 Real Property.
           -------------

          (a) Owned Properties.  For the purposes hereof, the term "Owned Real
              ----------------                                      ----------
Property" shall mean all land and all buildings, fixtures and other improvements
--------
located thereon, including all easements, rights of way, servitudes, tenements, hereditaments, appurtenances, privileges and other rights with respect thereto owned by the Hoechst Entities (with respect to the Business). The Owned Real
                                                                   ----------
Property Schedule attached hereto sets forth the address and a true, correct and
-----------------
complete legal description of the land for each Owned Real Property. Except as set forth in the Owned Real Property Schedule attached hereto, with respect to
                 ----------------------------
each parcel of Owned Real Property, immediately after giving effect to the
Closing: (i) the respective Acquired Entities shall have good and marketable fee simple title to all such parcels, free and clear of all Liens, except Permitted Liens; (ii there shall be no leases, subleases, licenses, concessions or other agreements (written or oral) granting to any person the right to use or occupy such parcel or any portion thereof; and (ii there shall be no outstanding options, rights of first offer, rights of first refusal or similar rights granted to third parties under local jurisdiction to purchase such parcel or any portion thereof or interest therein.

          (b)  Leased Properties.  For the purposes hereof, the term "Leased
               -----------------                                      ------
Real Property" shall mean all land, buildings, fixtures and other real property
-------------
used or occupied by the Business pursuant to any lease, sublease, license, concession or other similar real property interest held by any Hoechst Entity. The Leased Real Property Schedule attached hereto sets forth the address and a
    -----------------------------
list of all leases, subleases, licenses, concessions and other agreements (written or oral) involving annual payments in excess of $250,000 (collectively, the "Real Property Leases") for each Leased Real Property. Hoechst has made
     --------------------
available to Dade a true, correct and complete copy of each such written Real Property Lease (including all amendments, extensions, renewals, guaranties and other documents with respect thereto), and in the case of any such oral Real Property Leases a written summary of the basic terms thereof. Except as set forth in the Leased Real Property Schedule attached hereto, with respect to each
             -----------------------------
such Real Property Lease: (i) the Real Property Lease is (and immediately after giving effect to the Closing shall continue to be) legal, valid, binding, enforceable and in full force and effect; (ii neither the respective Hoechst Entities nor any other party to the Real Property Lease is (or after giving effect to the Closing shall be) in breach or default thereunder and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent thereunder; (ii no party to such Real Property Lease has repudiated (or, to Hoechst's Knowledge, after giving effect to the Closing shall repudiate) any provision thereof, and there are no (and, to Hoechst's Knowledge, after giving effect to the Closing there shall not be any) disputes, oral agreements or forbearance programs in effect with respect to the Real Property Lease; and (iv the respective Hoechst Entities have not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Real Property Lease or any interest therein.

          (c) Leasehold Improvements.  For the purposes hereof, the term
              ----------------------
"Leasehold Improvements" shall mean all buildings, fixtures and other
-----------------------
improvements owned by the respective Hoechst Entities and included in each Leased Real Property, regardless of whether such improvements are subject to reversion to the landlord or other third party upon the expiration or termination of the lease, sublease or similar agreement for such Leased Real Property. Immediately after giving effect to the Closing, the respective Acquired Entities will (subject to such reversions, if any) have good and marketable title to the Leasehold Improvements, free and clear of all Liens, except Permitted Liens.

          (d)  Condemnation and Litigation.  There are no condemnation,
               ---------------------------
expropriation or other eminent domain proceedings pending or, to Hoechst's Knowledge, threatened, affecting any Owned Real Property, Leased Real Property and Leasehold Improvements (collectively, the "Real Property") or any portion
                                               -------------
thereof. There is no writ, injunction, decree, order or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings pending or threatened relating to the ownership, lease, use, occupancy or operation of any Real Property or any portion thereof.

          (e) Condition of Improvements.  All buildings, structures, fixtures
              -------------------------
and other improvements and all components thereof included within the Owned Real Property and Leased Real Property and all Leasehold Improvements (collectively, the "Improvements") are, in all material respects, in good condition and repair
     ------------
and sufficient for the continued operation of the Business. There are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy thereof in the continued operation of the Business.

          (f) Access.  Each parcel of Real Property and the Improvements thereon
              ------
have access to a public street.

     4.11 Business Assets.
          ---------------

          (a) Except as set forth on the Excluded Asset Schedule, on the Closing
                                         -----------------------
Date, the Acquired Entities shall own good and marketable title to all right, title and interest of the Hoechst Entities in, to and under all of the properties, assets and rights of every kind, whether tangible or intangible, real or personal, primarily related to, used in, or held in connection with, the conduct of the Business ("Business Assets"), free and clear of all Liens, except
                          ---------------
for (i) Liens described on the attached Encumbrances Schedule, (ii Liens for
                                        ---------------------
current property taxes not yet due and payable, and (ii other imperfections of title or Liens, if any, which imperfections or Liens do not, or would not be reasonably foreseeable to, individually or in the aggregate, impair the continued use and operation of the Business Assets to which they relate and do not affect the marketability of the title to the Business Assets to which they relate (collectively, items (i), (ii) and (iii) above are referred to as the

"Permitted Liens").  Except as set forth on the Excluded Asset Schedule, such
----------------                                -----------------------
properties,
assets and other rights, together with the rights of the Acquired Entities available under the Trademark License Agreement, Transition Services Agreement, the InfraServ Agreement, the Messer Supply Agreement and the Third Party Distribution Agreements are all of the properties, assets and other rights used by the Business in achieving, on a stand-alone basis, the historical financial performance of the Business as reflected in the Financial Statements, other than those properties, assets and other rights disposed of in the ordinary course of business or in transactions reflected in such Financial Statements. Either Hoechst, an Acquired Entity or an affiliate of Hoechst identified on the attached Exhibit I own all of the Business Assets.
                           ---------

          (b) The level and category of services made available to Dade pursuant to the Combination Documents are sufficient to operate the Business as it is currently conducted. The price or cost of each service at December 31, 1996 identified on the Transition Services Schedule is fairly reflected in the
                       ----------------------------
December 31, 1996 audited income statement of the Business. The cost and expenses (including wages, salaries and benefits) relating to the employment of the individuals of the Business employed by the Acquired Entities at December 31, 1996 are fairly reflected in the December 31, 1996 audited income statement of the Business.

     4.12 Tax Matters.
          -----------

          (a) Except as set forth on the attached Tax Schedule or events
                                                  ------------
involving obligations or liabilities less than $250,000: (i) the Acquired Entities have timely filed all federal, state, local and non-United States income, information and other Tax returns (collectively "Tax Returns") which are
                                                         -----------
required to be filed with respect to their activities, properties or employees; (ii all such returns are true, complete and accurate and such filings accurately reflect the Tax liabilities of the Hoechst Entities; (ii all Taxes, assessments and other governmental charges imposed upon the Hoechst Entities, or upon any of the assets, income or franchises of the Acquired Entities, have been timely paid or, if not yet payable, will be timely paid; and (iv there are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Business. "Tax" or "Taxes" means any (A) federal, state, local or non-United
            ---      -----
States income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees, income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing; (B) liability for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of an affiliated group (as defined in (S) 1504(a) of the I.R.C. of 1986, as amended (the "Code")) or any analogous
                                                ----
combined, consolidated or unitary group defined under state, local or foreign tax law; and (C) liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligations to indemnify or otherwise assume or succeed to the liability of any other Person.

          (b) The Acquired Entities are not liable for the Taxes of another Person (x) as a transferee or successor, (y) by contract or indemnity or (z) otherwise.

          (c) Except as set forth on the attached Tax Schedule, no Acquired
                                                  ------------
Entity is or shall become obligated (under any contract entered into on or before the Closing Date) to make any payments that shall be nondeductible under
Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law). Except as set forth on the attached Tax Schedule, no Acquired
                                                       ------------
Entity will be required as a result of a change in method of accounting, a "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), a deferred intercompany gain described in Treasury Regulation Sections 1.1502-13, or an excess loss account described in Treasury Regulation Sections 1.1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year or portion thereof beginning on or after the Closing Date.

     4.13 Absence of Undisclosed Liabilities.  As of the Closing, the Acquired
          ----------------------------------
Entities shall have no obligations or liabilities involving more than $250,000 relating to the Business or the Business Assets (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted), except (a) obligations under Contracts described on the attached Contracts Schedule and the other Schedules attached
                          ------------------
hereto or under Contracts and commitments entered into in the ordinary course of business which are not required to be disclosed thereon due to specified dollar thresholds (but not liabilities for breaches or alleged breaches thereof occurring on or prior to the Closing Date which have not been disclosed pursuant to the Schedules hereto), (b) liabilities reflected on the liability side of the Latest Balance Sheet, (c) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach or alleged breach of contract, tort, infringement, claim, lawsuit or breach of warranty which could cause or give rise to obligations or liabilities in excess of $250,000), (d) other liabilities and obligations expressly disclosed on the Undisclosed Liabilities Schedule
                                           --------------------------------
attached hereto and (e) liabilities specified on the Draft Balance Sheet following resolution of all disputes pursuant to Section 1.6.

     4.14 Contracts and Commitments.
          -------------------------

          (a)  Except as set forth on the attached Hoechst Contracts Schedule
                                                   --------------------------
(which Contracts Schedule indicates the parties thereto), with respect to the
       ------------------
Business, neither Hoechst nor any of the Other Hoechst Entities is a party to any oral or written:

               (i) plan or other Contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any Contract with any labor union involving in any such case in excess of $200,000;

               (ii) management agreement or other Contract for the employment of any officer, partner, individual employee or other person on a full-time, part-time or consulting basis or providing for the payment of any cash or other compensation or benefits upon the sale of the Business or a change of control (whether upon the occurrence of any additional events or conditions or otherwise) involving in any such case in excess of $200,000 or otherwise prohibiting competition;

              (iii) Contract relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the Business Assets, other than Permitted Liens;

              (iv) Contract with respect to the lending or investing of funds involving more than $250,000;

               (v) license or royalty agreement involving more than $250,000;

              (vi) guaranty, suretyship, letter of comfort or similar undertaking involving more than $250,000 of any obligation for borrowed money or that otherwise relates to the Business Assets, other than endorsements made for collection;

             (vii) Contract or group of related Contracts with the same party for the purchase or sale of commodities, supplies, products or other personal property or for the furnishing or receipt of services having a selling price in excess of $500,000;

            (viii) Contract that would impose any significant restrictions upon the ability of any Acquired Entity or Dade Entity from freely engaging in the Business anywhere in the world;

              (ix) Contract relating to the manufacturing, distribution, marketing, advertising or promotion of products or services (whether by the Business or for the Business) involving in any such case more than $500,000;

               (x) Contract relating to the acquisition or sale of a business (or any portion thereof) having a fair market value in excess of $250,000;

              (xi) other Contract or group of related Contracts with the same party involving a potential liability to any party thereto of more than $500,000; or

             (xii) other Contracts material to the Business, whether or not entered into in the ordinary course of business, the absence of which would reasonably be likely to have an adverse effect involving more than $500,000.

          (b) Except as specifically disclosed in the attached Hoechst Contracts
                                                               -----------------
Schedule or as would not reasonably involve liabilities or obligations in excess
--------
of $500,000, (i) no Contract required to be disclosed on the Hoechst Contracts
                                                             -----------------
Schedule  has been (or, by giving effect to the Closing, will be) breached in
--------
any respect or has been (or, to Hoechst's Knowledge, after giving effect to the Closing, will be) canceled by the other party thereto, and since the date of the Latest Balance Sheet, none of the significant customers, suppliers, outside service providers or sources of referral of the Business has notified Hoechst or any of the Other Hoechst Entities in writing that it will stop or decrease the rate of business done with or referred to the Business and (ii Hoechst and the Other Hoechst Entities have performed all of their obligations under the Contracts required to be listed on the Hoechst Contracts Schedule and, to
                                       --------------------------
Hoechst's Knowledge, there is no breach of or default by any other party under any Contract to which any of them is a party or any event which, upon giving of notice or lapse of time or both, or upon and after giving effect to the transactions contemplated by the Restructuring Documents and the Combination Documents, would constitute such a breach or default.

          (c) A true and correct copy of all Contracts which are referred to on the attached Hoechst Contracts Schedule, together with all amendments, exhibits,
             --------------------------
attachments, waivers or other changes thereto, have been made available to Dade (or, in the case of any oral Contract or Contract withheld due to confidentiality requirements, a summary of the material terms of such Contract has been supplied to Dade).

     4.15 Proprietary Rights.
          ------------------

          (a) The Proprietary Rights Schedule sets forth, with respect to the
                  ---------------------------
Business, a complete and correct list of all of the following that are owned by, used by, filed by or on behalf of, or entered into by, Hoechst or any Other Hoechst Entity: (i) patented or registered Proprietary Rights and pending patent applications or other applications for registrations of Proprietary Rights; (ii unregistered trademarks, unregistered service marks, trade names and corporate names; (ii computer software (other than software purchased or licensed for less than a total cost of $250,000); and (iv all licenses or similar agreements or arrangements covering Proprietary Rights to which either Hoechst or any Other Hoechst Entity is a party, either as licensee or licensor, involving more than $250,000; provided, however, that such list may be amended
                              --------  -------
prior to the Closing as mutually agreed by Hoechst and Dade.  "Proprietary
                                                               -----------
Rights" shall mean all of the following assets, properties and rights which are
------
related to, used in or necessary for the conduct of the Business: patents, patent applications, inventors certificates, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), including any reissues, continuations, continuations-in-part, divisions, revisions, extensions or reexaminations thereof; trademarks, service marks, trade dress, trade names, corporate names, logos (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all of the goodwill associated with each of the foregoing; copyrights, copyrightable works and mask works and registrations and applications for registration and renewals for any of the foregoing; computer software, data, data bases and documentation thereof; trade secrets and other confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals and technical data).

          (b) Except as otherwise set forth on the attached Proprietary Rights
                                                            ------------------
Schedule:
--------

          (i) Hoechst and the Other Hoechst Entities own and possess, and immediately after the Closing the Acquired Entities (on a consolidated basis) shall own and possess, all right, title and interest in and to, or have a valid and enforceable license from affiliated or unaffiliated third parties to use, free and clear of all Liens (including, but not limited to, any injunction, judgment, order, decree, ruling or agreement), all of the Proprietary Rights necessary for the operation of the Business as currently conducted;

          (ii) neither Hoechst nor any Other Hoechst Entity has infringed, misappropriated or otherwise conflicted with, and the operation of the Business as currently conducted will not infringe, misappropriate or otherwise conflict with, any valid proprietary rights of any third party, which infringement, misappropriation or other conflict could reasonably be expected to result in an adverse effect on the Business in excess of $250,000; and neither Hoechst nor any Other Hoechst Entity has received any written notices regarding any of the foregoing (including, without limitation, any demands or offers to license any proprietary rights from any third party);

          (iii) no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights owned or used by Hoechst or any Other Hoechst Entity with respect to the Business has been made within the past six years and not resolved, is currently outstanding or is, to Hoechst's Knowledge, threatened;

          (iv) Hoechst and the Other Hoechst Entities have taken all necessary action to maintain and protect all Proprietary Rights owned by them the loss of which would be reasonably likely to have an adverse effect on the Business in excess of $250,000;

          (v) to Hoechst's Knowledge, the owners of any of the Proprietary Rights licensed to Hoechst or to any Other Hoechst Entity have taken all necessary action to maintain and protect the Proprietary Rights subject to such licenses;

          (vi) no loss of Proprietary Rights by Hoechst or any of the Other Hoechst Entities (other than by expiration in the ordinary course) is pending or, to Hoechst's Knowledge, threatened; and

          (vii) to Hoechst's Knowledge, none of the proprietary rights owned or used by any third party would reasonably be expected to supersede or make obsolete any product or process of Hoechst or any Other Hoechst Entity, or to limit the Business as currently conducted.

     4.16 Litigation.  Except as set forth on the attached Litigation Schedule
          ----------                                       -------------------
or the attached Environmental and Safety Schedule, there are no actions, suits,
                ---------------------------------
proceedings, orders or investigations pending or, to Hoechst's Knowledge, threatened against or adversely affecting any of the Acquired Entities, the Business Assets or the Business at law or in equity, or before or by any Governmental Entity involving in excess of $250,000. The Acquired Entities, the Business Assets and the Business are not subject to or bound by any outstanding orders, judgments, or decrees of any court or other Governmental Entity which could cause or give rise to obligations or liabilities in excess of $250,000, except as set forth on the attached Litigation Schedule or the attached
                                    -------------------
Environmental and Safety Schedule.
---------------------------------

     4.17 Brokerage.  Except for fees payable to Lehman Brothers Inc. and Bear
          ---------
Stearns & Co., Inc. as agreed to by the parties pursuant to Section 7.3(b) hereof, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Hoechst Entities.

     4.18 Employees.
          ---------

          (a) To Hoechst's Knowledge, no key executive employee and no group of employees of any of the Hoechst Entities has any plans to terminate or modify his or her status as a Business Employee, including upon consummation of the transactions contemplated hereby (other than to become an employee of an Acquired Entity pursuant to the transactions contemplated by the Restructuring Documents or immediately after the Closing). Except as set forth on the attached Litigation Schedule, there are no claims, actions, proceedings or
         -------------------
investigations pending or threat ened against any of the Hoechst Entities with respect to or by any employee or former employee of the Business and there are no claims, actions, proceedings or investigations pending or threatened against any employee or former employee of the Business with respect to or concerning the Business that would involve liabilities in excess of $250,000. The Hoechst Entities have not experienced with respect to the Business, within the past three years, any strikes, grievances, claims of unfair labor practices (including violation of the German Shop Constitution Act) or other collective bargaining disputes. The Hoechst Entities have not engaged, with respect to the Business, in any unfair labor practices (including violation of the German Shop Constitution Act). There are no organizational efforts presently made or to Hoechst's Knowledge, threatened by or on behalf of any labor union with respect to the Business Employees.

          (b) Hoechst has provided or, to the extent not previously provided, shall provide within 10 Business Days after the date hereof, Dade with a true, complete and accurate list of each Person employed by the Hoechst Entities, as of the date of such list, in connection with the Business (the "Business
                                                                --------
Employees"), dates of hire by Hoechst or the Other Hoechst Entities, position
---------
and title (if any), current rate of compensation (including bonuses, commissions and incentive compen sation, if any), whether such employee is hourly or salaried, whether such employee is exempt or non-exempt (in the case of U.S. employees), whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment (the "Employee List"). Hoechst shall provide Dade with an
                        --------------
updated Employee List at least two Business Days, but not more than 10 Business Days, prior to Closing (red-lined to show changes) and such list will be true, correct, accurate and complete as of the date such list is provided to Dade. Except as indicated on the attached Affiliated Employee Schedule, Hoechst or the
                                    ----------------------------
Other Hoechst Entities employs all of the employees who perform work for the Business.

          (c) The persons who are employees of the Acquired Entities on and after the Closing Date, together with the services available under the Transition Services Agreement, the InfraServ Agreement, the Messer Agreement and the Third Party Distribution Agreements, shall be of the type and number sufficient to conduct and operate the Business as currently conducted.

     4.19 Intercompany Services.  The attached Intercompany Services Schedule
          ---------------------                ------------------------------
describes all intercompany services provided to or on behalf of the Business by Hoechst and its affiliates (including the costs and expenses charged to the Business in respect thereof for the last three years).

     4.20 Employee Benefit Plans.   Except as set forth on the Hoechst Employee
          ----------------------                               ----------------
Benefit Schedule, none of the Acquired Entities maintains, or is required to
----------------
contribute, on behalf of any Business Employee to any (a) employee pension benefit plan (including any plan defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) employee
                                                     -----
welfare benefit plan (including any plan defined in ERISA Section 3(1)), or (c) other deferred compensation, stock purchase, stock option, incentive, bonus, or other plan, program or arrangement that provides compensation or benefits in connection with employment that are not treated as either an employee pension benefit plan or an employee welfare benefit plan (such plans, arrangements, and programs as described in (a) through (b) are referred to herein as the "Plans").
                                                                        -----
All Plans set forth on the Hoechst Employee Benefit Schedule, and their related
                           ---------------------------------
trusts, if any, comply in form and have been administered in accordance with all Applicable Laws of the countries in which such plans are maintained, including the applicable requirements of ERISA, and any necessary Consents of the Plans by Governmental Entities have been obtained.

     4.21 Insurance.  The attached Hoechst Insurance Schedule describes each
          ---------                --------------------------
insurance policy maintained with respect to the Business. Each such policy is in full force and effect. Except as set forth on the attached Hoechst Insurance
                                                               -----------------
Schedule, with respect to the Business, neither Hoechst nor any of the Other
--------
Hoechst Entities is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage with respect to the Business is customary for businesses of similar size engaged in similar lines of business.

     4.22 Compliance with Laws; Permits; Certain Operations.
          -------------------------------------------------

          (a) Except as set forth on the attached Compliance Schedule:
                                                  -------------------

               (i) each of the Hoechst Entities has complied with all Applicable Laws relating to the operation of the Business, and no written notices have been received by, and no claims have been filed against, the Hoechst Entities alleging a violation of any such Applicable Laws;

               (ii) with respect to the Business, the Hoechst Entities have complied with all Applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes; and

               (iii) except as set forth on the attached Permits Schedule, the
                                                        ----------------
     Hoechst Entities hold all permits, licenses, certificates, accreditations or other authorizations or Consents of Governmental Entities (collectively, "Permits") required for the conduct of the Business (including the
      -------
     operation of the Real Property and the Business Assets) and hold ISO 9001 certification with respect to each manufacturing site (other than in Italy) related to the Business.

          (b) Except as set forth on the attached Permits Schedule, each Hoechst
                                                  ----------------
Entity is in compliance with all terms and conditions of all of the Permits. Hoechst or any Other Hoechst Entity, as the case may be, is the exclusive holder of all such Permits, each of which is in full force and effect, and there is no (and, to Hoechst's Knowledge, no reasonable basis for any) action, proceeding or claim which affects the validity of any such Permit. Except as set forth on the

Permits Schedule, there are no proposed Permits pending before any Governmental
----------------
Entity.  Except as set forth on the Permits Schedule, immediately after giving
                                    ----------------
effect to the Closing, all Permits will be held by the Acquired Entities.

      4.23 Environmental and Safety Matters. Except as disclosed on the attached
           --------------------------------
Environmental and Safety Schedule or as would not be reasonably expected to give
---------------------------------
rise individually or in the aggregate to liabilities or obligations in excess of $250,000:

          (a) The Hoechst Entities have complied (with respect to the Business) and are in compliance with all Environmental and Safety Requirements, including all Permits that may be required thereunder (collectively, the "Environmental
                                                                -------------
Permits").
-------

          (b) The Hoechst Entities have not (with respect to the Business) received any written notice or, to Hoechst's Knowledge, any other notice regarding any actual or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements.

          (c) None of the following exists at any property or facility owned, occupied or operated by the Hoechst Entities (with respect to the Business):
(i) underground storage tanks; (ii asbestos-containing material in friable or damaged condition; (ii landfills, surface impoundments, or disposal areas for regulated substances.

          (d) The Hoechst Entities have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any facility or property (and no such property is contaminated by any such substance), in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other Environmental and Safety Requirements.
--------

          (e) The execution, delivery and performance of the Restructuring Documents and the Combination Documents shall not result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

          (f) The Hoechst Entities (with respect to the Business) have not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

"Environmental and Safety Requirements" shall mean all federal, state, local
 -------------------------------------
United States and non-United States statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, dangerous wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

      4.24 Officers and Directors; Bank Accounts.  The attached Officers,
           -------------------------------------                ---------
Directors, and Bank Account Schedule lists all officers and directors of each
------------------------------------
Acquired Entity and all bank accounts of each Acquired Entity.

      4.25 Investment Representations of Hoechst.  In connection with the
           -------------------------------------
issuance of the Common Stock, Class L Common, Series B, and the Warrant to Hoechst hereunder, Hoechst is acquiring the Common Stock, Class L Common, Series B, and the Warrant hereunder for its own account with the present intention of holding such securities for investment purposes and has no intention of selling such securities in a public distribution in violation of federal or state securities laws.

      4.26 Restructuring Documents.  The Combination Documents and the
           -----------------------
Restructuring Documents represent all Contracts pursuant to which the Business Assets were or are to be transferred to the Acquired Entities in connection with the transactions contemplated hereby.

      4.27 Closing Date.  All of the representations and warranties of Hoechst
           ------------
this Article IV and elsewhere in this Agreement and all information delivered in any Schedule or Exhibit attached hereto or in any certificate delivered to Dade are true and correct on the date of this Agreement and shall be true and correct as of the Closing, other than such representations and warranties as are made as of a specific date, which shall be true as of such date.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF DADE
                     --------------------------------------

     As an inducement to Hoechst to enter into this Agreement, Dade hereby represents and warrants to Hoechst that:

      5.1 Organization and Corporate Power.  Dade is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power to carry on its business as now being conducted. Each subsidiary of Dade is a corporation or other entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The capitalization of Dade and each of its subsidiaries (including place of organization and record and beneficial ownership), as of and immediately after the Closing, is listed on the attached

Dade Capitalization Schedule.  Dade and its subsidiaries (collectively, the
----------------------------
"Dade  Entities") shall have, as of the Closing Date, all requisite power and
---------------
authority necessary to own and operate the Dade Business and to conduct the Dade Business as now conducted and as presently proposed to be conducted and are qualified to do business in every jurisdiction in which the failure so to qualify has had or would reasonably be expected to have a Material Adverse Effect upon the Dade Entities, taken as a whole. The copies of Dade's and each of the other Dade Entities' constituent documents have been made available to Hoechst prior to the date of this Agreement and reflect all modifications made thereto and are accurate and complete.

      5.2 Subsidiaries and Affiliates.  Except as set forth in the attached Dade
          ---------------------------                                       ----
Capitalization Schedule,  Dade does not own, directly or indirectly, any stock,
-----------------------
partnership interest, joint venture interest or other security or other ownership interest or investment in any other Person.

      5.3 Capital Stock of Dade Entities.  The authorized and outstanding
          ------------------------------
capital stock of each of the Dade Entities (and the shareholders of such stock) is set forth on the attached Dade Capitalization Schedule, all of which is, or
                             ----------------------------
as of the Closing shall be, duly authorized, validly issued and outstanding, fully paid and nonassessable. Except for such capital stock, there are no shares of capital stock or other equity interests in the Dade Entities issued or outstanding. None of such capital stock has been issued in violation of, and none of such capital stock is subject to, any preemptive or subscription rights. Except pursuant to the Stockholders Agreement, the Registration Agreement and this Agreement, none of such capital stock is subject to any voting trust agreement or other Contract including any of the foregoing relating to the voting, dividend rights or disposition of any such capital stock. Except as set forth on the attached Dade Capitalization Schedules, there are no issued or
                      -----------------------------
outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which any Person is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Dade Entities, and there are no equity securities of the Dade Entities reserved for issuance for any purpose. Upon delivery to Hoechst at the Closing of certificates representing the Common Stock and the Class L Common, Series B, and upon Dade's receipt of the Stock, good and valid title to the Common Stock and the Class L Common, Series B, shall pass to and vest in Hoechst, free and clear of all Liens.

      5.4 Authority of Dade.  Dade has full right, power and authority to enter
          -----------------
into this Agreement, and has or will have full right, power and authority to enter into each of the other Combination Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Dade of this Agreement and by Dade of each other Combination Document to which it is a party has been or will be duly authorized by all necessary corporate action and no other corporate action on the part of Dade is required in connection therewith. Each of the Combination Documents to be executed and delivered by Dade constitutes, or will when executed and delivered constitute, a valid and binding obligation of Dade, enforceable in accordance with its respective terms.

      5.5 No Breach.  Except as set forth on the attached Dade Conflicts
          ---------                                       --------------
Schedule, the execution, delivery and performance by Dade of the Combination
--------
Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon Dade, the Dade Business or any of the Dade Assets or (f) require any Consents of any court or other Governmental Entity under the provisions of, Dade's or any of the other Dade Entities' constituent documents or any Contract listed on the attached Dade Contracts Schedule, or any Applicable Law. Without limiting the
         -----------------------
generality
of the foregoing, except as set forth on the Pending Asset Sale Schedule,
                                             ---------------------------
neither Dade nor any other Dade Entity has entered into any agreement, or is bound by any obligation of any kind whatsoever, directly or indirectly to transfer or dispose of (whether by sale of stock or assets, assignment, merger, consolidation or otherwise) any portion of the Dade Assets to any Person, other than in the ordinary course of business, or pursuant to this Agreement, the other Combination Documents, the Restructuring Documents or in contemplation of the transactions contemplated hereby or thereby. Except as set forth on the Dade
                                                                            ----
Conflicts Schedule, none of the Dade Entities is subject to any restrictions
------------------
upon making loans or advances or paying dividends to, transferring property to, or repaying any indebtedness owed to any affiliate thereof.

      5.6 Financial Statements. Each of the following financial statements
          --------------------
(including in all cases the notes thereto, if any) (collectively, the "Dade
                                                                       ----
Financial Statements") is (or when delivered shall be) consistent with the books
--------------------
and records of the Dade Entities and presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of Dade in accordance with United States GAAP applied on a consistent basis as of the dates and for the periods set forth therein:

          (a) the audited consolidated balance sheets of Dade as of December 31, 1995 and 1996, and the related statement of operations and cash flows for the twelve-month periods ended December 31, 1995 and 1996, respectively, with the "Dade Latest Balance Sheet" being defined herein as the audited consolidated
     -------------------------
balance sheet of Dade as of December 31, 1996; and

          (b) the unaudited consolidated balance sheet of Dade as of March 31, 1997 and as of any subsequent date for the balance sheets delivered pursuant to
Section 9.2(b) hereunder, and the related statements of operations and cash flows for the relevant fiscal periods then ended; provided that such unaudited
                                                  --------
financial statements shall only include footnotes customarily included in interim financial statements and shall be subject to normal and customary year-end adjustments.

      5.7 Product and Service Warranty; Product Recall. The attached Dade
          --------------------------------------------               ----
Warranty Schedule contains copies of the standard terms and conditions of sale
-----------------
for products delivered and services rendered by Dade. Except as set forth on the attached Dade Product Recalls Schedule, during the past three years there
             -----------------------------
have been no general product recalls, withdrawals, discontinuances or seizures with respect to any products manufactured or sold by any Dade Entity.

      5.8 No Material Adverse Change.   Since the date of the Dade Latest
          --------------------------
Balance Sheet, there has been no material adverse change in the business, financial condition, operating results, assets or operations of the Dade Business (including as a consequence of the loss or pending or threatened loss, alone or in the aggregate, of any significant customer, supplier, source of referral, right pursuant to any Contract, or any Consent).

      5.9 Absence of Certain Developments.  Except for transactions contemplated
          -------------------------------
by this Agreement or as set forth on the attached Dade Developments Schedule,
                                                  --------------------------
since the date of the Dade Latest Balance Sheet,  none of the Dade Entities has:

          (a) mortgaged or pledged any of its properties or assets or subjected them to any Lien except Dade Permitted Liens;

          (b) sold, assigned, licensed (as licensor), disposed or permitted any other Person to use any of its tangible assets (other than in the ordinary course of business) having a fair market value in excess of $1,034,000 in the aggregate, or canceled without fair consideration any debts or claims owing to or held by it;

          (c) sold, assigned, licensed (as licensor), disposed of or transferred any Permits, Dade Proprietary Rights or other intangible assets having a fair market value in excess of $1,034,000 in the aggregate, or disclosed any proprietary confidential information to any Person except to Hoechst and its representatives herewith or in the ordinary course of business;

          (d) suffered any damage, destruction or casualty loss to its tangible assets of the Dade Business in excess of $1,034,000, whether or not covered by insurance;

          (e) suffered any extraordinary losses or canceled or waived any rights having a value in excess of $1,034,000 in the aggregate;

          (f) made any loans or advances to, guarantees for the benefit of, or any investments in, any Persons in excess of $1,034,000 in the aggregate;

          (g) instituted or settled any claim or lawsuit involving equitable or injunctive relief or more than $1,034,000 in the aggregate;

          (h) except (i) in ordinary course of business or (ii) as would otherwise be permitted in 5.9(k) below, entered into, amended, modified or supplemented any Contract with any of its officers, directors, equity holders, agents or its or their affiliates, or with any family member of any such individual, or with any entity in which any such person or individual owns a beneficial interest;

          (i) entered into any other Contracts involving liabilities or obligations in excess of $1,034,000;

          (j) accelerated, terminated, modified or canceled any Contracts involving more than $1,034,000;

          (k) entered into any employment contract (including with an independent contractor) involving more than $414,000 or collective bargaining agreement, written or oral (other than any oral contract for employment at the will of Dade), or modified in any material respect the terms of any existing such contract or agreement;

          (l) adopted, amended, modified or terminated any bonus, profit-sharing, incentive, benefit, welfare, severance or other plan, Contract or commitment for the benefit of any of its directors, officers and employees;

          (m) except (i) for the ordinary course salary increases and bonuses paid consistent with past practice and as contemplated by the current business plan or (ii) as required by pre-existing Contracts, made or granted any bonus or any wage or salary increase to any employee or group of employees, or made or granted any increase in any vacation or sick pay policy;

          (n) engaged in any promotional sales or discount or other similar activity with customers other than in the ordinary course of business;

          (o) instituted or permitted any change involving more than $1,034,000 in the conduct of the Dade Business, or any significant change in its method of manufacturing, purchase, distribution, sale, lease, management, marketing, promotion or operation;

          (p) made any change in any method of accounting or accounting policies, other than those required by GAAP and which have been disclosed in writing to Hoechst;

          (q) entered into any transaction other than in the ordinary course of business or any other transaction involving more than $1,034,000 (whether or not in the ordinary course of business); or

          (r) agreed or committed to do any of the foregoing.

      5.10 Real Property.
           -------------

          (a) Owned Properties.  For the purposes hereof, the term "Dade Owned
              ----------------                                      ----------
Real Property" shall mean all land and all buildings, fixtures and other
-------------
improvements located thereon, including all easements, rights of way, servitudes, tenements, hereditaments, appurtenances, privileges and other rights with respect thereto owned by the Dade Entities. The Dade Owned Real Property
                                                      ------------------------
Schedule attached hereto sets forth the address and a true, correct and complete
--------
legal description of the land for each Dade Owned Real Property. Except as set forth in the Dade Owned Real Property Schedule attached hereto, with respect to
             ---------------------------------
each parcel of Dade Owned Real Property, immediately after giving effect to the
Closing: (i) the respective Dade Entities shall have good and marketable fee simple title to all such parcels, free and clear of all Liens, except Dade Permitted Liens; (ii there shall be no leases, subleases, licenses, concessions or other agreements (written or oral) granting to any person the right to use or occupy such parcel or any portion thereof; and (ii there shall be no outstanding options, rights of first offer, rights of first refusal or similar rights granted to third parties under local jurisdictions to purchase such parcel or any portion thereof or interest therein.

          (b)  Leased Properties.  For the purposes hereof, the term "Dade
               -----------------                                      ----
Leased Real Property" shall mean all land, buildings, fixtures and other real
--------------------
property used or occupied by the Dade Business pursuant to any lease, sublease, license, concession or other similar real property interest held by any Dade
Entity.   The Dade Leased Real Property Schedule attached hereto sets forth the
              ----------------------------------
address and a list of all leases, subleases, licenses, concessions and other agreements (written or oral) involving annual payments in excess of $517,000 (collectively, the "Dade Real Property Leases") for each Dade Leased Real
                    -------------------------
Property. Dade has made available to Hoechst a true, correct and complete copy of each such written Dade Real Property Lease (including all amendments, extensions, renewals, guaranties and other documents with respect thereto), and in the case of any such oral Dade Real Property Leases a written summary of the basic terms thereof. Except as set forth in the Dade Leased Real Property
                                                -------------------------
Schedule attached hereto, with respect to each such Dade Real Property Lease:
--------
(i) the Dade Real Property Lease is (and immediately after giving effect to the Closing shall continue to be) legal, valid, binding, enforceable and in full force and effect; (ii neither the respective Dade Entities nor any other party to the Dade Real Property Lease is (or after giving effect to the Closing shall be) in breach or default thereunder and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent thereunder; (ii no party to such Dade Real Property Lease has repudiated (or, to Dade's Knowledge, after giving effect to the Closing shall repudiate) any provision thereof, and there are no (and, to Dade's Knowledge, after giving effect to the Closing there shall not be any) disputes, oral agreements or forbearance programs in effect with respect to the Dade Real Property Lease, and (iv the respective Dade Entities have not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Dade Real Property Lease or any interest therein.

          (c) Leasehold Improvements.  For the purposes hereof, the term "Dade
              ----------------------                                      ----
Leasehold Improvements" shall mean all buildings, fixtures and other
----------------------
improvements owned by the respective Dade Entities and included in each Dade Leased Real Property, regardless of whether such improvements are subject to reversion to the landlord or other third party upon the expiration or termination of the lease, sublease or similar agreement for such Dade Leased Real Property. Immediately after giving effect to the Closing, the respective Dade Entities will (subject to such reversions, if any) have good and marketable title to the Dade Leasehold Improvements, free and clear of all Liens, except Dade Permitted Liens.

          (d)  Condemnation and Litigation.  There are no condemnation,
               ---------------------------
expropriation or other eminent domain proceedings pending or, to Dade's Knowledge, threatened, affecting any Dade Owned Real Property, Dade Leased Real Property and Dade Leasehold Improvements (collectively, the "Dade Real
                                                             ---------
Property") or any portion thereof. There is no writ, injunction, decree, order or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings pending or threatened relating to the ownership, lease, use, occupancy or operation of any Dade Real Property or any portion thereof.

          (e) Condition of Improvements.  All buildings, structures, fixtures
              -------------------------
and other improvements and all components thereof included within the Dade Owned Real Property and Dade Leased Real Property and all Dade Leasehold Improvements (collectively, the "Dade Improvements") are, in all material respects, in good
                    -----------------
condition and repair and sufficient for the continued operation of the Dade Business. There are no structural deficiencies or latent defects affecting any of the Dade Improvements and there are no facts or conditions affecting any of the Dade Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy thereof in the continued operation of the Dade Business.

          (f) Access.  Each parcel of Dade Real Property and the Dade
              ------
Improvements thereon have access to a public street adjoining the Dade Real Property.

     5.11 Business Assets.  On the Closing Date, the Dade Entities shall own
          ---------------
good and marketable title to all right, title and interest of the Dade Entities in, to and under all of the properties, assets and rights of every kind, whether tangible or intangible, real or personal, primarily related to, used in, or held in connection with, the conduct of the Dade Business (the "Dade Assets"), free
                                                           -----------
and clear of all Liens, except for (a) Liens described on the attached Dade
                                                                       ----
Encumbrances Schedule, (b) Liens for current property taxes not yet due and
---------------------
payable, and (c) other imperfections of title or Liens, if any, which imperfections or Liens do not, or would not be reasonably foreseeable to, individually or in the aggregate, impair the continued use and operation of the Dade Assets to which they relate and do not affect the marketability of the title to the Dade Assets to which they relate (collectively, items (i), (ii) and
(iii) above are referred to as the "Dade Permitted Liens").
                                    --------------------

     5.12 Tax Matters.
          -----------

          (a) Except as set forth on the attached Dade Tax Schedule or events
                                                  -----------------
involving obligations or liabilities less than $517,000: (i) the Dade Entities have timely filed all Tax Returns which are required to be filed with respect to their activities, properties or employees; (ii) all such returns are true, complete and accurate and such filings accurately reflect the Tax liabilities of the Dade Entities; (iii) all Taxes, assessments and other governmental charges imposed upon the Dade Entities, or upon any of the assets, income or franchises of the Dade Entities, have been timely paid or, if not yet payable, will be timely paid; and (iv) there are no actual or proposed Tax deficiencies, assessments or adjustments.

          (b) The Dade Entities are not liable for the Taxes of another Person
(x) as a transferee or successor, (y) by contract or indemnity or (z) otherwise.

          (c) Except as set forth on the attached Dade Tax Schedule, no Dade
                                                  -----------------
Entity is or shall become obligated (under any contract entered into on or before the Closing Date) to make any payments that shall be nondeductible under
Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law). Except as set forth on the attached Dade Tax Schedule, no
                                                       -----------------
Dade Entity will be required as a result of a change in method of accounting, a "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), a deferred intercompany gain described in Treasury Regulation Sections 1.1502-13, or an excess loss account described in Treasury Regulation Sections 1.1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year or portion thereof beginning on or after the Closing Date.

     5.13 Absence of Undisclosed Liabilities.  As of the Closing, the Dade
          ----------------------------------
Entities shall have no obligations or liabilities involving more than $517,000 (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted), except (a) obligations under Contracts described on the attached Dade Contracts Schedule
                                                      -----------------------
and the other Schedules attached hereto or under Contracts and commitments entered into in the ordinary course of business which are not required to be disclosed thereon due to specified dollar thresholds (but not liabilities for breaches or alleged breaches thereof occurring on or prior to the Closing Date),
(b) liabilities reflected on the liability side of the Dade Latest Balance Sheet, (c) liabilities and obligations which have arisen after the date of the Dade Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach or alleged breach of contract, tort, infringement, claim, lawsuit or breach of warranty which could cause or give rise to obligations or liabilities in excess of $517,000), and (d) other liabilities and obligations expressly disclosed on the Dade Undisclosed Liabilities Schedule attached
                           -------------------------------------
hereto.

     5.14 Contracts and Commitments.
          -------------------------

          (a)  Except as set forth on the attached Dade Contracts Schedule
                                                   -----------------------
(which Dade Contracts Schedule indicates the parties thereto), neither Dade nor
       -----------------------
any of the other Dade Entities is a party to any oral or written:

          (i) plan or other Contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any Contract with any labor union involving in any such case in excess of $414,000;

          (ii) management agreement or other Contract for the employment of any officer, partner, individual employee or other person on a full-time, part-time or consulting basis or providing for the payment of any cash or other compensation or benefits upon the sale of the Dade Business or a change of control (whether upon the occurrence of any additional events or conditions or otherwise) involving in any such case in excess of $414,000 or otherwise prohibiting competition;

          (iii) Contract relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the Dade Assets, other than Dade Permitted Liens;

          (iv) Contract with respect to the lending or investing of funds involving more than $517,000;

          (v)    license or royalty agreement involving more than $517,000;

          (vi) guaranty, suretyship, letter of comfort or similar undertaking involving more than $517,000 of any obligation for borrowed money or that otherwise relates to the Dade Assets, other than endorsements made for collection;

          (vii) Contract or group of related Contracts with the same party for the purchase or sale of commodities, supplies, products or other personal property or for the furnishing or receipt of services having a selling price in excess of $1,034,000;

          (viii) Contract that would impose any significant restrictions upon the ability of any Dade Entity or Acquired Entity from freely engaging in the Dade Business anywhere in the world;

          (ix) Contract relating to the manufacturing, distribution, marketing, advertising or promotion of products or services (whether by the Dade Business or for the Dade Business) involving in any such case more than $1,034,000;

          (x) Contract relating to the acquisition or sale of a business (or any portion thereof) having a fair market value in excess of $517,000;

          (xi) other Contract or group of related Contracts with the same party involving a potential liability to any party thereto of more than $1,034,000;

          (xii) other Contracts material to the Dade Business, whether or not entered into in the ordinary course of business, the absence of which would reasonably be likely to have an adverse effect involving more than $1,034,000.

          (b)    Except as specifically disclosed in the attached Dade
                                                                  ----
Contracts Schedule or as would not reasonably involve liabilities or obligations
------------------
in excess of $1,034,000, (i) no Contract required to be disclosed on the Dade
                                                                         ----
Contracts Schedule  has been (or, by giving effect to the Closing, will be)
------------------
breached in any respect or has been (or, to Dade's Knowledge, after giving effect to the Closing, will be) canceled by the other party thereto, and since the date of the Dade Latest Balance Sheet, none of the significant customers, suppliers, outside service providers or sources of referral of the Dade Business has notified Dade or any of the other Dade Entities in writing that it will stop or decrease the rate of business done with or referred to the Dade Business, and
(ii) Dade
and the other Dade Entities have performed all of their obligations under the Contracts required to be listed on the Dade Contracts Schedule and, to
                                           -----------------------
Dade's Knowledge, there is no breach of or default by any other party under any Contract to which any of them is a party or any event which, upon giving of notice or lapse of time or both, or upon and after giving effect to the transactions contemplated by the Combination Documents, would constitute such a breach or default.

          (c) A true and correct copy of all Contracts which are referred to on the attached Dade Contracts Schedule, together with all amendments,
                   -----------------------
exhibits, attachments, waivers or other changes thereto, have been made available to Hoechst (or, in the case of any oral Contract or Contract withheld due to confidentiality requirements, a summary of the material terms of such Contract has been supplied to Hoechst).

     5.12 Proprietary Rights.
          ------------------

          (a) The Dade Proprietary Rights Schedule sets forth a complete and
                  --------------------------------
correct list of all of the following that are owned by, used by, filed by or on behalf of, or entered into by, Dade or any other Dade Entity: (i) patented or registered Dade Proprietary Rights and pending patent applications or other applications for registrations of Dade Proprietary Rights; (ii) unregistered trademarks, unregistered service marks, trade names and corporate names; (iii) computer software (other than software purchased or licensed for less than a total cost of $517,000); and (iv) all licenses or similar agreements or arrangements covering Dade Proprietary Rights to which either Dade or any other Dade Entity is a party, either as licensee or licensor, involving more than $517,000; provided, however, that such list may be amended prior to the Closing as mutually agreed by Hoechst and Dade. "Dade Proprietary Rights" shall mean
                                          -----------------------
all of the following assets, properties and rights which are related to, used in or necessary for the conduct of the Dade Business: patents, patent applications, inventors certificates, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), including any reissues, continuations, continuations-in-part, divisions, revisions, extensions or reexaminations thereof; trademarks, service marks, trade dress, trade names, corporate names, logos (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all of the goodwill associated with each of the foregoing; copyrights, copyrightable works and mask works and registrations and applications for registration and renewals for any of the foregoing; computer software, data, data bases and documentation thereof; trade secrets and other confidential informa tion (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals and technical data).

          (b) Except as otherwise set forth on the attached Dade Proprietary
                                                            ----------------
Rights Schedule:
---------------

          (i) Dade and the other Dade Entities own and possess, and immediately after the Closing the Dade Entities (on a consolidated basis) shall own and possess, all right, title and interest in and to, or have a valid and enforceable license from affiliated or unaffiliated third parties to use, free and clear of all Liens (including, but not limited to, any injunction, judgment, order, decree, ruling or agreement), all of the Dade Proprietary Rights necessary for the operation of the Dade Business as currently conducted;

          (ii) neither Dade nor any other Dade Entity has infringed, misappropriated or otherwise conflicted with, and the operation of the Dade Business as currently conducted to be conducted will not infringe, misappropriate or otherwise conflict with, any valid proprietary rights of any third party, which infringement, misappropriation or other conflict could reasonably be expected to result in an adverse effect on the Dade Business in excess of $517,000; and neither Dade nor any other Dade Entity has received any written notices regarding any of the foregoing (including, without limitation, any demands or offers to license any proprietary rights from any third party);

          (iii) no claim by any third party contesting the validity, enforceability, use or ownership of any Dade Proprietary Rights owned or used by Dade or any other Dade Entity has been made within the past six years and not resolved, is currently outstanding or is, to Dade's Knowledge, threatened;

          (iv) Dade and the other Dade Entities have taken all necessary action to maintain and protect all Dade Proprietary Rights owned by them the loss of which would be reasonably likely to have an adverse effect on the Dade Business in excess of $517,000;

          (v) to Dade's Knowledge, the owners of any of the Dade Proprietary Rights licensed to Dade or to any other Dade Entity have taken all necessary action to maintain and protect the Dade Proprietary Rights subject to such licenses;

          (vi) no loss of Dade Proprietary Rights by Dade or any of the other Dade Entities (other than by expiration in the ordinary course) is pending or, to Dade's Knowledge, threatened; and

          (vii) to Dade's Knowledge, none of the proprietary rights owned or used by any third party would reasonably could be expected to supersede or make obsolete any product or process of Dade or any other Dade Entity, or to limit the Dade Business as currently conducted.

     5.16 Litigation.  Except as set forth on the attached Dade Litigation
          ----------                                       ---------------
Schedule or the attached Dade Environmental and Safety Schedule, there are no
--------                 --------------------------------------
actions, suits, proceedings, orders or investigations pending or, to Dade's Knowledge, threatened against or adversely affecting any of the Dade Entities, the Dade Assets or the Dade Business at law or in equity, or before or by any Governmental Entity involving in excess of $517,000. The Dade Entities, the Dade Assets and the Dade Business are not subject to or bound by any outstanding orders, judgments, or decrees of any court or other Governmental Entity which could cause or give rise to obligations or liabilities in excess of $517,000, except as set forth on the attached Dade Litigation Schedule
                                                        ------------------------
or the attached Dade Environmental and Safety Schedule.
                --------------------------------------

     5.17 Brokerage.  There are no claims for brokerage commissions, finder's
          ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Dade Entities.

     5.18 Employees.  To Dade's Knowledge, no key executive employee and no
          ---------
group of employees of any of the Dade Entities has any plans to terminate or modify his or her status as a Dade Employee, including upon consummation of the transactions contemplated hereby. Except as set forth on the attached Dade
                                                                       ----
Litigation Schedule, there are no claims, actions, proceedings or investigations
-------------------
pending or threatened against any of the Dade Entities with respect to or by any employee or former employee of the Dade Business and there are no claims, actions, proceedings or investigations pending or threatened against any employee or former employee of the Dade Business with respect to or concerning the Dade Business that would involve liabilities in excess of $517,000. The Dade Entities have not experienced, within the past three years, any strikes, grievances, claims of unfair labor practices (including violation of the German Shop Constitution Act) or other collective bargaining disputes. The Dade Entities have not engaged in any unfair labor practices (including violation of the German Shop Constitution Act). There are no organizational efforts presently made or, to Dade's Knowledge, threatened by or on behalf of any labor union with respect to the Dade Employees.

     5.19 Employee Benefit Plans.   Except as set forth on the Dade Employee
          ----------------------                               -------------
Benefit Schedule, none of the Dade Entities maintains, or is required to
----------------
contribute, on behalf of any Person employed in connection with the Dade Business ("Dade Employees"), to any Plans. All Plans set forth on the Dade
           --------------                                              -----
Employee Benefit Schedule, and their related trusts, if any, comply in form and
-------------------------
have been administered in accordance with all Applicable Laws of the countries in which such plans are maintained, including the applicable requirements of ERISA, and any necessary Consents of the Plans by Governmental Entities have been obtained.

     5.20 Insurance.  The attached Dade Insurance Schedule describes each
          ---------                -----------------------
insurance policy maintained with respect to the Dade Business. Each such policy is in full force and effect. Except as set forth on the attached Dade Insurance
                                                                  --------------
Schedule, neither Dade nor any of the other Dade Entities is in default with
--------
respect to its obligations under any insurance policy maintained by it. The insurance coverage with respect to the Dade Business is customary for businesses of similar size engaged in similar lines of business.

     5.21 Compliance with Laws; Permits; Certain Operations.
          -------------------------------------------------

          (a) Except as set forth on the attached Dade Compliance Schedule:
                                                  ------------------------

          (i) each of the Dade Entities has complied with all Applicable Laws relating to the operation of the Dade Business, and no written notices have been received by, and no claims have been filed against, the Dade Entities alleging a violation of any such Applicable Laws;

          (ii) the Dade Entities have complied with all Applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes; and

          (iii)  except as set forth on the attached Dade Permits Schedule,
                                                     ---------------------
the Dade Entities hold all Permits required for the conduct of the business of Dade (including the operation of the Dade Real Property and the Dade Assets).

          (b) Except as set forth on the attached Dade Permits Schedule, each
                                                  ---------------------
Dade Entity is in compliance with all terms and conditions of all of the Permits. Dade or another Dade Entity, as the case may be, is the exclusive holder of all such Permits, each of which is in full force and effect, and there is no (and, to Dade's Knowledge, no reasonable basis for any) action, proceeding or claim which affects the validity of any such Permit. Except as set forth on the attached Dade Permits Schedule, there are no proposed Permits pending before
             ---------------------
any Governmental Entity.

     5.22 Environmental and Safety Matters. Except as disclosed on the attached
          --------------------------------
Dade Environmental and Safety Schedule or as would not reasonably be expected to
--------------------------------------
give rise individually or in the aggregate to liabilities or obligations in excess of $517,000:

          (a) The Dade Entities have complied and are in compliance with all Environmental and Safety Requirements, including all Environmental Permits.

          (b) The Dade Entities have not received any written notice, or to Dade's Knowledge, any other notice regarding any actual or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements.

          (c) None of the following exists at any property or facility owned,
occupied or operated by the Dade Entities:   underground storage tanks;
asbestos-containing material in friable or damaged condition; landfills, surface impoundments, or disposal areas for regulated substances.

          (d) The Dade Entities have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any facility or property (and no such property is contaminated by any such substance), in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages or attorneys fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (e) The execution, delivery and performance of the Combination Documents shall not result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

          (f) The Dade Entities have not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

      5.23 Closing Date.  All of the representations and warranties of Dade in
           ------------
this Article V and elsewhere in this Agreement and all information delivered in any Schedule or Exhibit attached hereto or in any certificate delivered to Hoechst are true and correct on the date of this Agreement and shall be true and correct as of the Closing, other than such representations and warranties as are made as of a specific date, which shall be true as of such date.


                                   ARTICLE VI

                                  TERMINATION
                                  -----------

      6.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a) by the mutual written consent of Dade and Hoechst;

          (b) by Dade, if there has been a material breach by Hoechst of a representation or warranty or a covenant or agreement set forth in this Agreement, which has not been cured within 30 days after written notification thereof by Dade and would cause a condition to Closing to be unable to be satisfied by the dates set forth in Section 6.1(e) below;

          (c) by Hoechst, if there has been a material breach by Dade of a representation or warranty or a covenant or agreement set forth in this Agreement, which has not been cured within 30 days after written notification thereof by Hoechst and would cause a condition to Closing to be unable to be satisfied by the date set forth in Section 6.1(e) below;

          (d) by Dade, if Dade does not accept the Hoechst Valuation by the Valuation Drop Date pursuant to Section 1.4 hereunder;

          (e) by either Dade or Hoechst, if the Closing has not occurred by December 31, 1997 (the "Termination Date"); provided that the party seeking
                        ----------------    --------
termination pursuant to this clause (e) of Section 6.1 is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; provided further that, if Consents required under Sections
                -------- -------
2.1(c) and 2.2(c) with respect to H-S-R and EC Merger Control have not been obtained by the Termination Date, the Termination Date shall be automatically extended to March 31, 1998 so long as neither Dade nor Hoechst determines in its reasonable judgment that either (i) such H-S-R and EC Merger Control Consents cannot be obtained on or prior to March 31, 1998 or (ii) the continuation of this Agreement would have a Material Adverse Effect on either the Business, taken as a whole, or the Dade Business, taken as a whole;

          (f) by Dade within five Business Days after receipt by Dade of the schedule described in Section 3.2(j) hereunder, if (i) Dade determines that it is not reasonably satisfied with (A) the financial information that Hoechst has indicated pursuant to such schedule that it will provide or (B) the timing for delivery thereof or (ii Dade is not reasonably satisfied that Hoechst will be able to provide such financial information within the time for delivery of such financial information as set forth on such schedule;

          (g) by Dade within five Business Days after receipt by Dade of the audited financial statements for the Business for the fiscal year ended December 31, 1995 as contemplated by Section 9.2(a) hereof, if such financial statements reflect a material adverse deviation from the revenues and results of operations set forth in the draft of such financial statements delivered to Dade on or prior to the date of this Agreement;

          (h) by either Dade or Hoechst, if Dade and Hoechst have not agreed upon the Consent Indemnity Limit prior to the Termination Date pursuant to
Section 1.4(b);

          (i) by Dade on the Valuation Drop Date, if the parties have not agreed upon the Expenditure Agreement pursuant to Section 1.4(c); or

          (j) by Dade prior to the Termination Date, if Dade and Hoechst have not agreed upon, pursuant to Section 1.4(d), which rights under the Stockholders Agreement shall be Designation Rights.

In the event of termination by Hoechst or Dade pursuant to this Section 6.1, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other party.

      6.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either Dade or Hoechst as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in Sections 3.8, 6.1, 6.2, 7.3, 7.5, 7.8 and 7.14 shall survive such termination indefinitely, and except that nothing in Section 6.1 or this Section 6.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its surviving obligations under this Agreement.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

      7.1 Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties in this Agreement shall survive the Closing as follows:

          (a) the representations and warranties in Sections 4.1 (Organization and Corporate Power), 4.3 (Capital Stock of Hoechst Subsidiary), 4.4 (Authority of Hoechst), 4.17 (Brokerage), 4.25 (Investment Representations of Hoechst),
4.27 (Closing Date) (to the extent Section 4.27 relates back to any other Sections referred to in this Section 7.1(a)), 5.1 (Organization and Corporate Power), 5.3 (Capital Stock of Dade Entities), 5.4 (Authority of Dade), 5.17 (Brokerage) and 5.23 (Closing Date) (to the extent Section 5.23 relates back to any other Sections referred to in this Section 7.1(a)) shall survive indefinitely;

          (b) the representations and warranties in Sections 4.12 (Tax Matters),
4.27 (Closing Date) (to the extent Section 4.27 relates back to any other sections referred to in this Section 7.1(b)), 5.12 (Tax Matters) and 5.23 (Closing Date) (to the extent Section 5.23 relates back to any other sections referred to in this Section 7.1(b)) shall survive through and until the applicable statute of limitations expires; and

          (c) all other representations and warranties in this Agreement shall survive through and until, and terminate on, the third-year anniversary of the Closing Date;

provided that any representation or warranty in respect of which indemnity may
--------
be sought under Section 7.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section
7.1 if written notice describing in reasonable detail the facts and circumstances of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been received by the party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement shall survive for the periods set forth in this Section 7.1 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of Dade or Hoechst, or the knowledge of any of the Dade Entities' or the Hoechst Entities' officers, directors, shareholders, employees, agents, or other representatives or the acceptance by Dade or Hoechst of any certificate or opinion hereunder. Without limiting the generality of the foregoing, breaches of representations and warranties falling within the exceptions to Sections 2.1(a) and 2.2(a) hereunder shall nonetheless survive for the periods set forth in this Section 7.1.

      7.2 General Indemnification.
          -----------------------

          (a) Indemnification for Benefit of Dade.  Subject to the provisions of
              -----------------------------------
Section 7.2(g), Hoechst shall indemnify Dade and its affiliates (including affiliates after the Closing), and its and their stockholders, officers, directors, employees, agents, representatives, successors and per mitted assigns (collectively, the "Dade Parties") and save and hold each of them
                            ------------
harmless against and pay on behalf of or reimburse such Dade Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses"), which any such
                                                    ------
Dade Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

               (i) subject to Section 7.1, any breach of representation and warranty set forth Article IV of this Agreement without regard to any specified dollar limitations or thresholds set forth in such Article IV (other than such dollar limitations or thresholds set forth in Sections 4.9(f), (g), (i), (j), (k), (o) and (r), 4.14(a)(i), (ii), (iv), (v), (vi),
     (vii), (ix), (x) and (xi) and 4.15(a));

               (ii) any nonfulfillment or breach of any covenant, agreement or other provision by Hoechst under this Agreement; or

               (iii) any liability or obligation which is an Indemnified Liability (as defined in Section 9.25 herein);

provided that Hoechst shall not have any liability under clause (i) above with
--------
respect to any particular breach of representation and warranty (other than pursuant to Sections 4.1, 4.3 and 4.4 (and Section 4.27 to the extent related to the foregoing Sections)) unless the Loss for such item exceeds $250,000 and the aggregate of all Losses relating thereto for which Hoechst would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $10,000,000, and then only to the extent of any such excess; and provided further that the
                                                    -------- -------
aggregate amount for which Hoechst shall be liable under clause (i) above shall in no event exceed $100,000,000. Dade shall take and shall cause its affiliates to make a good faith attempt to mitigate all such Losses upon and after Dade becomes aware of any circumstances which could reasonably be expected to give rise to such Losses.

          (b) Indemnification for Benefit of Hoechst.  Dade shall indemnify
              --------------------------------------
Hoechst and its affiliates (including affiliates after the Closing), and its and their stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Hoechst Parties") and save
                                                     ---------------
and hold each of them harmless against and pay on behalf of or reimburse such Hoechst Parties as and when incurred for any Losses that the Hoechst Parties may suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of:

               (i) subject to Section 7.1, any breach of representation and warranty set forth in Article V of this Agreement without regard to any specified dollar limitations or thresholds set forth in such Article V (other than such dollar limitations of thresholds set forth in Sections 5.9(f), (g), (i), (j), (k), (o) and (r), 5.14(a)(i), (ii), (iv), (v), (vi),
     (vii), (ix), (x) and (xi) and 5.15(a));

               (ii) any nonfulfillment or breach of any covenant, agreement or other provision by Dade under this Agreement; or

               (iii) payments, liabilities or other obligations under or with respect to the San Jose Sublease.

               (iv) other than Indemnified Liabilities and other than as otherwise expressly provided in this Agreement, any liability or obligation paid or discharged by Hoechst or any of its affiliates (other than Dade and its subsidiaries) after the Closing (or any related Loss) that arises out of or relates to the ownership, use or operation of the Business or the Business Assets; or

               (v) except with respect to the $26.9 million face amount of receivables referred to in Section 1.7, any claims by Dade and its affiliates against Hoechst and its affiliates with respect to intercompany accounts referred to in Section 7.17 hereof;

provided that the amount of Losses (I) with respect to clause (i) above (other
--------
than Losses relating to Section 5.3 (as it relates to the capital stock of Dade) or 5.4) or for breach of any covenant set forth in Section 3.3, 3.5 or 7.3(b) hereunder (but with respect to 7.3(b) hereunder, only for Losses due to payments made to any Person in excess of the amounts agreed upon by the parties hereto pursuant to Section 7.3(b) hereunder) shall be determined by multiplying, in order to acknowledge in certain cases that Hoechst's Loss may be suffered indirectly as a shareholder of Dade, the Hoechst Percentage times such Losses and (II) with respect to clause (i) above for Losses relating to Section 5.3 (as it relates to the capital stock of Dade) or 5.4 or for breach of any covenant set forth in Section 3.6, 3.7 or 7.19 shall be determined by adding to such Losses an amount equal to the Hoechst Percentage times such Losses; provided
                                                                    --------
further that, Dade shall not have any liability under clause (i) above with
-------
respect to any particular breach of representation and warranty (other than pursuant to Sections 5.1, 5.3 and 5.4 (and Section 5.23 to the extent related to the foregoing Sections)) unless the Loss for such item exceeds $517,000 (determined without applying the Hoechst Percentage to such Losses) and the aggregate of all Losses relating thereto for which Dade would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $20,769,000 (determined without applying the Hoechst Percentage to such Losses), and then only to the extent of any such excess; and provided further that the aggregate
                                           -------- -------
Losses for which Dade shall be liable under clause (i) above shall in no event exceed $207,690,000 (determined without applying the Hoechst Percentage to such Losses). Hoechst shall take and shall cause its affiliates to make a good faith attempt to mitigate all such Losses upon and after Hoechst becomes aware of any circumstances that could reasonably be expected to give rise to such Losses. As used herein, "Hoechst Percentage" shall be determined, in the case of each claim for
 ------------------
indemnification hereunder, as of the date of written notice of such claim and shall equal the percentage (calculated to the fourth decimal point) obtained by dividing (A) the Basic Percentage, by (B) one minus the Basic Percentage.
The "Basic Percentage" shall be determined as of the date of each such written
     ----------------
notice and shall equal the percentage (calculated to the fourth decimal point) obtained by dividing (x) the aggregate number of shares of Common Stock and Class L Common, Series B, owned by Hoechst at such time (but only to the extent that such Common Stock and Class L Common, Series B, were either acquired by Hoechst at the Closing hereunder or issued to Hoechst prior to the date of such claims upon the exercise of the Warrant), by (y) the total number of shares of Common Stock, Class L Common, Series B, and Class L Common Stock of Dade, par value $.01 per share ("Class L Common"), outstanding at such time plus all options to purchase shares of Common Stock, Class L Common and Class L Common, Series B, that were originally issued to employees of Dade and its affiliates and that are exercisable at such time. For example, if on the date of a written notice (i) Hoechst owned an aggregate of 450 shares of Common Stock and Class L Common, Series B, (80 acquired pursuant to the Warrant, 325 acquired pursuant to this Agreement and 45 acquired by other means) and (ii) an aggregate of 1,200 shares of Common Stock, Class L Common and Class L Common, Series B, were outstanding on a fully diluted basis (950 shares outstanding, vested employee options to purchase 200 shares and other options to purchase 50 shares), then the Basic Percentage would equal 35.2174% (405 / 1,150 = 0.352174) and the Hoechst Percentage would equal 53.8462% (0.35/(1.00 - 0.35) = 0.538462).

          (c) Manner of Payment.  Any indemnification of the Dade Parties or the
              -----------------
Hoechst Parties pursuant to this Section 7.2 shall be effected by wire transfer of immediately available funds from Hoechst or Dade, as the case may be, to an account designated by Dade or Hoechst, as the case may be, within 15 days after the determination thereof. Any such indemnification payments shall include interest at the Prime Rate from the date any such Loss is suffered or sustained to the date of payment. Notwithstanding the foregoing, if in the good faith judgment of Dade's board of directors Dade's payment of any portion of such Losses in immediately available funds would impose a significant financial burden on Dade, Dade shall have the option to issue for such portion pay-in-kind preferred stock convertible into Common Stock at the Warrant Price (as defined in the Warrant, but calculated on a per share basis), with a cumulative annual dividend rate, determined by an Independent Investment Banker (as defined below), based upon market conditions and for companies with a comparable credit rating, in order to reflect the financial condition of Dade after such Losses so as to give the preferred stock a market value equal upon issuance to its face amount. Any indemnification payments made pursuant to this Agreement shall be deemed to be adjustments to the Purchase Price for tax purposes. The parties acknowledge and agree that a "significant financial burden" (as used in this
Section 7.2(c)) would be imposed on Dade in order to pay Losses in cash if, for example, Dade's board of directors determined in its good faith judgment that Dade, after taking into account such payment, should obtain additional credit facilities (or expand existing credit facilities) in order to meet working capital and other business needs in the ordinary course of business and that obtaining such additional credit facilities (or expanding existing credit facilities)
would be burdensome to Dade.  "Independent Investment Banker" means, for
                               -----------------------------
the purposes of this Section 7.2(c), the remaining investment banking firm from the list of the five highest ranking New York-based investment banking firms (other than Goldman (or any successor or Affiliate)), rated by the gross dollar value of underwritten public offerings lead-managed during the preceding four -calendar - quarter period, after Hoechst and Dade shall each have alternately eliminated one such firm from such list until only one such firm remains.

          (d) Defense of Third Party Claims.  The party which is entitled to be
              -----------------------------
indemnified under this Section 7.2 (an "Indemnitee") shall promptly give written
                                        ----------
notice hereunder to the party required to indemnify under this Section 7.2 (an

"Indemnitor") after obtaining notice of any claim as to which recovery may be
-----------
sought against the Indemnitor because of the indemnity in this Section 7.2, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof, in each case to the extent known by the Indemnitee; provided that
                                                                   --------
the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the Losses for which the Indemnitor is obligated to be greater than such Losses would have been had the Indemnitee given the Indemnitor prompt notice hereunder, including any Loss sustained by the Indemnitee because of late notice of claims to its insurance carriers. Any Indemnitor shall be entitled to participate in the defense of any claim of a third party (a "Third Party Claim") giving rise to an Indemnitee's claim for
                -----------------
indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof and in connection therewith appoint a nationally recognized and reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that:
                   --------

               (i) the Indemnitee shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate
                            --------
          counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

               (ii) if the Indemnitor does not assume the defense of such Third Party Claim in accordance with this Section 7.2, the Indemnitee will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however,
                                                             --------  -------
          that if the Indemnitor fails to take reasonable steps necessary to defend diligently such Third Party Claim, the Indemnitee may assume its own defense, and the Indemnitor will be liable for all reasonable costs or expenses paid or incurred in connection therewith; and

               (iii) if the Indemnitor shall control the defense of any such Third Party Claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before ceasing to defend such Third Party Claim or before entering into any settlement of such Third Party Claim if such settlement does not expressly and unconditionally release, with prejudice, the Indemnitee from all liabilities and obligations with respect to such Third Party Claim.

          (e) Determination of Losses, etc.  The amount of any Losses for which
              -----------------------------
indemnification is provided under this Section 7.2 shall be (A) increased to take account of any actual net Tax cost incurred by the Indemnitee (or its affiliates) arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (B) reduced to take account of any actual net Tax benefit realized by the Indemnitee (or its affiliates) arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or benefit, the Indemnitee (or its affiliates, if applicable) shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Losses. Any indemnification payment hereunder shall initially be made without regard to this Section 7.2(e) and shall be reduced to reflect any such net Tax benefit or increased to reflect any such net Tax cost only after the Indemnitee (or its affiliates) has actually realized such benefit or cost. For purposes of this Agreement, an Indemnitee (or its affiliates) shall be deemed to have "actually realized" a net Tax
                                             -----------------
benefit or net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee (or its affiliates) is reduced below or increased above, as applicable, the amount of Taxes that such Indemnitee (or its affiliates) would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of Losses for which indemnification is provided under this Section 7.2 shall not include any liabilities and obligations if and to the extent that any such liabilities or obligations have actually reduced Net Assets.

          (f) Sole Remedy.  Except as otherwise expressly provided in this
              -----------
Agreement, Hoechst and Dade hereby acknowledge and agree that the sole and exclusive remedy of the Hoechst Parties and the Dade Parties with respect to any and all Losses relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, Dade and Hoechst hereby waive, to the fullest extent permitted under Applicable Law, rights with respect to any and all other Losses they or the other Hoechst Parties or the other Dade Parties may incur relating to the subject matter of this Agreement. Except as set forth in this Agreement, neither Dade nor Hoechst is making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Hoechst or Dade, after the consummation of the purchase and sale of the Stock contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

          (g) Indemnification in Favor of the GMBH Company or HDHC.  If Hoechst
              ----------------------------------------------------
enters into any agreement (including pursuant to the Restructuring Documents) with the GMBH Company or HDHC prior to the Closing, which agreement provides that Hoechst shall indemnify the GMBH Company or HDHC, as the case may be, for the indemnification obligations of Hoechst with respect to Section 7.4, 7.12, 7.13 or 7.15 or any Indemnified Liability, Dade shall not be entitled to any indemnification from Hoechst under this Agreement if and to the extent that Hoechst shall have indemnified the GMBH Company or HDHC, as the case may be, for such indemnification obligations. It is hereby agreed that such agreements to indemnify the GMBH Company shall cover obligations related to the Acquired Entities located in Europe, other than in the United Kingdom, Switzerland and Turkey (the "European Acquired Entities"),
                                                 --------------------------
and such agreements to indemnify HDHC shall cover obligations related to the Acquired Entities in any other country, including the United Kingdom, Switzerland and Turkey (the "Non-European Acquired Entities").
                             ------------------------------

      7.3 Expenses.
          --------

          (a) Hoechst will pay all taxes, costs, expenses and other obligations incurred or payable (i) in connection with the transactions contemplated by the Restructuring Documents and which taxes, costs, expenses and other obligations are necessary to incur in connection with such transactions as described therein or (ii) in connection with other transactions necessary to otherwise separate the Business from Hoechst and its affiliated companies (including in connection with transfers in or out of the Acquired Entities, whether before or after Closing). In no event shall such taxes, costs, expenses and other obligations include any liabilities if and to the extent that any such liabilities reduced the amount of Net Assets.

          (b) Upon the consummation of the transactions contemplated herein (and, with respect to Hoechst (and its affiliates), only upon such consummation), Dade shall pay (or reimburse Hoechst (or its affiliates), as the case may be) for all third-party, out-of-pocket fees, costs and expenses of Hoechst's (or its affiliates') and Dade's advisors for services rendered in connection with the Combination Documents, including investment advisors, accountants, lawyers and consultants, if any, subject to any prior agreements of the parties hereto as to the amount of any particular fees, costs and expenses;

provided that such payments shall be limited to activities directly related to
--------
the business combination contemplated hereby, such as due diligence and negotiations, but excluding, with respect to Hoechst and the Business, audits, other ordinary course activities and the transactions, agreements and arrangements referred to in Section 7.3(a) above. To the extent that on or prior to the Closing Hoechst has paid to any third-party any amount with respect to any such fees, costs or expenses for which Dade is obligated to pay pursuant to the foregoing, the amount of such payments by Hoechst shall be credited to the Net Assets as of the Closing subject to receipt by Dade of reasonable and appropriate documents for such fees, costs and expenses.

          (c) Hoechst (with respect to the Business) and Dade (with respect to Dade) will cooperate and use reasonable best efforts to obtain all requisite third party Consents with respect to Contracts necessary to consummate the transactions contemplated by the Combination Documents, but neither party will be required to pay more than $2 million (exclusive of attorney and other advisor fees) to third parties in connection therewith.

          (d) In addition to all fees, costs and expenses contemplated by Sections 7.3(a) and 7.3(c) above and other than those contemplated by Section 7.3(b) above, Hoechst shall also pay all transfer taxes, filing fees and other costs and expenses in connection with the transfer of the Business to Dade;

provided that such transfer taxes (other than German real estate transfer
--------
taxes), filing fees and other costs are not in excess of $750,000, with all amounts exceeding such limit to be paid by Dade; and provided further that
                                                     -------- -------
expenditures made by Hoechst pursuant to this Section 7.3(d) which are not required in connection with the transfer of the Business shall not be utilized in computing such $750,000 limitation, unless Dade shall have approved such expenditure by Hoechst, which approval shall not be unreasonably withheld. Filing fees contemplated by Section 3.7 hereunder and the Transfer Taxes set forth in Section 7.4(e) hereunder, to the extent paid in connection with the transfer of the Business to Dade, are subject to the terms of this Section 7.3(d).

      7.4 Tax Matters.
          -----------

          (a) Taxable Periods Ending on or Before the Closing Date.  Hoechst
              ----------------------------------------------------
shall prepare and file, or cause to be prepared and filed, at Hoechst's expense, all Tax Returns for the Acquired Entities for all taxable periods ending on or prior to the Closing Date which are filed after the Closing Date. Hoechst shall permit Dade to review and comment on each such Tax Return described in the preceding sentence prior to filing. Hoechst shall pay all income Taxes of the Acquired Entities with respect to taxable periods ending on or before the Closing Date. Hoechst shall be entitled to all income Tax refunds for Acquired Entities for all taxable periods ending on or prior to the Closing Date. Dade shall pay Hoechst any such refund amounts within 15 days of Dade, its affiliates', or Acquired Entities' receipt of the same.

          (b) Taxable Periods Beginning Before and Ending After the Closing
              -------------------------------------------------------------
Date. Dade shall prepare and file, or cause to be prepared and filed, any Tax Returns of the Acquired Entities for taxable periods which begin before the Closing Date and end after the Closing Date. Dade shall permit Hoechst to review and comment on each such Tax Return described in the preceding sentence prior to filing. Hoechst shall pay to Dade or the Acquired Companies within 15 days of the date on which income Taxes are paid with respect to such periods an amount equal to the portion of such income Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such income Taxes have not been paid on or before the Closing Date. For purposes of this Section 7.4(b), in the case of any income Taxes that are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such income Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed to be equal to the amount of income Taxes which would have been payable if the relevant taxable period ended on the Closing Date. Any income Tax refunds for taxable periods which begin before the Closing Date and end after the Closing Date shall be apportioned as described in this Section 7.4(b). Dade, its affiliates, and the Acquired Entities and Hoechst and its affiliates shall file for such refunds and fully cooperate to obtain the same. Dade shall pay Hoechst any refund amount due Hoechst under this Section 7.4(b) within 15 days of Dade's, its affiliates', or Acquired Entities' receipt of the same. Hoechst shall bear a portion of the costs of preparing and filing the Tax Returns governed by this

Section 7.4(b), such portion to be equal to the portion of the Tax shown on such Tax Return for which Hoechst is liable under this action. For purposes of Sections 7(a) and 7(b), an "income Tax" includes any Tax based on or measured in
                            ----------
whole or in part by income.

          (c) Additional Tax Indemnification.  In addition to the Taxes
              ------------------------------
allocated to Hoechst under Sections 7.4(a) and 7.4(b) above, Hoechst shall be liable for, and shall indemnify and hold Dade, its affiliates, and the Acquired Entities harmless against, without duplication, (i) any Taxes arising out of the transactions contemplated in the Restructuring Documents; and (ii) all liability (whether as a result of Treasury Regulation (S) 1.1502-6, or any similar provision of state, local, or foreign law, as a transferee, by contract, or otherwise) for Taxes of any Person based on an affiliation, contractual relationship or other relationship existing between such Person and any Acquired Entity at any time prior to the Closing. In no event shall such Taxes or liabilities include any liabilities if and to the extent that such liabilities reduced the amount of Net Assets.

          (d) Cooperation on Tax Matters.  Dade and its affiliates and Hoechst
              --------------------------
and its affiliates shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 7.4, or any amended return, claim for refund, determining a liability for Taxes or a right to refund of Taxes, or any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such return, analysis, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquired Entities and Hoechst and its other affiliates agree (A) to retain all books and records with respect to tax matters pertinent to the Acquired Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Dade or Hoechst, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Acquired Entities or Hoechst and their affiliates, as the case may be, shall allow the other party to take possession of such books and records.

          (e) All sales and transfer taxes, recording charges and similar taxes, fees or charges imposed as a result of any of the transactions contemplated in the Restructuring Documents or this Agreement (collectively, the "Transfer
                                                                  --------
Taxes"), together with any interest, penalties or additions to such Transfer Taxes shall be paid by Hoechst. In no event shall such Transfer Taxes, interest, penalties or additions include any liabilities if and to the extent that any such liabilities reduced the amount of Net Assets. Hoechst and Dade shall cooperate in timely making or causing their affiliates to make all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all Applicable Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such laws, the amount of any such Transfer Taxes payable in connection therewith.

      7.5 Confidentiality. Any information provided to Hoechst or its affiliates
          ---------------
by or on behalf of Dade and to Dade or its affiliates by or on behalf of Hoechst pursuant to this Agreement shall be held by Hoechst, Dade and their respective affiliates in accordance with, and shall be subject to the terms of, certain Confidentiality Agreements, dated October 17, 1996 and February 25, 1997, each by and between Hoechst and Dade (the "Confidentiality Agreements"), which are
                                      --------------------------
hereby incorporated in this Agreement with the same effect as though fully set forth herein.

      7.6 Covenant Not to Compete.
          -----------------------

          (a) As an inducement for Dade to consummate the transactions contemplated by the Combination Documents, Hoechst agrees that for a period (the "Non-Competition Period") beginning on the Closing Date and ending on the later
 ----------------------
of (x) the third anniversary of the Closing Date and (y) the earlier of (A) the date on which Hoechst no longer has (or, if Dade so requests, Hoechst waives) all of its rights under paragraph 1 of the Stockholders Agreement and such other provisions of the Stockholders Agreement, if any, as agreed to pursuant to
Section 1.4(d) (the "Designation Rights"), and (B) the date on which Dade
                     ------------------
terminates the Cooperation Agreement, it shall not (other than in its capacity as a stockholder of Dade and for the benefit of Dade in connection with the Transition Services Agreement), and it shall not permit any of its affiliates after the Closing to, directly or indirectly, either for itself or through any other Person, engage in, participate in, or permit its name to be used by any enterprise engaging in or participating in, any aspect of the human in vitro diagnostics business in any part of the world; provided, however, that nothing
                                               --------  -------
herein shall prohibit Hoechst or its affiliates from (i) participating in any activity contemplated by the Cooperation Agreement, (ii participating in a joint venture with any Person provided that the joint venture is not in competition
                        --------
with Dade in the human in vitro diagnostics business, and (ii acquiring any Person or entering into any business combination with any Person or entering into any joint venture in each case which is engaged in the human in vitro diagnostics business but in which the human in vitro diagnostics business is not the primary business of such Person or joint venture so long as Hoechst, in good faith, offers to sell such business to Dade and if, the parties cannot agree on a price, the price shall be the fair market value determined by an Independent Investment Banker. If Dade does not purchase such human in vitro diagnostics business, Hoechst shall enter into an agreement to sell such business to an independent third party within one year after Dade declines to purchase such human in vitro diagnostics business and shall consummate such sale within two years after Hoechst's acquisition of such human in vitro diagnostics business. For purposes of this Agreement, the term "participation" includes any direct or
                                          -------------
indirect interest in any enterprise, whether as a stockholder, partner, joint venturer, franchisor, franchisee or otherwise (other than by ownership of less than five percent (5%) of the stock of a publicly held corporation). Hoechst agrees that this covenant is reasonably designed to protect Dade's substantial investment in the Business and is reasonable with respect to its duration, geographical area and scope. The restrictions set forth in this Section 7.6(a) shall terminate upon the seventh anniversary of the Closing Date.

          (b) Prior to the later of (i) two years after the Closing Date and (ii one year after the date as Hoechst shall no longer have the Designation Rights, neither Hoechst nor any of its affiliates will solicit the employment (in any capacity) of, or, to the extent not otherwise prohibited by Applicable Law, hire, any employee of Dade or any of its affiliates (other than any employee whose employment is terminated by Dade or such affiliate) without the prior written consent of Dade (which consent shall not be withheld capriciously or otherwise without a good business reason). Notwithstanding the foregoing, nothing herein shall prohibit Hoechst from hiring Uwe Bicker in any capacity not otherwise prohibited in any agreement between Uwe Bicker and Dade or any of its affiliates.

          (c) Prior to two years after the date of this Agreement, neither Dade nor its affiliates (including the Acquired Entities after Closing) will solicit the employment (in any capacity) of, or, to the extent not otherwise prohibited by Applicable Law, hire any employee of Hoechst or any of its affiliates (other than an employee of InfraServ or whose employment is terminated by Hoechst or such affiliate), with whom Dade or any of its affiliates has had contact or who became known to Dade or any of its affiliates in connection with the consideration and consummation of the transactions contemplated by this Agreement, without the prior written consent (which consent shall not be withheld capriciously or otherwise without a good business reason) of Hoechst.

          (d) Prior to one year after the date on which the Cooperation Agreement shall have been terminated, neither Dade nor its affiliates (including the Acquired Entities after Closing) will solicit the employment (in any capacity) of, or, to the extent not otherwise prohibited by Applicable Law, hire any employee of Hoechst or any of its affiliates (other than an employee of InfraServ or whose employment is terminated by Hoechst or such affiliate), with whom Dade or any of its affiliates will have had contact or who becomes known to Dade or its affiliates in connection with the transactions contemplated by the Cooperation Agreement, without the prior written consent (which consent shall not be withheld capriciously or otherwise without a good business reason) of Hoechst.

          (e) If, at the time of enforcement of any of the provisions of this
Section 7.6, a court (or arbitrator or administrator) determines that the restrictions stated herein are unreasonable under the circumstances then existing, then the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The parties further agree that such court (or arbitrator or administrator) shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by law. In no event shall any such substituted or revised period, scope or geographical area exceed any restrictions set forth in Sections 7.6(a) and 7.6(b).

          (f) If Hoechst, Dade or any of their respective affiliates after the Closing (the "Restricted Persons") breaches, or threatens to commit a breach of,
              ------------------
any of the provisions of this Section 7.6 (the "Restrictive Covenants"), Dade or
                                                ---------------------
Hoechst, as the case may be, shall have, independent of any other rights and remedies under this Agreement, the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction without the need to post bond or other security, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the parties hereto and that money damages would not provide an adequate remedy to such party.

      7.7 Further Transfers; Further Assistance.
          -------------------------------------

          (a) Hoechst shall (whether prior to or after the Closing) execute and deliver such further instruments of conveyance and transfer and take such additional action as Dade may reasonably request to effect, consummate, confirm or evidence the transfer of the Stock to Dade, the transfer of the Business Assets to the Acquired Entities and the conduct of the Business by the Acquired Entities after the Closing (including with respect to obtaining and maintaining all Permits and other Consents necessary or desirable in connection therewith), and shall execute such documents as may be necessary to assist Dade in preserving or perfecting its rights in the Stock after giving effect to the Closing, and the Acquired Entities in preserving or perfecting their rights in the Business Assets or their ability to conduct the Business. Without limiting the foregoing, after the Closing, (i) Hoechst shall (and shall cause its affiliates to) promptly forward to Dade any and all proceeds from accounts receivable relating to the Business or the Business Assets that are received by Hoechst or its affiliates after the Closing but which are part of the Business Assets or which otherwise are for the account of Dade or its affiliates and (ii) Dade shall (and shall cause its affiliates to) promptly forward to Hoechst any and all proceeds from accounts relating to the business or assets (other than the Business or the Business Assets) that are received by Dade or its affiliates after the Closing but which are part of such business or assets or which otherwise are for the account of Hoechst or its affiliates. In connection with any transfer of Business Assets pursuant to this Section 7.7(a), no Hoechst Entity shall transfer any liabilities (of the kind used in calculating Net Assets), whether or not related to the Business, in excess of the amount of current assets (of the kind used in calculating Net Assets) transferred therewith.

          (b) Without limiting the foregoing, to the extent that the assignment by the Hoechst Entities to one of the Acquired Entities of any Contract pursuant to the Restructuring Documents is not permitted or is prohibited by any Governmental Entity or is not permitted without the consent of any other party to such Contract, neither the Restructuring Documents, this Agreement nor any other Combination Document shall be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Hoechst will take such provisions as to ensure that no Acquired Entity shall assume or be liable for any obligations or liabilities under any such Contract. Hoechst shall (and shall cause the Other Hoechst Entities to) use their reasonable efforts to advise Dade promptly in writing with respect to any such Contract which any Hoechst Entity knows or has reason to believe will or may not be subject to assignment to one of the Acquired Entities pursuant to the Restructuring Documents. If any Consent with respect to any Contract is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Hoechst shall (and shall cause the Other Hoechst Entities to) cooperate with Dade following the Closing Date in any reasonable arrangement designed to provide Dade with the rights and benefits (subject to the obligations) under any such Contract, including, at Hoechst's expense (but subject to the limit on payments to third parties as set forth in Section 7.3(c) herein), enforcement for the benefit of the Acquired Entities of any and all rights of the Hoechst Entities against any other party arising out of any breach or cancellation of any such Contract by such other party and, if requested by Dade, acting as an agent on behalf of the Acquired Entities or as Dade shall otherwise reasonably require.

      7.8 Arbitration.
          -----------

          (a) Procedure.  At the election of Dade or Hoechst, by written
              ---------
delivery to the other party, any dispute or controversy to which Dade and Hoechst are the principal parties arising out of or relating to the provisions of this Agreement or any of the other Combination Documents (a "Dispute") shall
                                                                -------
be determined in accordance with the arbitration procedures set forth in this
Section 7.8, except as otherwise provided herein (including Section 1.6 above). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 7.8 or otherwise in the Combination Documents, the arbitration procedures and any Final Arbitration Determination (as defined below) hereunder shall be governed by, and shall be enforced pursuant to, the Commercial Arbitration Rules (as supplemented by its Supplementary Procedures for Large, Complex Disputes) of the American Arbitration Association as in effect from time to time. All arbitration proceedings shall be held in New York, New York.

          (b)  Notice of Arbitration.  In the event that Dade or Hoechst asserts
               ---------------------
that there exists a Dispute, Dade or Hoechst, as the case may be, shall deliver a written notice to the other party specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within 10 calendar days after delivery of such notice, Dade or Hoechst, as the case may be, may, within 45 Business Days after delivery of such notice, commence arbitration hereunder by delivering to the other party a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration
                            ---------------------
shall specify the matter(s) as to which arbitration is sought, the nature of any Dispute, the claim(s) of Dade or Hoechst, as the case may be, with respect to the arbitration and shall specify the amount and nature of any damages sought to be recovered as a result of the claim.

          (c) Selection of Arbitrators.  Dade, on the one hand, and Hoechst, on
              ------------------------
the other hand, shall each select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Dade's Arbitrator" and "Hoechst's Arbitrator," respectively). In the
           -----------------       --------------------
event that either Dade or Hoechst fails to select an independent arbitrator as set forth herein within 30 calendar days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other. Hoechst's Arbitrator and Dade's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section

7.8. If Hoechst's Arbitrator and Dade's Arbitrator are unable to agree on a third arbitrator within 20 calendar days after their selection, Hoechst's Arbitrator and Dade's Arbitrator shall each prepare a list of three independent arbitrators expert in the subject matter of the Dispute. Hoechst's Arbitrator and Dade's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within 7 calendar days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Hoechst's Arbitrator and Dade's Arbitrator.

          (d) Costs.  The cost of arbitration ("Arbitration Cost") shall be paid
              -----                             ----------------
by Hoechst, subject to the reimbursement by Dade as set forth in the next sentence. If any of the items set forth in the Notice of Arbitration are resolved by the arbitrator in favor of Hoechst, Dade shall promptly reimburse Hoechst by wire transfer of immediately available funds in an amount equal to (the "Arbitration Reimbursement Calculation") (if and only if a positive number)
      -------------------------------------
the Arbitration Cost multiplied by a factor equal to A minus B plus twice A
                                                       -----   ----
multiplied by B; where "A" is the quotient obtained by dividing the amount of
----------
the items in the Notice of Arbitration resolved by the arbitrator in favor of Hoechst by the total amount of such items, and "B" is the Hoechst Percentage.

          (e) Entry of Award.  The arbitrator(s) shall conduct the arbitration
              --------------
such that a final result, determination, finding, judgment and/or award (a

"Final Arbitration Determination") is made or rendered as soon as practicable,
--------------------------------
but in no event later than 90 calendar days after the delivery of the Notice of Arbitration nor later than 10 calendar days following completion of the arbitration. The Final Arbitration Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Arbitration Determination shall be final and binding on the parties and there shall be no appeal from or reexamination of the Final Arbitration Determination, except for fraud, perjury or misconduct by an arbitrator prejudicing the rights of any party, and to correct manifest clerical errors.

          (f)  Enforcement.   Dade and Hoechst may enforce any Final Arbitration
               -----------
Determination in any court of competent jurisdiction.  If a party makes the
Section 7.8(a) arbitration election after the other party has instituted a lawsuit (including a third-party suit) regarding the same Dispute, the other party shall terminate the lawsuit (except the portion, if any, seeking the relief permitted under Section 9.11) and the Dispute shall be resolved pursuant to this Section 7.8.

          (g) Other Remedies.  Nothing in this Section 7.8 shall be construed to
              --------------
impair the right of either party to seek injunctive or other equitable relief pursuant to Section 9.11.

      7.9 Use of Current Supplies and the Hoechst Name.  Dade will have after
          --------------------------------------------
the Closing in Inventory a quantity of work-in-process, preprinted stationery invoices, receipts, forms, advertising and promotional materials, training and source literature, packaging material and other supplies (including all Inventory acquired by Dade) which bear Hoechst's or any Other Hoechst Entity's name and logo. To the extent legally permissible, Hoechst hereby grants, and shall cause the Other Hoechst Entities to grant, to Dade a paid-up license, to remain in effect until the exhaustion of such

Inventory in the ordinary course of business, to use any trademarks, trade names, trade dress, copyright or other proprietary rights of Hoechst associated with such Inventory. Dade agrees to use reasonable best efforts to exhaust such Inventory in the ordinary course of business as soon as is reasonably practicable after the Closing. Such license shall be in addition to other licenses granted hereunder or under the documents entered into in accordance with the terms of this Agreement and the Restructuring Documents. Except as provided in this Section 7.9 and as set forth in the Restructuring Documents, no interest in or right to use the name "Hoechst" or the name of any Other Hoechst Entity (other than the Acquired Entities) or any derivation thereof or any trademark, trade name or trade dress with respect thereto is being transferred to Dade pursuant hereto. Within 20 Business Days after the Closing, Dade shall change the name of each Acquired Entity whose name currently includes "Hoechst" so as to remove the "Hoechst" name therefrom. Notwithstanding anything in this
Section 7.9 or the Restructuring Documents to the contrary, for a period of three (3) years after the Closing, Dade shall have the right to use the name "Hoechst" in connection with the renamed Acquired Entities located in Japan, Singapore, China and Korea by stating, in whatever form or medium, that each such Acquired Entity is a "Hoechst Joint Venture" or a "Hoechst Diagnostics Joint Venture."

     7.10 Change of Structure.  Notwithstanding anything to the contrary in this
          -------------------
Agreement, if Dade or Hoechst proposes an alternative structure for the transfer of the Business to Dade from that contemplated in this Agreement, and such alternative structure does not adversely affect the Tax or accounting consequences, allocation of liabilities, marketability of securities in the public markets, valuation of enterprise or any other economic considerations related to the transfer of the Business, Hoechst and Dade agree to negotiate in good faith to modify (or cause their affiliates to modify), to the extent legally permissible, the Restructuring Documents, this Agreement and the other Combination Documents in such ways as are necessary to implement such alternative structure. For purposes of this paragraph, alternative structures which may be considered include (i) the acquisition of Acquired Entities directly by Dade or its wholly owned subsidiaries, (ii) the acquisition of Business Assets directly by Dade or its subsidiaries, and (iii) making elections under Section 338 (or, if applicable, Section 338(h)(10)) of the Code (or any similar provision of state, local or foreign Tax law) with respect to any Acquired Company or Acquired Entity.

     7.11 Transition Countries.  Without limiting the provisions of Section 7.7
          --------------------
and in furtherance thereof, if by the Closing Date, Dade and Hoechst or their respective affiliates have not received regulatory clearance in one or more countries to close the transactions contemplated by the Combination Documents (a "Transition Country"), it is agreed that Hoechst shall, directly or indirectly,
 ------------------
on and after the Closing Date, and during the period from the Closing Date until receipt of regulatory clearance in the country (the "Transition Phase"), carry
                                                     ----------------
on that part of the Business as agent and trustee and for the account of Dade and its affiliates (after the Closing Date) in accordance with the following provisions:

          (a) Hoechst shall within 30 days after the end of each calendar month of the Transition Phase, and also within 30 days after the end of the Transition Phase, prepare, or cause to be prepared, an account for the Business in each Transition Country, showing for each such calendar month or other period:

               (i)   All receipts received by Hoechst and its affiliates; and

               (ii) All out-of-pocket expenses incurred by Hoechst and its affiliates directly relating to the Business, other than pursuant to arrangements otherwise contemplated by the Transition Services Agreement.

The account shall show the net difference between (i) and (ii), and shall be accompanied by payment of the difference to Dade if (i) is greater than (ii), or an invoice to Dade for the difference if (ii) is greater than (i), which invoice Dade shall pay within ten (10) days after receipt.

          (b) Any comments or objections which Dade may have with respect to the accounts rendered for that Transition Country under Section 7.11(a) above shall be discussed promptly between Dade and Hoechst. If such comments or objections result in the matter under discussion being resolved, then any appropriate amendment shall be made to such account and Dade and Hoechst shall account to each other accordingly. If such comments or objections do not result in such resolution, then the matter in dispute shall be dealt with in the manner outlined in Section 7.8.

          (c) If any claim which is covered by insurance of Hoechst or any of its affiliates shall arise during the Transition Phase in respect of any of the Business Assets relating to a part of the Business carried on in a Transition Country, Hoechst shall promptly submit, or cause to be submitted, all relevant documents to the insurers to substantiate such claim in trust for Dade and turn over the proceeds to Dade. Hoechst shall promptly inform Dade of the circumstances giving rise to such insurance claim.

          (d) Except as otherwise provided in this Agreement, Dade shall have sole liability and responsibility for and in respect of all employees, if any, in each Transition Country (the "Transition Employees") on and after the
                                 --------------------
Closing, and Dade shall indemnify or, cause its affiliates (after the Closing) to indemnify, Hoechst and its affiliates (after the Closing), and keep them indemnified in respect thereof. To facilitate an orderly transition of the relevant part of the Business in each Transition Country, during the Transition Phase, Hoechst or its affiliates (after the Closing) shall continue to employ the Transition Employees, and, in consideration thereof, except as otherwise provided in this Agreement with respect to such employees, Dade or its affiliates (after the Closing) shall fully reimburse Hoechst and its affiliates (after the Closing) the cost of the salary, benefits, and all other payments payable to or liabilities in respect of the relevant Transition Employees incurred with respect to the Transition Phase. All such sums so payable shall be regarded as payment of expenses in respect of the Business within the meaning of Section 7.11(a)(ii) above, and shall be reflected in the account(s) rendered for the relevant Transition Country. Except as otherwise provided in this Agreement, no liabilities shall attach to Hoechst or its affiliates (after the Closing) in respect of any of such Transition Employees, who shall be the sole responsibility of Dade and its affiliates (after the Closing), and over whom Dade and its affiliates (after the Closing) shall have full management and supervisory responsibility from and after the Closing.

     7.12 U.S., Europe and Japan Restructuring Expenses.  Hoechst will fund, as
          ---------------------------------------------
incurred, all costs and expenses relating to the restructuring plans previously disclosed to Dade and its representatives for the categories of expenses set forth on the attached U.S./Europe/Japan Restructuring Expenses Schedule. To the
                      -------------------------------------------------
extent the restructuring plans are not completed prior to Closing Date, Dade will complete, at Hoechst's expense, such plans in a manner consistent with such restructuring plans and will consult with Hoechst from time to time in implementing such restructuring plans. The parties agree that the amounts set forth on the U.S./Europe/Japan Restructuring Expenses Schedule are provided for informational purposes only and that the actual costs and expenses to be funded by Hoechst may be more or less than the amounts set forth thereon.

     7.13 Italy Manufacturing Facility Restructuring Expenses.  Hoechst shall
          ---------------------------------------------------
complete, at its sole expense, the planned shutdown (the "Italian Facility
                                                          ----------------
Shutdown") of the Italy manufacturing facility.  Hoechst hereby agrees to pay
--------
for all costs, obligations and liabilities arising from or directly related to such Italian Facility Shutdown.

     7.14 Break-Up Fee.  If  this Agreement is terminated because the condition
          ------------
set forth in Section 2.1(n) shall not have been satisfied, Dade will promptly, but in no event later than three Business Days after this Agreement has been terminated due to the failure of such condition, pay Hoechst $25 million in immediately available funds via wire transfer. Hoechst and Dade hereby agree that the payment of such fee is a material inducement to Hoechst to enter into this Agreement and is to compensate Hoechst for the opportunity costs and risks of entering into this Agreement.

     7.15 SEP Liability.  Certain employees and former employees of the Syva
          -------------
division of the Business are covered by the Special Employment Program ("SEP")
                                                                         ---
which provides certain severance and termination payments in the event conditions set forth in the SEP are satisfied. Hoechst hereby agrees to indemnify HDHC from all Losses arising out of or in connection with SEP. Hoechst will have full responsibility for handling all claims or potential claims, including all decisions relating to payment thereof, and will reimburse HDHC for all out-of-pocket and other costs and expenses (including mutually agreeable charges for employee time, facilities, document production, legal fees, etc.). Prior to January 1, 1998, Dade agrees to comply with the agreements set forth on the attached SEP Schedule with a view to mitigating
                                     ------------
Hoechst's exposure with respect to SEP. Hoechst agrees to make available to Dade all available information, including reports generated with regard to SEP and those benefits sought by Continued Employees under SEP, and, at the reasonable request of Dade, will meet periodically with Dade to provide additional information.

     7.16 Proprietary Rights Filing Expenses. Hoechst shall prepare and file (or
          ----------------------------------
shall cause to be prepared and filed) all documents necessary or desirable for, and shall bear all costs associated with, recording in the applicable patent, trademark and copyright offices the GMBH Company's ownership interest in those patents, trademarks and copyrights included among the Proprietary Rights, including the recording of the assignments of patents and trademarks from Syva Co. and Syntex (USA) Inc.

     7.17 Assignment of Intercompany Accounts.  Hoechst shall assign immediately
          -----------------------------------
prior to Closing (a) to the GMBH Company the net balance of all intercompany receivables less intercompany payables of Hoechst and its consolidated affiliates on the one hand and the European Acquired entities on the other hand and (b) to HDHC the balance of all intercompany receivables and intercompany payables of Hoechst and its consolidated affiliates on the one hand and the Non-European Acquired Entities on the other hand, in accordance with following:

              (i) Hoechst shall cause to be assigned to Hoechst all intercompany receivables on the books of its fully consolidated subsidiaries (other than the Acquired Entities) as of the Closing against each of the Acquired Entities.

              (ii) Except as set forth in Section 1.7, Hoechst and each of the Acquired Entities shall then enter into off-set agreements, pursuant to which all claims then being held by Hoechst and all claims of such Acquired Entity against Hoechst or any of its fully consolidated subsidiaries (other than the Acquired Entities) shall be offset against each other.

              (iii) Hoechst shall then assign the balance of each off-set agreement with each European Acquired Entity to the GMBH Company and with each Non-European Entity to HDHC to be treated, in each case, as a capital contribution. Except as set forth in Section 1.7, if any such balance shows a claim of any European Acquired Entity or any Non-European Acquired Entity, then the GMBH Company and HDHC, respectively, shall assume such claim in favor of Hoechst or its fully consolidated subsidiary.

     7.18 Option Agreements.
          -----------------

          (a) Prior to the Closing, Hoechst and the GMBH Company shall enter into an option agreement, governed by German law and which shall expressly exclude any representations or warranties, rights to damages, indemnification or rescission or any other similar rights, pursuant to which (i) Hoechst shall grant to the GMBH Company the right, but not the obligation, to purchase, between January 1, 1999 and January 31, 1999 (the "Finber Call Option"), from
                                                   ------------------
Hoechst shares in Finber S.p.a., an Italian corporation, representing 30% of Finber's outstanding stated capital (the "Finber Shares") free and clear of all
                                          -------------
Liens and (ii the GMBH Company shall grant to Hoechst the right, but not the obligation, to sell, between February 1, 1999 and February 28, 1999 (the "Finber
                                                                          ------
Put Option"), to the GMBH Company the Finber Shares free and clear of all Liens.
----------
The exercise price for the Finber Call Option shall be $3,150,000 (converted into German Marks pursuant to the terms of the option agreement) and for the Finber Put Option shall be $3,500,000 (converted into German Marks pursuant to the terms of the option agreement). If Hoechst deposits with the GMBH Company German Marks equal to the $3,150,000 exercise price under the Finber Call Option, any interest earned with respect to such deposited funds shall be payable to Hoechst.

          (b) At the Closing, Hoechst, Dade and Dade Netherlands B.V., a Dutch corporation ("Dade Netherlands"), shall enter into a duly notarized option
              ----------------
agreement, governed by German law and which shall expressly exclude any representations or warranties, rights to damages, indemnification or rescission or any other similar rights, pursuant to which (i) Hoechst shall grant to Dade the assignable right, but not the obligation, to purchase, within 90 days after the Closing (the "Real Estate Call Option"), from Hoechst certain real estate
                  -----------------------
located at Marburg, Germany and described on the attached Owned Real Estate
                                                          -----------------
Schedule (the "Guzhauser Real Estate") and (ii) Dade Netherlands or its assignee
--------       ---------------------
shall grant to Hoechst the right, but not the obligation, to sell, between the date which 91 days after the Closing and the date which is 180 days after the Closing (the "Real Estate Put Option"), to Dade Netherlands or its assignee the
              ----------------------
Guzhauser Real Estate. Pending the exercise of the Real Estate Call Option or the Real Estate Put Option, Hoechst shall provide the GMBH Company with a rent-free lease for the Guzhauser Real Estate. The exercise price for the Real Estate Call Option shall be DM34,228,000 and for the Real Estate Put Option shall be DM36,000,000. If Hoechst deposits with Dade Netherlands German Marks equal to the DM34,228,000 exercise price under the Real Estate Call Option, any interest earned with respect to such deposited funds shall be payable to Hoechst.

     7.19 Holding Periods.  Dade agrees that, in order to prevent the incurrence
          ---------------
of certain tax liabilities by Hoechst or its affiliates, it does not intend to (and does not intend to permit any of its affiliates to) sell, transfer or otherwise dispose of any shares of stock identified in this Section 7.19 as follows for the periods set forth in this Section 7.19 for such shares:

          (a) Shares constituting 84.16% of each class of capital stock of Behring Diagnostics Benelux B.V. shall be held by the GMBH Company until April 1, 1998;

          (b) Shares constituting 42.96% of each class of capital stock of Behring Diagnostics AG shall be held by Syva Diagnostics Netherlands B.V. until December 31, 2001; and

          (c) Shares constituting all of the capital stock of Behring Diagnostics Austria Ges.m.b.H. shall be held by the GMBH Company until December 31, 1998. Notwithstanding Dade's intentions, in the event that Dade, or an affiliate of Dade, elects not to observe the holding periods set forth in this
Section 7.19 (or such other holding periods as may be mutually agreed upon), Dade shall promptly notify Hoechst of such event and shall indemnify Hoechst and its affiliates and save and hold each of them harmless from any Loss arising from tax liabilities payable as a result of the failure of Dade to observe such holding periods that Hoechst or such affiliate may suffer as a result of such election.

     7.20 Thai Business.  On or before December 31, 1997 (or immediately
          -------------
following the Closing, if the Closing shall occur after December 31, 1997), Dade shall, or shall cause a newly formed subsidiary of Dade organized under the laws of Thailand ("Thai Sub") or another subsidiary of Dade to, purchase from Hoechst
              --------
Thai Ltd. ("Hoechst Thai") and Hoechst Thai shall sell to Thai Sub, all of the
            ------------
business assets and all liabilities and obligations relating to the Business conducted by Hoechst Thai upon reasonable and mutually satisfactory terms and conditions in order to achieve, to the extent practicable, identical economic results to Dade and Hoechst that would have ensued if Dade had otherwise acquired such Business Assets, liabilities and obligations at the Closing;

provided, however, that Hoechst Thai shall  not be obligated to transfer current
--------  -------
assets (of the kind used in calculating Net Assets) in excess of liabilities (of the kind used in calculating Net Assets).


                                  ARTICLE VII

                        EMPLOYEES AND EMPLOYEE BENEFITS
                        -------------------------------

      8.1 Employees.
          ---------

          (a) On or prior to the Closing Date, Hoechst shall cause the employment of each Business Employee that is not employed at an Acquired Entity as of the date hereof to be transferred to the appropriate Acquired Entity. All Business Employees who are employed by the Acquired Entities as of the Closing Date shall be referred to herein as the "Continued Employees." At least 10 days
                                         -------------------
prior to the Closing Date, Hoechst shall notify Dade of the Business Employees that have not been transferred to an Acquired Entity. Neither Dade nor the Acquired Entities shall have any obligation under this Agreement or otherwise to provide employment to any person who is not a Business Employee, and Hoechst shall be fully responsible for any liability or obligation with respect to such person.

          (b) On and after the Closing Date, except as otherwise provided in this Agreement, the Acquired Entities shall continue to be bound by the provisions of each prior offer of employment that pertains to the Continued Employees and by the applicable and relevant employment agreements, collective bargaining agreements, collective employee agreements, customary practices and other employment-related obligations, to the extent required by local law or the provisions of such agreements. Nothing, except as otherwise provided herein, shall prevent Dade or the Acquired Entities from modifying the Continued Employee's terms and conditions of employment or establishing new terms and conditions of employment to the extent such actions are permitted by local law and the provisions of such agreements.

      8.2 Employee Compensation and Benefits.
          ----------------------------------

          (a) Except as otherwise specifically provided herein or as may be agreed upon by Hoechst and Dade, the Acquired Entities shall no longer participate in, and the Continued

Employees shall no longer accrue benefits under, any employee benefit plan, arrangement, or program of Hoechst (or an affiliate thereof) after the Closing Date or, if applicable, the end of the Transition Period (as defined below). Dade or the Acquired Entities shall assume and be responsible for all obligations relating to wages, salaries, bonuses and other forms of compensation and related expenses and all employee benefits accrued or incurred under any and all plans, programs or arrangements of Hoechst (or any affiliate) on or before the Closing Date with respect to the Continued Employees to the extent such amounts are included within the calculation of Net Assets pursuant to Section
1.5 hereof or if appropriate amounts have been transferred from Hoechst funds or insurance contracts into corresponding Dade funds or insurance contracts. Except as otherwise provided herein, Hoechst shall be responsible for all obligations relating to compensation and related expenses and all employee benefits accrued or incurred under any and all plans, programs or arrangements of Hoechst (or any affiliate) on or before the Closing Date with respect to the Continued Employees to the extent they are not included in the calculation of Net Assets pursuant to
Section 1.5 hereof and no appropriate amounts have been transferred from Hoechst funds or insurance contracts into corresponding Dade funds or insurance contracts.

          (b) With respect to any Business Employee or former Business Employee that is on short-term or long-term disability or workers compensation as of the Closing Date, Hoechst shall be responsible for all employee benefit obligations accrued or incurred by or payable to such person during the Disability Period as though such person had remained an employee of Hoechst, and such person shall remain a participant in such Hoechst plan during the Disability Period. The Disability Period shall be the period beginning on the Closing Date and ending on the date the person resumes active employment with Dade (or an affiliate) after recovery from such condition. At the conclusion of the Disability Period, Dade (or an affiliate) shall extend employment to such person in accordance with all legal requirements and its existing personnel policies (to the extent such policies are consistent with Applicable Law). Hoechst shall also be responsible for all obligations related to or arising from any person who is not employed by the Acquired Entities as of the Closing Date, including any person who has retired or terminated employment on or prior to the Closing Date, and Hoechst shall indemnify Dade and the Acquired Entities from and against any and all such obligations.

          (c) Each Continued Employee employed in the United States or Canada shall be fully vested as of the Closing Date in his or her benefit under each retirement or capital accumulation plan maintained by Hoechst (or an affiliate).

          (d) Except as may be otherwise provided herein, from the Closing Date and until at least December 31, 1997 (the "Transition Period"), Dade shall cause
                                           -----------------
to be provided to the Continued Employees of the U.S. Company (the "U.S.
                                                                    ----
Continued Employees") employee benefits which are identical to the benefits
-------------------
provided by Hoechst immediately prior to the Closing Date. In this regard, Dade shall cause such benefit to be provided to the U.S. Continued Employees by having such persons continue to participate in the Hoechst employee benefit plans during the Transition Period as follows:

                 (i)  Pension.
                      -------

                    (A) The U.S. Continued Employees shall continue to participate in the Hoechst Celanese Retirement Plan (the "HCC Pension
                                                                    -----------
          Plan") until December 31, 1997, and service and compensation earned
          ----
          with Dade (or an affiliate) shall be considered under the HCC Pension Plan as if it were earned with Hoechst. Hoechst shall retain all of the benefits accrued under the HCC Pension Plan as of December 31, 1997 with respect to each U.S. Continued Employee. In addition, Hoechst shall amend the HCC Pension Plan to provide that a U.S. Continued Employee's service with Dade (or an affiliate) after the Closing Date shall be recognized as service under the HCC Pension Plan for purposes of determining the U.S. Continued Employee's eligibility for benefits thereunder (but not for purposes of determining additional retirement benefit accruals beyond that accrued as of the Closing Date).

                    (B) Dade shall pay Hoechst for the continued coverage of the U.S. Continued Employees in the HCC Pension Plan an amount that shall be based on the 1997 Service Cost determined with respect to each U.S. Continued Employee (in accordance with FAS 87) and the number of months in which such person participated in such plan during the Transition Period.

                    (C) Dade shall not assume any obligation accrued under the HCC Pension Plan, and no assets shall be transferred from the HCC Pension Plan to Dade. Hoechst shall indemnify and save harmless Dade and the Acquired Entities from and against any and all obligations and liabilities, of whatever nature, arising from or related to the HCC Pension Plan and the continued participation in such plan after the Closing Date by the Continued Employees.

               (ii) 401(k) Plan.  The U.S. Continued Employees shall continue to
                    -----------
     participate in the Hoechst Celanese 401(k) plan (the "HCC 401(k) Plan")
                                                           ---------------
     during the Transition Period as though they were employees of Hoechst during such period. Dade shall reimburse Hoechst for the cost of the contributions owing during such period with respect to the U.S. Continued Employees.

               (iii) Welfare Benefits.  The U.S. Continued Employees shall
                     ----------------
     continue to participate in the employee welfare benefit plans maintained by Hoechst until December 31, 1997. Dade shall reimburse Hoechst for the direct cost of such coverage. For this purpose, the direct cost shall mean the actual claims and expenses incurred by the U.S. Continued Employees during the Transition Period or, with respect to life insurance, survivorship coverage and disability coverage, a represented insured premium cost as mutually agreed to by Hoechst and Dade.

          (e) Dade shall cause to be provided the following benefits (notwithstanding the fact that the actual payments would be made after December 31, 1997), provided, however, that Dade shall be reimbursed by Hoechst for any
           --------  -------
portion of such benefit payment that is attributable to the period prior to, or arising on account of an event occurring on or prior to, the Closing Date:

                    (i) a bonus payment for 1997, payable early in 1998, to all eligible Continued Employees, which is determined in accordance with the appropriate U.S. Company bonus plan, provided that such payment
                                                    -------- ----
          shall be no less than the amount reflected in the calculation of Net Assets;

                    (ii) Executive Perquisite Payments, payable early in 1998, for all Continued Employees who would have been eligible for such payments from the U.S. Company;

                    (iii) all relocation benefits, including the appropriate cost of living adjustments, payable under the U.S. Company's Relocation Plan, for all relocations which took place on or prior to the Closing Date.

          (f) Transition Benefit Arrangements.  On or prior to the Closing Date,
              -------------------------------
Dade and Hoechst shall agree upon the support services that Dade will need Hoechst to provide after the Closing Date in order to effectuate a smooth transition of the Continued Employees to Dade and the Hoechst employee benefit plans that the Continued Employees will continue to participate in during a transition period following the Closing Date.

      8.3 Pension Plans.
          -------------

          (a) Non-US Pension Plans.  Effective as of the Closing Date (or the
              --------------------
end of any transition period), the Acquired Entities shall assume the pension obligations of the Continued Employees under each pension plan, other than the HCC Pension Plan, in which such employees participated as of the Closing Date (the "Hoechst Pension Plans"). As soon as practicable after the Closing Date,
      ---------------------
or the end of the transition period, if applicable, to the extent permitted under local Applicable Law, and consistent with local actuarial principles, Hoechst shall transfer cash from the trust for each of the funded Hoechst Pension Plans or, to the extent applicable, the applicable portion of the insurance company contract maintained to fund such plan to the trust or other funding vehicle for the plan established by Dade or an Acquired Entity.

          (b) Non-U.S. PBO Shortfall Determination.  As soon as practical after
              ------------------------------------
the Closing Date or, if applicable, at the end of the Transition Period, Hoechst shall cause to be made a calculation in accordance with Financial Accounting Standard 87 ("FAS 87") of the Projected Benefit Obligation ("PBO") under each
              ------                                          ---
of the Hoechst Pension Plans using the actuarial assumptions and factors used by Hoechst in the Latest Balance Sheet (or, if no assumptions were used for any such plan, Hoechst and Dade shall agree upon appropriate assumptions prior to

Closing) (the "PBO Amount").  Hoechst shall deliver to Dade a schedule of the
               ----------
PBO calculations with respect to each Hoechst Pension Plan along with such other information which is necessary for Dade to verify such results. If the assets transferred to the Acquired Entities with respect to any Hoechst Pension Plan are less than the PBO Amount determined for such plan (the "PBO Shortfall"),
                                                            -------------
Hoechst shall cause a cash payment to be made to Dade equal to the PBO Shortfall, if any, for such Hoechst Pension Plan; provided, however, that no
                                                  --------  -------
payment shall be made hereunder unless the sum of the PBO Shortfalls for all Hoechst Pension Plans exceeds $26.9 million and then only to the extent that the sum of the PBO Shortfalls exceeds $26.9 million; provided further, however, that
                                                 -------- -------  -------
if the PBO Shortfalls for all Hoechst Pension Plans exceed $28.9 million, Hoechst shall not be obligated to cause a cash payment to be made to Dade, but rather Hoechst and Dade shall agree on an alternative mechanism whereby the PBO Shortfalls with respect to the pension obligations under the Hoechst Pension Plans assumed by Dade shall not exceed $26.9 million (but shall not be less than $24.9 million). Interest shall be added to the PBO Shortfall amount at the Prime Rate from the Closing Date to the date the cash payment is made. In the event the sum of the PBO Shortfalls is less than $26.9 million, Dade shall cause a cash payment to be made to Hoechst equal to the difference between $26.9 million and the sum of the PBO Shortfalls. The payment shall be made by HDHC and shall occur on the fifth anniversary of the Closing Date and include interest from the Closing Date at the rate of 8% per annum.

          (c) U.S. Nonqualified Plans.  Hoechst shall retain all obligations of
              -----------------------
the Continued Employee earned or accrued prior to January 1, 1998 under each nonqualified deferred compensation plan or excess benefit plan.

          (d) German Pension Plan.  The Continued Employees in Germany and any
              -------------------
future new entrants of the GMBH Company shall be permitted to participate in the Hoechst group Pensionskasse, Hoechst group Sterbekasse (captive life insurance company) and Hoechst group Betriebskrankenkasse (health fund) on the terms and conditions applicable to all participating companies. Hoechst shall also continue to provide to Dade administrative support with respect to the direct benefit pledges under the Betriebliche Zusatzversorgung (BZV) and the self insured death and disability benefit plans.

      8.4 Hoechst Savings Plan.  On a date that is mutually agreeable to Hoechst
          --------------------
and Dade, which shall be no later than 90 days after the date Hoechst receives evidence that Dade maintains the plans contemplated by this Section, there shall be a transfer in cash from the defined contribution plans maintained by Hoechst ("Defined Contribution Plans") to the defined contribution plans maintained by
  --------------------------
Dade. The amount of the transfer shall be equal to the aggregate account balances (whether vested or not) under the Defined Contribution Plans of all Continued Employees as of the date of the transfer. As of the transfer date, Dade shall cause the plans of Dade referred to herein to assume benefits under the Defined Contribution Plans.

      8.5 COBRA.  Hoechst shall retain liability for all persons receiving
          -----
"continuation coverage", as of January 1, 1998, under any plan that is not maintained exclusively by an Acquired

Entity. With respect to "group health plans" established by Dade on or after January 1, 1998 for the benefit of the Continued Employees, Dade or its affiliates shall comply with all COBRA obligations applicable to those plans.

      8.6 U.S. and Canadian Retiree Medical Plan.  Hoechst shall indemnify and
          --------------------------------------
save Dade and the Acquired Entities harmless against any and all obligations and liabilities, of whatever nature, arising from or related to the Hoechst retiree medical plan and the commitments established thereunder.

      8.7 Payment by Hoechst.
          ------------------

          (a) If Dade shall change any pension plan for the U.S. Continued Employees, Dade shall cause the pension plan in which the U.S. Continued Employees shall participate on or after January 1, 1998 to recognize for vesting and eligibility purposes the service of such persons under the HCC Pension Plan. Within five Business Days after Hoechst receives notice that such Continued Employees have received such recognition, Hoechst shall pay to Dade $2.1 million, plus interest at the Prime Rate, from the Closing Date to the actual date of payment.

          (b) Prior to June 30, 1997, the U.S. Company shall establish a retention bonus program which shall provide retention bonuses to all or a select group of the Continued Employees upon satisfaction of the conditions set forth in the program. The U.S. Company's payment under this program shall not be less than $1.8 million, and no payment shall be made thereunder prior to nine months after the Closing Date. The total amount of the payments called for by any such program shall reduce Net Assets as of the Closing Date.

      8.8 InfraServ Employees.  In the event any person employed by InfraServ
          -------------------
becomes an employee of Dade (or an affiliate) after the Closing Date, the principles of this Article 8 shall apply to such person as of the date of employment with Dade (or the affiliate), and, to the extent Dade (or the affiliate) assumes any obligation or liability related to such person's employment with InfraServ, Hoechst shall cause Dade to be reimbursed for such amounts in a manner consistent with this Article.

                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

      9.1 Amendment and Waiver.  This Agreement may be amended, or any provision
          --------------------
of this Agreement may be waived, so long as any such amendment or waiver is set forth in a writing executed by each party hereto. No course of dealing between or among the parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

      9.2 Financial Information.
          ---------------------

          (a) Hoechst shall furnish or shall cause Hoechst's independent accountants to furnish to Dade, at Hoechst's expense, audited financial statements for the Business for the fiscal year ended December 31, 1995 prepared in accordance with United States GAAP and in a form meeting the requirements of Regulation S-X of the Securities Act of 1933, as amended (the "Securities Act"),
                                                               --------------
together with the consent of Hoechst's independent accountants to the use of their reports thereon (such consent to also be supplied with respect to the audited financial statements for the fiscal year ended December 31, 1996). Hoechst shall provide (or cause its independent accountants to provide) such audited financial statement on or prior to July 15, 1997; provided that Hoechst
                                                          --------
shall use reasonable best efforts to promptly cause the delivery of such audited financial statement as soon as practicable after the execution of this Agreement. Hoechst shall cooperate with Dade and shall furnish to Dade unaudited interim financial statements for the Business as of and for the three-month period ended March 31, 1997 on or prior to August 31, 1997, the six-month period ending June 30, 1997, the nine-month period ending September 30, 1997
(if the Closing occurs after such date), and the period beginning January 1, 1997 and ending on the Closing Date on or prior to thirty days after the close of such period, and the three-, six- and nine-month periods ended March 31, 1996, June 30, 1996 and September 30, 1996 on or prior to August 31, 1997, each prepared in accordance with United States GAAP and in a form meeting the requirements of Regulation S-X of the Securities Act; provided that Hoechst
                                                      --------
shall use reasonable efforts to cause the delivery of such unaudited financial statements as soon as practicable after the execution of the Agreement.

          (b) Dade shall cooperate with Hoechst and shall furnish to Hoechst unaudited interim financial statements for Dade and its subsidiaries as of and for the three-month period ended March 31, 1997, the six-month period ending June 30, 1997, the nine-month period ending September 30, 1997 (if the Closing occurs after such date), on or prior to thirty days after the close of such period, and the three-, six- and nine-month periods ended March 31, 1996, June 30, 1996 and September 30, 1996 on or prior to July 15, 1997, each prepared in accordance with United States GAAP and in a form meeting the requirements of Regulation S-X of the Securities Act; provided that Dade shall use reasonable
                                      --------
efforts to cause the delivery of such unaudited financial statements as soon as practicable after the execution of the Agreement.

      9.3 Notices.  All notices, demands and other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a Business Day during regular business hours of the recipient (or, if not, on the next succeeding Business Day) or two Business Days after sent by reputable overnight express courier (charges prepaid). Unless another address is specified in writing, notices, demands and communications to Hoechst and Dade shall be sent to the addresses indicated below:

     Notices to Hoechst:
     ------------------

     Hoechst AG
     Bruningstrae 50
     D-65929 Frankfurt a.M.
     Germany
     Attn: Chairman of the Management Board

     with a copy (which shall not constitute notice hereunder) to:
     ------------------------------------------------------------

     Hoechst Celanese Corporation
     P.O. Box 4915
     30 Independence Boulevard
     Warren, NJ  07060-4915
     Attn: General Counsel

     and

     Shearman & Sterling
     599 Lexington Avenue
     New York, New York 10022
     U.S.A.
     Attn:  Creighton O'M. Condon

     Notices to Dade:
     ---------------

     Dade International
     1717 Deerfield Road
     P.O. Box 778
     Deerfield, Illinois  60015
     U.S.A.
     Attn:     President

     with copies  (which shall not constitute notice hereunder) to:
     --------------------------------------------------------------

     Dade International
     1717 Deerfield Road
     P.O. Box 778
     Deerfield, Illinois 60015
     U.S.A.
     Attn:  General Counsel

     Bain Capital, Inc.
     Two Copley Place
     Boston, Massachusetts  02116
     U.S.A.
     Attn:  Stephen G. Pagliuca
            John Connaughton

     Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004
     U.S.A.
     Attn: Joseph H. Gleberman
           Neal Moszkowski

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois  60601
     U.S.A.
     Attn:  Jeffrey C. Hammes

     and

     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, NY 10004
     Attn:  Lee Parks

      9.4 Assignment.
          ----------

          (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either party hereto without the prior written consent of the other party.

          (b) Notwithstanding the provisions of Section 9.4(a) above, Dade may, in its sole discretion, but subject to the provisions of Section 7.10, assign (with guarantees reasonably satisfactory to Hoechst) in whole or in part, its rights and obligations pursuant to this Agreement (excluding the right to acquire all or a portion of the Stock) to one or more of its affiliates, and Dade may, in its sole discretion, direct Hoechst to convey the Stock, in whole or in part, to one or more of its wholly owned subsidiaries. Dade may assign all or any portion of this Agreement, including its rights to indemnification, to any of its or its subsidiaries' lenders as collateral security. After the Closing, Dade may assign (with guarantees reasonably satisfactory to Hoechst) this Agreement and its rights and obligations hereunder to any purchaser of, or successor to, at least 80% of the assets of Dade and its subsidiaries.

          (c) Notwithstanding the provisions of Section 9.4(a), Hoechst may, in its sole discretion, but subject to the provisions of Section 7.10, assign (with guarantees reasonably satisfactory to Dade), in whole or in part, its rights and obligations pursuant to this Agreement (excluding the right to acquire all or a portion of the Common Stock and the Class L Common, Series B) to one or more of its wholly owned subsidiaries, and Hoechst may, in its sole discretion, direct Dade to convey the Common Stock and the Class L Common, Series B, in whole or in part, to one or more of its wholly owned subsidiaries. Hoechst may assign all or any portion of this Agreement, including the rights to indemnification, to any of its or its subsidiaries' lenders as collateral security. After the Closing, Hoechst may assign (with guarantees reasonably satisfactory to Dade) this Agreement and its rights and obligations hereunder to any purchaser of, or successor to, at least 80% of the assets of Hoechst and its subsidiaries.

      9.5 Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but, if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      9.6 Captions.  The captions used in this Agreement are for convenience of
          --------
reference only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

      9.7 Complete Agreement.  This Agreement and the agreements and documents
          ------------------
referred to herein contain the complete agreement between the parties and supersede any prior understand ings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

      9.8 Counterparts.  This Agreement may be executed in multiple counterparts
          ------------
all of which taken together shall constitute one and the same agreement.

      9.9 GOVERNING LAW.  THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS
          -------------
AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.   SUBJECT TO SECTIONS 7.8
AND 9.11, EACH OF HOECHST AND DADE HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY OVER ANY LAWSUIT PERMITTED UNDER THIS AGREEMENT AND

WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH OF HOECHST AND DADE HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO HOECHST OR DADE AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, SECTION 9.3 ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH OF HOECHST AND DADE HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS SECTION 9.9 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

     9.10 No Strict Construction; Word Meanings.  The language used in this
          -------------------------------------
Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term "including" as used herein shall be by
                                          ---------
way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. The use of the words "or," "either" and "any"
                                                     --    ------       ---
shall not be exclusive.

     9.11 Specific Performance.  Each of the parties acknowledges and agrees
          --------------------
that the other party would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties agrees that, subject to the provisions of Section 7.8(f) hereunder, the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     9.12 No Third-Party Beneficiaries.  This Agreement is for the sole benefit
          ----------------------------
of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and their permitted assigns, any legal or equitable rights hereunder.

     9.13 Schedules.  Nothing in any Schedule attached hereto shall be adequate
          ---------
to disclose an exception to a representation or warranty made in this Agreement unless such Schedule expressly identifies the exception. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless such exception is disclosed as provided herein on each such other applicable Schedule.

     9.14 Schedules and Exhibits.  All Schedules and Exhibits attached hereto
          ----------------------
or, referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     9.15 Currency.  Unless otherwise stated, all dollar amounts set forth
          --------
herein are expressed in United States currency.

     9.16 Inconsistencies.  If there is any inconsistency between this Agreement
          ---------------
and any other Combination Document or Restructuring Agreement, then the provisions of this Agreement will control.

     9.17  Delivery by Facsimile. The Combination Documents and any signed
           ---------------------
agreement or instrument entered into in connection therewith or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract, and each such party forever waives any such defense.

     9.18 Definition of Knowledge.  For purposes of this Agreement, the
          -----------------------
capitalized term "Knowledge" when used (a) with respect to Hoechst, shall mean
                  ---------
the actual knowledge of the individuals listed on the attached Hoechst Key
                                                               -----------
Employee Schedule and (b) with respect to Dade, shall mean the actual knowledge
-----------------
of the individuals listed on the attached Dade Key Employee Schedule.
                                          --------------------------

     9.19 Definition of Affiliate.  For purposes of this Agreement, the
          -----------------------
uncapitalized term "affiliate" shall mean, with respect to any Person,  any
                    ---------
other Person controlling, controlled by, or under common control with such Person; it being understood that Hoechst shall not, for purposes of this definition, be deemed to be in control of (a) Dade or its subsidiaries or (b) any Acquired Entity once such Acquired Entity has been acquired by Dade or one of its subsidiaries.

     9.20 Definition of Governmental Entity.  For purposes of this Agreement,
          ---------------------------------
the capitalized term "Governmental Entity" will mean any foreign or domestic
                      -------------------
government, agency, governmental department, commission, board, bureau, court, arbitration panel or instrumentality or any state or other political subdivision thereof (whether now or hereafter constituted and/or existing) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     9.21 Definition of Person.  For purpose of this Agreement, the capitalized

          --------------------
term "Person" will mean any individual, partnership, joint venture, corporation,
      ------
limited liability company, trust, unincorporated organization, Governmental Entity or other entity.

      9.22  Definition of  Ordinary Course of Business.  For purposes of this
            ------------------------------------------
Agreement, the uncapitalized term "ordinary course of business" will mean the
                                   ---------------------------
ordinary course of business consistent with past practice.

      9.23  Definition of Applicable Law.  For purposes of this Agreement,
            ----------------------------
the capitalized term "Applicable Law" will mean any statute, ordinance, code,
                      --------------
action, law, treaty, rule or regulation, determination or direction of an arbitrator or Governmental Entity.

      9.24  Definition of Business Day.  For purposes of this Agreement, the
            --------------------------
capitalized term "Business Day" shall mean any day that is not a Saturday, a
                  ------------
Sunday or any other day on which banks are required or authorized by law to be closed in the State of New York, the City of New York or the Federal Republic of Germany.

      9.25  Definition of Indemnified Liability.  For purposes of this
            -----------------------------------
Agreement, the capitalized term "Indemnified Liability" will mean:
                                 ---------------------

          (a) the following liabilities or obligations of the Hoechst Entities (including the Acquired Entities) that arise out of or relate to the ownership, use or operation of the Business or Business Assets on or prior to Closing, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due, and regardless of when or by whom asserted (but shall not include any liability or obligation if and to the extent that such liability or obligation reduced the amount of Net Assets):

               (i) subject to the provisions of Section 7.17, any intercompany payables or payables, obligations or liabilities to any Hoechst, any affiliate thereof or any related party;

               (ii) any liability or obligation relating to indebtedness for borrowed money or guarantees of any of the foregoing (whether for principal, interest, penalties, fees, expenses or otherwise);

               (iii) any liability or obligation in respect of any assets set forth on the attached Excluded Assets Schedule (including under any
                           ------------------------
     Contracts related thereto);

               (iv) retention, bonus and other agreements with employees (A) made in contemplation of the transactions contemplated hereby or (B) otherwise entered into after December 31, 1996 (other than in the ordinary course of business), including any senior executive agreements entered into by any Hoechst Entity (including the Acquired Entities) prior to the Closing;

               (v) liabilities and obligations arising from or in connection with Goodwill Termination Claims as set forth in Section 3.2(h)(iii) hereunder; and

               (vi) any Loss arising from the failure to obtain the Consents identified with double asterisks on the Hoechst Conflicts Schedule, provided
                                        ------- --------- --------
that any such Losses shall be limited by the Consent Indemnity Limit, if any, agreed to prior to Closing pursuant to Section 1.4(b);

          (b) liabilities and obligations of the Hoechst Entities (including the Acquired Entities), whether accrued, absolute or contingent, whether known or unknown, whether due or to become due, and regardless of when or by whom asserted (but shall not include any liability or obligation if and to the extent that such liability or obligation reduced the amount of Net Assets) which are unrelated to the Business (including any obligations or liabilities related to discontinued or disposed operations and including any guarantees of any obligations unrelated to the Business) or relating to any facility or property (or operations conducted thereon) no longer utilized by the Business (including any offsite waste disposal or management locations unrelated to the Business); and

          (c) the costs of services provided under the Transition Services Agreement as incurred by Dade or its affiliates if and to the extent that pricing thereof exceeds the amount described in clause (x) of Section 2.1(g) for the period ending 24 months after the Closing Date.

For purposes of this Section 9.25 and Section 7.2, "Hoechst Entities" shall be
                                                    ----------------
deemed to include all affiliates of the Hoechst Entities and any predecessors to the Hoechst Entities and any Person with respect to which the Hoechst Entities is a successor-in-interest (including by operation of law, merger, liquidation, consolidation, assignment, assumption or otherwise).

                                 *     *     *     *     *

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                              DIAGNOSTIC HOLDINGS, INC.


                                        By: /s/ Stephen G. Pagliuca
                                        Its:

                                        HOECHST AG


                                        By: /s/ K. Schnieder
                                        Its:



                                        By: /s/
                                        Its:

        The schedule and exhibits to this exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company shall furnish supplementally a copy of any schedule or exhibit to the Commission upon request.

                                  July 2, 1997


Diagnostic Holdings, Inc.
1717 Deerfield Road
Deerfield, IL 60015

Attention: Mr. Steve Pagliuca
           President
                               Supplement to the
                       Agreement and Plan of Combination
                       ---------------------------------

Dear Ladies and Gentlemen:

          Reference is hereby made to that Agreement and Plan of Combination, dated as of June 24, 1997 (the "Combination Agreement"), by and between
                                ---------------------
Diagnostic Holdings, Inc. ("Dade") and Hoechst AG.  Unless otherwise defined
                            ----
herein, terms defined in the Combination Agreement are used herein as therein defined.

          It is hereby agreed by you and the undersigned as follows:

          1. The Behring Diagnostics GmbH and Subsidiaries Combined Financial Statements, dated June 20, 1997 and delivered the date hereof (the "Combined
                                                                    --------
Statements"), as of and for the periods ended December 31, 1995 and December 31,
----------
1996, are and shall be deemed to be the Financial Statements described in
Section 4.6(a) of the Combination Agreement, as if delivered on the date of the Combination Agreement, and shall supersede any other Financial Statements in respect of such periods delivered prior to the date hereof. In addition, the Latest Balance Sheet, as such term is defined in the Combination Agreement, is and shall be deemed to be the audited combined balance sheet of the Business as of December 31, 1996 set forth in the Combined Statements.

          2. The Excluded Asset Schedule shall be amended to include, "Hoechst shall retain certain accounts receivable of Behring Diagnostics Iberica ("Iberica") in an amount equal to $25.0 million, such amount being determined in
  -------
accordance with the valuation methodology used with respect to Iberica accounts receivable in preparation of the Latest Balance Sheet." In no event shall such accounts receivable, or any reserves associated therewith, be taken into account in the calculation of Net Assets hereunder.

          3. Hoechst and Dade shall agree by July 15, 1997 upon a selection method in order to determine which accounts receivable of Iberica shall be retained by Hoechst (the "Selection Method"). In the event that no such
                          ----------------
agreement is reached by July 15, 1997, Hoechst shall be entitled to deliver to Dade a schedule of those accounts receivable that will be retained by Hoechst (the "Retained Accounts Schedule"), which shall be determined pursuant to a
      --------------------------
Selection Method selected by Hoechst and is reasonably designed to result in the retention by Hoechst of accounts receivable with characteristics (e.g. aging and collectability) that are reasonably representative of the overall accounts receivable portfolio of Iberica; provided that, in no event shall the Selection Method result in Dade obtaining accounts receivable of Iberica which, as of the Closing Date, have been outstanding for more than one year.

          4. Exhibit D attached hereto is and shall be deemed to be Exhibit D to the Combination Agreement, as if attached to, and delivered on the date of, the Combination Agreement.

          5. (a) Hoechst hereby agrees that (x) the Financial Statements reflect and the Draft Balance Sheet will reflect all of the accounts receivable of the Business as of their respective dates, (y) that all such accounts receivable of the Business arising with respect to sales to third parties are reflected on such Financial Statements and will be reflected on the Draft Balance Sheet as "trade accounts receivable," and (z) no amounts included on the Draft Balance Sheet as "trade accounts receivable" will relate to accounts receivable for sales of the kind recorded as "accounts receivable to owner" or "accounts receivable to related party" on the Latest Balance Sheet.

                (b) In addition to any other right or remedy under the Combination Agreement, if the agreement set forth in paragraph 5(a) above is breached, Hoechst and Dade agree to negotiate in good faith an appropriate amendment to the Combination Agreement, as required or desirable to address the circumstances underlying any such breach. If prior to the Termination Date, Hoechst and Dade cannot reach agreement on such amendment and the breach is a material breach, then Dade may terminate the Combination Agreement. Any such termination would have the effects set forth in Section 6.2 of the Combination Agreement.

                (c) For purposes of paragraph 5(b) above, Hoechst and Dade agree that a material breach is any adjustment exceeding $10.0 million.

          6. Section 1.4(c) of the Combination Agreement is hereby amended by inserting "and research and development expenditures" after the words "capital expenditures" therein

          This Letter Agreement shall become effective as of the date first above written when and if counterparts hereof shall have been executed and delivered by you to the undersigned. The Combination Agreement, as supplemented by this Letter Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          This Letter Agreement may be executed in counterparts which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

          This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          If you agree to the provisions of this Letter Agreement, please evidence such agreement by executing and returning the enclosed counterparts to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention:
Mr. Barry J. Benzing.


                                 HOECHST AG


                                 By:   /s/ Uwe Bicker
                                     --------------------------------
                                 Its:


                                 By:  /s/ Andreas Pollman
                                     --------------------------------
                                 Its:

Acknowledged and
agreed to as of the date
first above written:

DIAGNOSTIC HOLDINGS, INC.

By:  /s/ Stephen G. Pagliuca
    -----------------------------
Its:

                               September 29, 1997

Diagnostics Holding, Inc.
1717 Deerfield Road
Deerfield, IL  60015

Attention:  Mr. John Connaughton
            Vice President

                            Second Supplement to the
                       Agreement and Plan of Combination
                       ---------------------------------

Dear Ladies and Gentlemen:

     Reference is hereby made to the Agreement and Plan of Combination, dated as of June 24, 1997 (as supplemented, the "Combination Agreement"), by and between
                                        ---------------------
Diagnostics Holding, Inc. ("Dade") and Hoechst AG ("Hoechst").  Unless otherwise
                            ----                    -------
defined herein, terms defined in the Combination Agreement are used herein as therein defined.

     It is hereby agreed by you and the undersigned as follows:

     1. Dade and Hoechst agree that the requirements of Section 1.4(b) of the Combination Agreement have been satisfied and that neither Dade nor Hoechst shall be permitted to terminate the Combination Agreement pursuant to Section 6.1(h) of the Combination Agreement. Dade and Hoechst also agree that Hoechst shall not be liable to Dade or any other Dade Party for any Loss or obligation arising from or in connection with the failure to obtain the Consents identified with double asterisks on the Hoechst Conflicts Schedule, provided that the foregoing shall not relieve Hoechst of any obligation after the date hereof under Sections 3.2(g) or 7.7 of the Combination Agreement.

     2. Section 9.25(a)(vi) of the Combination Agreement is hereby deleted in its entirety and replaced with "(vi) [INTENTIONALLY OMITTED]."

     3. Dade and Hoechst agree that the requirements of Section 1.4(c) of the Combination Agreement have been satisfied and that Dade shall not be permitted to terminate the Combination Agreement pursuant to Section 6.1(i) of the Combination Agreement. Dade acknowledges and agrees that the level of capital expenditures and the research and development expenditures of the Business reflected in the unaudited Financial Statements as of and for the period ending June 30, 1997 are at least consistent with the conduct of the Business in the ordinary course for such period.

     4. Section 1.4(a) of the Combination Agreement is hereby deleted in its entirety and replaced with "(a) 'Restructuring Documents' shall mean the
                                         -----------------------
        restructuring documents listed on the attached Exhibit C" and Dade
                                                       ---------
        agrees that it shall not be permitted to terminate the Combination Agreement pursuant to Section 6.1(d) of the Combination Agreement.

     5. On or prior to the Closing Date, Hoechst shall cause to be contributed in cash to HDHC the sum of U.S. $10 million. Such amount shall be on deposit in immediately available funds in an account owned and controlled by HDHC (which account will be identified in a written notice delivered by Hoechst to Dade at least three Business Days prior to Closing) on and immediately after the Closing and shall not be taken into account in the determination of Net Assets.

     6. Pursuant to Section 1.4(d), the rights of Hoechst under paragraphs 1, 6(b), 10(b)(i) and 10(b)(iii) of the Stockholders Agreement are and shall be deemed to be "Designation Rights" for purpose of Section 7.6(a) of the Combination Agreement and Dade shall not be permitted to terminate the Combination Agreement pursuant to Section 6.1(j) of the Combination Agreement.

     7. Section 7.6(a)(y)(A) of the Combination Agreement is hereby amended by deleting the words "(or if Dade so requests, Hoechst waives)" after the words "the date on which Hoechst no longer has" and replacing such deleted words with "(or Hoechst waives)."

     8. The second sentence of Section 7.6(a) of the Combination Agreement is hereby amended by deleting the words "within two years after Hoechst's acquisition of such human in vitro diagnostics business" after the words "shall consummate such sale" and replacing such deleted words with "as soon as reasonably practicable after all necessary approvals are obtained and in any event within one year after entering into such agreement."

     This Letter Agreement shall become effective as of the date first above written when and if counterparts hereof shall have been executed and delivered by you to the undersigned. The Combination Agreement, as supplemented by this Letter Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     This Letter Agreement may be executed in counterparts which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by telecopier shall have the same effect as delivery of a manually executed counterpart of this Letter Agreement.

     This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If you agree to the provisions of this Letter Agreement, please evidence such agreement by executing and returning the enclosed counterparts to Shearman & Sterling, Couvenstrae 8, D-40211 Dusseldorf, Germany, Attention: Dr. Alfred Kossmann.

                              HOECHST AG



                              By:  /s/ Andreas Pollman
                                 -------------------------------

                              Its:
                                 -------------------------------


                              By:
                                 -------------------------------

                              Its:
                                 -------------------------------

Acknowledged and agreed to
as of the date first above written:

DIAGNOSTICS HOLDING, INC.



By: /s/ John Connaughton
   ----------------------------
Its:  Vice President

                               September 30, 1997

Diagnostics Holding, Inc.
1717 Deerfield Road
Deerfield, IL  60015

Attention:  Mr. John Connaughton
            Vice President

                            Third Supplement to the
                       Agreement and Plan of Combination
                       ---------------------------------

Dear Ladies and Gentlemen:

          Reference is hereby made to the Agreement and Plan of Combination, dated as of June 24, 1997 (as supplemented, the "Combination Agreement"), by and
                                                 ---------------------
between Diagnostics Holding, Inc. ("Dade") and Hoechst AG ("Hoechst").  Unless
                                    ----                    -------
otherwise defined herein, terms defined in the Combination Agreement are used herein as therein defined.

          It is hereby agreed by you and the undersigned as follows:

          1. Section 1.2 of the Combination Agreement is hereby deleted in its entirety and shall be replaced by the following:

          "1.2   Consideration for Transfer of Stock to Dade.  In consideration
                 -------------------------------------------
     for the Stock (the "Purchase Price"), Dade shall:   sell, transfer and
                         --------------
     deliver, free and clear of all Liens, to Hoechst 5,198,323 shares of Common Stock of Dade, par value $.01 per share ("Common Stock"), and 504,060
                                               ------------
     shares of Class L Common Stock, Series B, of Dade, par value $.01 per share ("Class L Common, Series B"); issue to Hoechst a warrant (the "Warrant")
       ------------------------                                      -------
     in form and in substance as set forth in Exhibit A attached hereto,
                                              ---------
     initially exercisable into 1,279,587 shares of Common Stock and 124,076 shares of Class L Common, Series B; and transfer and deliver to Hoechst $100,000 in immediately available funds.";

          2. Dade hereby represents and warrants that as of September 30, 1997 the aggregate Unpaid Yield (as such term is defined in the Company's Second Amended and Restated Certificate of Incorporation) on the Class L Common (as defined in the Stockholders Agreement) is equal to $16,632,664;

          3. Dade hereby agrees that in the event that Dade issues from the date hereof up to 31,965.77 shares of Class L Common or Class L Common, Series B, to Behring members of the management of the Business, Dade shall also issue and deliver for a nominal price per share to Hoechst such number of shares of Class L Common, Series B, and a Warrant exercisable into such number of shares of Class L Common, Series B, such that Hoechst shall own the same percentage of the outstanding shares of Class L Common, Series B, and Warrants exercisable into the same percentage of shares of Class L Common, Series B, respectively, after such issuance as it owned immediately prior to such issuance;

          4. Hoechst hereby confirms to Dade that the appropriate personnel of the Business have been notified and instructed to permanently discontinue, as of the Closing, all sales and other related activities of the Business in or to Iran, North Korea and Cuba;

          5. In determining the PBO Shortfall (as set forth in Section 8.3 of the Combination Agreement), the applicable exchange rate shall be the New York noon time exchange rate applicable to the relevant currencies on December 31, 1996 as published by The Wall Street Journal, or, if not published therein on such date, as published therein on the last date prior to December 31, 1996 on which such exchange rate was published;

          6. Within six months after the Closing, Dade shall amend the Certificate of Incorporation of Dade International, Inc., a Delaware corporation and a wholly owned subsidiary of Dade ("Dade Operating"), whereby the name of
                                        --------------
Dade Operating shall be changed to "Dade Behring Inc.";

          7. Without limiting and in connection with paragraph 6 above, Hoechst hereby waives the Closing condition set forth in Section 2.2(f)(i)(C) of the Combination Agreement;

          8. Dade hereby acknowledges that nothing contained in the Transitional Services Agreement shall require Hoechst or any Service Entity (as such term is defined in the Transitional Services Agreement) to make any payment of money on behalf of Dade or any of the Acquired Entities, including but not limited to in connection with payroll services referred to in Section 9 below, unless Dade or such Acquired Entity shall have paid in advance the relevant funds (provided that, unless Dade or the relevant Acquired Entity has actual knowledge of the amount, Dade shall have received 3 Business Days prior notice of the amount of such funds) to Hoechst or the relevant Service Entity, and in the event Hoechst or a Service Entity makes a payment on behalf of Dade or any of the Acquired Entities without having received the full amount of such payment, Dade or the relevant Acquired Entity shall promptly reimburse Hoechst or the relevant Acquired Entity for such payment with interest from the date such amount was paid at the Prime Rate. Any excess amounts advanced by Dade or an Acquired Entity shall be promptly repaid with interest from the date paid at the Prime Rate;

          9. In connection with payroll services provided to Dade or any Acquired Entity by Hoechst or any Service Entity pursuant to the Transitional Services Agreement, Dade shall indemnify and hold harmless Hoechst or any Service Entity for any liability to any employee of Dade or any Acquired Entity resulting from the failure by Dade or the relevant Acquired Entity to pay in advance (provided, unless Dade or the relevant Acquired Entity has actual knowledge of the Amount, Dade or such Acquired Entity shall have received 3 Business Days prior notice of the amount) the amount of any payment of money to be made by Hoechst or a Service Entity on behalf of Dade or any Acquired Entity;

          10. Dade shall cause Dade Operating to guarantee the payment in full of all obligations for the payment of money of Behring Diagnostics, Inc. under the Transitional Services Agreement;

          11. Hoechst hereby agrees to cause InfraServ to provide for a period of no less than twenty (20) years from the Closing Date access to and use of parking places at the Marburg site in Gorzhausen and Hinkelbachtal (the "Parking Service"), with (i) the amount and nature of the Parking Service being
----------------
consistent with the amount and nature of such services provided to the GMBH Company during 1996 (taking into consideration the number of parking places on any real property owned by the GMBH Company at the Marburg site) and (ii) the price for such Parking Service being no higher than the price charged to any other resident at Gorzhausen;

          12. (a) Hoechst hereby covenants and agrees that as soon as practicable after the Closing and for a period ending on the earlier of 180 days after Closing and the making of the Build Election, Hoechst shall cause Centeon Pharma GmbH ("Centeon") to offer to enter into a written sublease agreement (the
              -------
"Transition Sublease") with the GMBH Company for the premises currently owned
 -------------------
and occupied by the GMBH Company on the 5th floor of the M300 building at the Marburg site (the "M300 Premises"), on the following terms and conditions:
                   -------------

   Term:  Minimum five (5) year initial term, with the right of the GMBH
   ----
          Company to terminate upon one (1) year written notice. Hoechst shall use its reasonable efforts to obtain a longer initial term and additional option periods.

   Centeon Termination Right:
   -------------------------
          In the event that Centeon will lose its FDA or similar manufacturing permits (a "Permit Loss") by reason of the GMBH Company's or its
                      -----------
          successors' occupancy of the M300 Premises, Centeon shall have the right to terminate (the "Centeon Termination Right") the sublease with
                                   -------------------------
          such notice period as permitted by the relevant regulatory authority (which period Centeon will use its best efforts to have be as long as possible) and in no event less than 12 months. In the event Centeon exercises this right to terminate the sublease, Hoechst shall provide the GMBH Company a suitable alternative location in the Marburg area to the M300 Premises reasonably acceptable to the GMBH Company and shall reimburse the GMBH Company for all reasonable costs ("Moving
                                                                      ------
          Costs") associated with establishing, moving to and occupying such
          -----
          alternative location in excess of the costs of occupying the M300 Premises for the remainder of the initial five (5) year term and for the cost of replacing any fixed assets which could not be moved from the M300 Premises. If the GMBH Company can take certain actions with respect to its use of the M300 Premises which would prevent a Permit Loss, the GMBH Company can void the exercise of the Centeon Termination Right by taking such actions. The costs of such actions, but in no event more than the Moving Costs, shall be paid by Hoechst. In the event that as a result of the exercise of the Centeon Termination Right the GMBH Company moves the operations conducted at the M300 Premises out of the Marburg site, Hoechst shall cause InfraServ to negotiate in good faith appropriate adjustments to the terms of the InfraServ Agreement, including appropriate reductions of the minimum purchase requirements set forth therein.

  Rent:   Historical 1996 rent paid to Centeon, plus DM 90,000 per year paid
  ----
          to Hoechst.

  Other:  All other terms and conditions as currently exist between Centeon
   -----
          and the GMBH Company, and the other standard terms and conditions for such sublease agreements in Germany.

          (b) Hoechst shall use its reasonable efforts for a period no longer than five (5) years to cause Centeon to enter into, in substitution for the Transition Sublease, a written, long-term sublease agreement the ("Long-Term
                                                                   ---------
Agreement") for the M300 Premises on the following terms and conditions:
---------

  Term:   Five (5) year initial term, with the GMBH Company's right to renew
  ----
          for three (3) successive 5-year terms, with the right of the GMBH Company to terminate upon two (2) years written notice.

  Rent:   For the first ten (10) years, historical 1996 rent paid to Centeon,
  ----
          plus DM 90,000 per year paid to Hoechst; thereafter, fair market rent.

  Other:  All other terms and conditions as mutually agreed upon by Centeon
  -----
          and the GMBH Company.

          (c) In the event that within 179 days after the Closing Date the GMBH Company has not entered into the Long-Term Agreement or the Transition Sublease, the GMBH Company may elect to terminate the existing lease arrangements, effective no sooner than twelve (12) months after the date of such election, and to build at the Marburg site an alternative manufacturing facility for the operations conducted at the M300 Premises (a "Build Election"). The GMBH
                                              --------------
Company may also make a Build Election within twelve (12) months following exercise by Centeon of a Centeon Termination Right. Upon making a Build Election, the GMBH Company shall be entitled to lease from InfraServ, and Hoechst shall cause InfraServ to lease to the GMBH Company, a parcel of land (having sufficient size and characteristics necessary or reasonably desirable for the GMBH Company's full use and enjoyment of the proposed manufacturing facility) at Gorzhausen, such parcel to be the parcel available nearest to the GMBH Company's existing manufacturing facilities at Gorzhausen. The lease of such parcel shall be rent-free for an initial period of twenty (20) years and shall thereafter have a fair market rental which amount per square meter shall be no greater than the lowest land parcel rental charged to any other site resident for comparable parcels of land.

          (d) In connection with a Build Election, Hoechst shall reimburse the GMBH Company for the reasonable costs associated with establishing, moving to and occupying the newly built manufacturing facility and for the cost of replacing any fixed assets which could not be moved from the M300 Premises.

          (e)    In no event shall the total liability of Hoechst under this
Section 12 for reimbursement of costs in connection with a relocation from the M300 Premises or actions to void a Centeon Termination Right exceed U.S.$500,000.00.

          13. Hoechst hereby covenants and agrees that as soon as practicable after the Closing, but in no event later than October 31, 1997, Hoechst will cause the current owner(s) and/or lessee(s) (the "Japan Landlord") to enter into
                                                  --------------
a written lease agreement with Dade or a subsidiary of Dade for the manufacturing premises currently used and occupied by the Business in Japan (the "Japan Premises"), on the following terms and conditions:
 --------------

  Term:   Two (2) year initial term, with right of the GMBH Company to
  ----
          terminate upon a notice to be agreed upon.
  Rent:   Historical 1996 rent.
  ----

  Other:  All other terms and conditions as currently exist between the Japan
  -----
          Landlord and the Business, and the other standard terms and conditions for such lease agreements in Japan.

          14. Hoechst hereby covenants and agrees that as soon as practicable after the Closing, Hoechst will cause Hoechst Italia, S.p.A. ("Hoechst Italia")
                                                               --------------
to take all actions, execute such deeds and agreements, and obtain all third party consents to: (i) convey to Istituto Behring S.p.A. ("Istituto Behring") a
                                                           ----------------
fee simple interest in (A) its land located in Scoppito, L'Aquila, Italy (the

"Scoppito Land") which is currently used and occupied by Istituto Behring and
--------------
(B) the related improvements to the Scoppito Land, for a nominal amount; (ii) terminate the lease agreement between Hoechst Italia and Istituto Behring; and
(iii) cause the mortgage on the Scoppito Land (in addition to other land owned by Hoechst Italia) in favor of Istituto Mobiliare Italiano S.p.A. ("IMI") (with
                                                                    ---
such mortgage securing a loan from IMI to Hoechst Italia for an aggregate amount (principal and interest) equal to 2,510,000,000 Italian lira) (the "Mortgage")
                                                                    --------
to be released from the Scoppito

Land, including, without limitation, taking or causing to be taken such action as is necessary or useful in order to cause the above to occur, in compliance with the all formalities required under Italian law, and in form and substance reasonably satisfactory to the GMBH Company. In the event Hoechst Italia is not the sole owner of the Scoppito Land or the Scoppito Land is substantially larger than the parcel necessary for the full use and enjoyment of the building occupied by Istituto Behring (the "Behring Building") or other buildings and
                                   ----------------
improvements are located on the Scoppito Land, and in any of the foregoing cases the Scoppito Land cannot be appropriately subdivided, then Istituto Behring shall receive a long-term lease or other comparable property rights to that part of the Scoppito Land necessary for the full use and enjoyment of the Behring Building by Istituto Behring, which lease or other property rights shall be comparable to a mortgage free, fee simple ownership interest (e.g. a 999 year lease). Hoechst shall cause Hoechst Italia and Dade shall cause Istituto Behring to agree on reasonable rights of way, easements and similar mutual encumbrances to allow both Hoechst Italia and Istituto Behring to use and develop their adjoining land.

     This Letter Agreement shall become effective as of the date first above written when and if counterparts hereof shall have been executed and delivered by you to the undersigned. The Combination Agreement, as supplemented by this Letter Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     This Letter Agreement may be executed in counterparts which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by telecopier shall have the same effect as delivery of a manually executed counterpart of this Letter Agreement.

     This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                         *    *     *    *

     If you agree to all of the terms and provisions this Letter Agreement, please evidence such agreement by executing and returning the attached copy of this Letter Agreement in the space indicated below and returning it to:
Shearman & Sterling, Couvenstrasse 8, 40211 Dusseldorf, GERMANY, Attention: Dr. Alfred Kossmann.

                              HOECHST AG



                              By: /s/ Tina Preissler
                                 ---------------------------------
                                 Name:   Tina Preissler
                                        ---------------------------------
                                 Title:  Attorney-in-fact
                                        ---------------------------------


                              By:
                                 ---------------------------------
                                 Name:
                                        ---------------------------------
                                 Title:
                                        ---------------------------------

Agreed and accepted as of the date first written above:

DIAGNOSTICS HOLDING, INC.


By:  /s/ John Connaughton
    ---------------------------------
    Name: John Connaughton
           ---------------------------------
    Title:  Vice President
           ---------------------------------